Exhibit 10.4

Execution Version

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”) is dated as of February 21, 2024 and is entered into by FRANKLIN STREET PROPERTIES CORP., a Maryland corporation (the “Company”), the other Persons listed on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”) and Acquiom Agency Services LLC, as Collateral Agent (in such capacity, “Collateral Agent”) and is made with reference to that certain NOTE PURCHASE AGREEMENT dated as of October 24, 2017 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Note Purchase Agreement” and after giving effect to this Amendment, the “Note Purchase Agreement”) by and among the Company and the Purchasers from time to time party thereto.  Pursuant to the Existing Note Purchase Agreement, the Company issued $116,000,000 aggregate principal amount of its 3.99% Series A Senior Notes due December 20, 2024 (the “Existing Series A Notes”) and $84,000,000 aggregate principal amount of its 4.26% Series B Senior Notes due December 20, 2027 (the “Existing Series B Notes” and, together with the Existing Series A Notes, collectively, the “Existing Notes”).  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Note Purchase Agreement (after giving effect to this Amendment).

RECITALS

WHEREAS, pursuant to Section 17 of the Existing Note Purchase Agreement, the Company and the Purchasers desire to amend certain provisions of the Existing Note Purchase Agreement and the Existing Notes, and are willing to agree to such amendments on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT

A.As of the First Amendment Effective Date (defined below), the Existing Note Purchase Agreement and Schedule A thereto (but excluding the other schedules and exhibits to the Existing Note Purchase Agreement which shall remain in full force and effect, unless expressly amended pursuant to this Amendment) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Note Purchase Agreement and Schedule A thereto attached as Exhibit A hereto, and any such term or provision of Exhibit A which is different from that set forth in the Existing Note Purchase Agreement and Schedule A thereto shall be replaced and superseded in all respects by the terms and provisions of the Note Purchase Agreement and Schedule A thereto attached as Exhibit A hereto.

B.Schedule 1(a) to the Note Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 1(a) attached hereto.

C.Schedule 1(b) to the Note Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 1(b) attached hereto.

D.Schedule 5.4 to the Note Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 5.4 attached hereto.

E.Schedule 5.5 to the Note Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 5.5 attached hereto.

F.Schedule 5.10 to the Note Purchase Agreement is hereby added in the form attached as Schedule 5.10 attached hereto.

G.Schedule 5.20 to the Note Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 5.20 attached hereto.

H.The Purchaser Schedule to the Note Purchase Agreement is hereby deleted in its entirety and replaced with the Purchaser Schedule attached hereto.

SECTION II.AMENDMENT AND RESTATEMENT OF EXISTING NOTES

As of the First Amendment Effective Date, (i) the Existing Series A Notes shall be amended and restated as set forth in Exhibit B hereto (as so amended and restated, the “Series A Notes”) and (ii) the Existing Series B Notes shall be amended and restated as set forth in Exhibit C hereto (as so amended and restated, the “Series B Notes” and, together with the Series A Notes, collectively, the “Notes”).  The terms of the Existing Series A Notes and the Existing Series B Notes are hereby, without any further action required on the part of any other Person, deemed to be automatically amended and restated to conform to and have the terms provided in Exhibit B and Exhibit C, as applicable, to this Amendment (completed with the applicable principal amount and Purchaser). Any Series A Note or Series B Note issued on or after the First Amendment Effective Date shall be in the form of Exhibit B and Exhibit C, as applicable, to this Amendment Agreement.

SECTION III.CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date on which the following conditions precedent shall be satisfied (or effectively waived) (the “First Amendment Effective Date”):

A.Execution. The Company and each of the Purchasers under the Existing Note Purchase Agreement shall have executed and delivered this Amendment.

B.Certificates and Documents. The Company shall have delivered to the Purchasers, in each case, in form and substance satisfactory to the Purchasers:

1.an Officer’s Certificate, dated the date of the Amendment, certifying (w) that the conditions specified in Sections III(F) and (G) have been fulfilled, (x) that each Consolidated Party is in compliance in all material respects with all existing

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contractual financial obligations except where the failure to comply would not reasonably be expected to have a Material Adverse Effect, (y) all governmental, shareholder and third party consents and approvals necessary for the Company to enter into this Amendment and the other Notes Documents and perform thereunder, if any, have been obtained, except where the failure to obtain would not reasonably be expected to have a Material Adverse Effect and (z) that there has been no event or circumstance since September 30, 2023 that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

2.a certificate of its Secretary or Assistant Secretary of the Company, dated the date of the Amendment, certifying as to (a) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Amendment and (b) the Company’s organizational documents as then in effect;

3.documents and certifications to evidence that the Company is validly existing and in good standing in the jurisdiction of the Company’s organization;

4.a legal opinion, dated the date of the First Amendment Effective Date, from Foley & Lardner LLP, as to the matters concerning this Amendment, the Note Purchase Agreement and the Notes as the Purchasers may reasonably request; and

5.a compliance certificate giving pro forma effect to this Amendment and all the transactions contemplated herein to occur on the First Amendment Effective Date, in form and substance reasonably satisfactory to the Purchasers.

C.Principal Prepayment of the Notes. On the First Amendment Effective Date, the Company shall prepay the Notes in an aggregate principal amount of $50,370,370, together with interest on such principal amount accrued to such date, which shall be applied $29,214,815 to the Series A Notes and $21,155,555 to the Series B Notes.  Upon and after giving effect to the consummation of the transactions contemplated by this Amendment, the aggregate principal amount of Series A Notes outstanding shall be $86,785,185 and the aggregate principal amount of Series B Notes outstanding shall be $62,844,445.

D.Principal Prepayment of the BAML Credit Agreement. On the First Amendment Effective Date, the Company shall prepay the loans under the BAML Credit Agreement in an aggregate principal amount of $22,666,667. Upon and after giving effect to such prepayment, the aggregate principal amount of the BAML Term Loans outstanding shall be $67,333,333.

E.Principal Prepayment of the BMO Credit Agreement. On the First Amendment Effective Date, the Company shall prepay the loans under the BMO Credit Agreement in an aggregate principal amount of $28,962,963. Upon and after giving effect to such prepayment, the principal amount of the BMO Term Loans outstanding shall be $86,037,037.

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F.Representations and Warranties. After giving effect to the Amendment, the representations and warranties contained in Sections 5.1, 5.2, 5.4 through 5.12, 5.16(a), (b) and (d), and 5.17 through 5.21 of the Note Purchase Agreement shall be true and correct on the First Amendment Effective Date.

G.No Default; Event of Default. No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or result from this Amendment.

H.Fees and Expenses. The Company shall have paid or reimbursed (i) all expenses required to be paid or reimbursed by the Company under the Note Purchase Agreement (including, for the avoidance of doubt, the fees and expenses of the financial advisor to the Purchasers) , in each case, to the extent reflected in an invoice to the Company by noon eastern at least one Business Day prior to such date, and (ii) all fees required to be paid by the Company on the First Amendment Effective Date pursuant to the Fee Letter, dated February 2, 2024 (the “Fee Letter”), executed by the Company and the Purchasers in connection with this Amendment.  The Company shall have paid on or before the First Amendment Effective Date the reasonable fees, charges and disbursements of the Purchasers’ counsel to the extent reflected in a statement of such counsel rendered to the Company by noon eastern at least one Business Day prior to such date.

I.Intercreditor Agreement.  The Collateral Agent, Bank of America, N.A. and Bank of Montreal shall have executed, or cause to be executed, an intercreditor agreement in form and substance acceptable to the Collateral Agent and the Purchasers (the evidence of such approval (x) in the case of the Collateral Agent, being the execution and delivery by the Collateral Agent of such intercreditor agreement, and (y) in the case of the Purchasers, being the execution and delivery by the Purchasers of this Amendment).

J.Note Certificates.  The Company shall have delivered to each Purchaser (or counsel to the Purchasers) Series A Notes and Series B Notes in the respective forms set forth in Exhibit B and Exhibit C, upon the surrender for cancellation of the corresponding Existing Notes of the same series held by such Purchaser.  Each Note shall be registered in such Purchaser’s name (or in the name of its nominee), as specified in the Purchaser Schedule.

K.Duly Executed Documents. The Company shall have received duly executed copies of (i) the Fee Letter, (ii) an amendment to the BAML Credit Agreement executed by all parties thereto as of the First Amendment Effective Date, in form and substance reasonably satisfactory to the Purchasers and (iii) an amendment to the BMO Credit Agreement executed by all parties thereto as of the First Amendment Effective Date, in form and substance reasonably satisfactory to the Purchasers (in each case, the evidence of such satisfaction being the execution and delivery by the Purchasers of this Amendment).

L.Updated Private Placement Number.  An updated Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

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M.Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such counsel may reasonably request (in each case, the evidence of such satisfaction and receipt being the execution and delivery by the Purchasers of this Amendment).

SECTION IV.REPRESENTATIONS AND WARRANTIES

In order to induce the Purchasers to enter into this Amendment and to amend the Existing Note Purchase Agreement and the Existing Notes in the manner provided herein, the Company represents and warrants as of the date hereof to the Purchasers that the following statements are true and correct in all respects:

A.Corporate Power and Authority. The Company has all requisite power and authority to enter into this Amendment, to execute and deliver the Notes, and to carry out the transactions contemplated hereby and by the Note Purchase Agreement and the other Note Documents.

B.Due Authorization. The execution, delivery and performance of the Amendment and the Notes have been duly authorized by all necessary action on the part of the Company.

C.No Conflict. The execution, delivery and performance by the Company of this Amendment and the Notes and the consummation of the transactions contemplated hereby and by the Note Purchase Agreement and the other Note Documents do not and will not violate any of the organizational documents of the Company or otherwise require any approval of any stockholder, member or partner of the Company, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date.

D.Binding Obligation. This Amendment and the Notes have been duly executed and delivered by the Company and this Amendment, the Note Purchase Agreement and the Notes are the legally valid and binding obligation of the Company, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, regardless of whether considered in a proceeding in equity or at law.

E.Absence of Events of Default. No event has occurred and is continuing or will result immediately from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default under the Note Purchase Agreement.

SECTION V.ACKNOWLEDGMENT AND CONSENT

The Company hereby acknowledges that it has reviewed the terms and provisions of the Note Purchase Agreement and this Amendment and consents to the amendment of the Note Purchase Agreement effected pursuant to this Amendment.  The Company acknowledges and

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agrees that any of the Note Documents (as they may be modified by this Amendment) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment other than to the extent expressly contemplated hereby.

SECTION VI.MISCELLANEOUS

A.Reference to and Effect on the Note Purchase Agreement and the Other Note Documents.

1.On and after the First Amendment Effective Date, each reference in the Note Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Note Purchase Agreement, and each reference in the other Note Documents to the “Note Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the Note Purchase Agreement shall mean and be a reference to the Note Purchase Agreement as amended by this Amendment.

2.Except as specifically amended by this Amendment, the Note Purchase Agreement and the other Note Documents shall remain in full force and effect and are hereby ratified and confirmed.

3.The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Purchaser under, the Note Purchase Agreement or any of the other Note Documents.

4.Each holder of a Note hereby irrevocably appoints, designates and authorizes the Collateral Agent, acting as Collateral Agent and Authorized Collateral Agent, as applicable, to take such action on its behalf under the provisions of this Amendment, each other Note Document and the Intercreditor Agreement, and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Amendment, any other Collateral Document and the Intercreditor Agreement.

B.Note Document. This Amendment shall constitute a “Note Document” for all purposes of the Note Purchase Agreement and shall be administered and construed pursuant to the terms of the Note Purchase Agreement.

C.Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.Governing Law; Jurisdiction; Waiver of Jury Trial. The provisions of Sections 22.6 and 22.7 of the Note Purchase Agreement pertaining to consent to governing law, jurisdiction, service of process, and waiver of jury trial are hereby incorporated by reference herein, mutatis mutandis.

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E.Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

F.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (e.g., “pdf” or “tif” file format) shall be effective as delivery of a manually executed counterpart of this Amendment. Any signature to this Amendment may be delivered by facsimile, .pdf, electronic mail or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

G.Waiver of Notice of Prepayment. No Make-Whole Due. Notwithstanding the provisions of Section 8.2 of the Agreement, no notice of prepayment, and no payment of a Make-Whole Amount (or certificate calculating any Make-Whole Amount), shall be required with respect to the prepayment of the Obligations on the date hereof as described in Section III.C. of this Amendment.

H.Return of Existing Notes.  Unless otherwise agreed by the Company, each Purchaser that has not returned its certificate representing an Existing Note prior to the date hereof agrees to do so promptly following the First Amendment Effective Date.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Very truly yours,

FRANKLIN STREET PROPERTIES CORP.

By:	/s/ George J. Carter
Name:	George J. Carter
Its:	Chief Executive Officer

PRUDENTIAL LEGACY INSURANCE
COMPANY OF NEW JERSEY

By:	PGIM, Inc.,
as investment manager

	By:	/s/ Paul Procyk
	Name:	Paul Procyk
	Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:	PGIM Private Placement Investors, L.P.,
as Investment Advisor

By:	PGIM Private Placement Investors, Inc.,
as its General Partner

	By:	/s/ Paul Procyk
	Name:	Paul Procyk
	Title:	Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:	PGIM Japan Co., Ltd.,
as Investment Manager

By:	PGIM, Inc.,
as Sub-Adviser

	By:	/s/ Paul Procyk
	Name:	Paul Procyk
	Title:	Vice President

THE PRUDENTIAL LIFE INSURANCE
COMPANY, LTD.

By:	PGIM Japan Co., Ltd.,
as Investment Manager

By:	PGIM, Inc.,
as Sub-Adviser

	By:	/s/ Paul Procyk
	Name:	Paul Procyk
	Title:	Vice President

THE PRUDENTIAL LIFE INSURANCE
COMPANY OF AMERICA

By:	PGIM, Inc.,
as investment manager

	By:	/s/ Paul Procyk
	Name:	Paul Procyk
	Title:	Vice President

EMPOWER ANNUITY INSURANCE
COMPANY OF AMERICA

By:	PGIM Private Placement Investors, L.P.,
as Investment Advisor

By:	PGIM Private Placement Investors, Inc.,
as its General Partner

	By:	/s/ Paul Procyk
	Name:	Paul Procyk
	Title:	Vice President

HARTFORD LIFE AND ACCIDENT
INSURANCE COMPANY
HARTFORD FIRE INSURANCE COMPANY
HARTFORD ACCIDENT AND INDEMNITY
COMPANY

By:	Hartford Investment Management
Company,
their Investment Manager

	By:	/s/ Dawn M. Crunden
	Name:	Dawn M. Crunden
	Title:	Senior Vice President

TALCOTT RESOLUTION LIFE INSURANCE
COMPANY
TALCOTT RESOLUTION LIFE AND ANNUITY
INSURANCE COMPANY

By:	Hartford Investment Management
Company,
their Investment Manager

	By:	/s/ Dawn M. Crunden
	Name:	Dawn M. Crunden
	Title:	Senior Vice President

FARM BUREAU LIFE INSURANCE COMPANY
OF MICHIGAN

By:	Harford Investment Management
Company,
its Investment Manager

	By:	/s/ Dawn M. Crunden
	Name:	Dawn M. Crunden
	Title:	Senior Vice President

KNIGHTS OF COLUMBUS LIFE ACCOUNT

By:	/s/ Gilles Marchand
Name:	Gilles Marchand
Title:	VP, Credit Investments

KNIGHTS OF COLUMBUS FPA ACCOUNT

By:	/s/ Gilles Marchand
Name:	Gilles Marchand
Title:	VP, Credit Investments

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC
a Delaware limited liability company,
its authorized signatory

	By:	/s/ Karl Goodman
	Name:	Karl Goodman
	Title:	Assistant General Counsel

	By:	/s/ Charles Schneider
	Name:	Charles Schneider
	Title:	Counsel

PRINCIPAL REINSURANCE COMPANY OF DELAWARE II

By:	Principal Global Investors, LLC
a Delaware limited liability company,
its authorized signatory

	By:	/s/ Karl Goodman
	Name:	Karl Goodman
	Title:	Assistant General Counsel

	By:	/s/ Charles Schneider
	Name:	Charles Schneider
	Title:	Counsel

COUNTRY LIFE INSURANCE COMPANY

By:	/s/ John Jacobs
Name:	John Jacobs
Title:	Director — Fixed Income

COUNTRY MUTUAL INSURANCE COMPANY

By:	/s/ John Jacobs
Name:	John Jacobs
Title:	Director — Fixed Income

AMERICAN FAMILY LIFE INSURANCE COMPANY

By:	/s/ David L. Voge
Name:	David L. Voge
Title:	Director Private Investments

ASSURITY LIFE INSURANCE COMPANY

By:	/s/ Victor Weber
Name:	Victor Weber
Title:	Senior Director - Investments

American Fidelity Assurance Company

By:	MetLife Investment Management, LLC,
Its Investment Manager

	By:	/s/ David Yu
	Name:	David Yu
	Title:	Authorized Signatory

ACQUIOM AGENCY SERVICES LLC, as
Collateral Agent

By:	/s/ Jennifer Anderson
Name:	Jennifer Anderson
Its:	Senior Director

EXHIBIT A

(Attached)

Exhibit ~~10.4~~ A

FRANKLIN STREET PROPERTIES CORP.

$200,000,000

~~3.99~~8.0% Series A Senior Notes due ~~December 20~~April 1, ~~2024~~2026

~~4.26~~8.0% Series B Senior Notes due ~~December 20~~April 1, ~~2027~~2026

NOTE PURCHASE AGREEMENT

Dated as of October 24, 2017,

as amended as of February 21, 2024

SECTION	HEADING	PAGE

SECTION 1.	AUTHORIZATION OF NOTES; INTEREST RATE	1
Section 1.1	Authorization of Notes; Notes after First Amendment Effectiveness	1
Section 1.2	Interest Rate	1
SECTION 2.	SALE AND PURCHASE OF NOTES	2
SECTION 3.	EXECUTION; CLOSING	2
SECTION 4.	CONDITIONS TO CLOSING	~~3~~2
Section 4.1	Representations and Warranties	~~3~~2
Section 4.2	Performance; No Default	~~3~~2
Section 4.3	Compliance Certificates	3
Section 4.4	Opinions of Counsel	3
Section 4.5	Purchase Permitted By Applicable Law, Etc	3
Section 4.6	Sale of Other Notes	~~4~~3
Section 4.7	Payment of Special Counsel Fees	~~4~~3
Section 4.8	Private Placement Number	~~4~~3
Section 4.9	Changes in Corporate Structure; Change of Control	4
Section 4.10	Funding Instructions	4
Section 4.11	Rating	4
Section 4.12	Material Credit Facilities	4
Section 4.13	Proceedings and Documents	4
SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	~~5~~4
Section 5.1	Organization; Power and Authority	~~5~~4
Section 5.2	Authorization, Etc	~~5~~4

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(continued)

Section 5.3	Disclosure	5
Section 5.4	Organization and Ownership of Shares of Subsidiaries; Affiliates	~~6~~5
Section 5.5	Financial Statements; Material Liabilities	6
Section 5.6	Compliance with Laws, Other Instruments, Etc	6
Section 5.7	Governmental Authorizations, Etc	~~7~~6
Section 5.8	Litigation; Observance of Agreements, Statutes and Orders	~~7~~6
Section 5.9	Taxes; REIT Status	7
Section 5.10	Title to Property; Leases	~~8~~7
Section 5.11	Licenses, Permits, Etc	8
Section 5.12	Compliance with Employee Benefit Plans	8
Section 5.13	Private Offering by the Company	9
Section 5.14	Use of Proceeds; Margin Regulations	~~10~~9
Section 5.15	Existing Indebtedness; Future Liens	10
Section 5.16	Foreign Assets Control Regulations, Etc	~~11~~10
Section 5.17	Status under Certain Statutes	11
Section 5.18	Environmental Matters	~~12~~11
Section 5.19	Solvency	12
Section 5.20	Eligible Unencumbered Pool Properties	12
Section 5.21	Collateral Documents.	12
SECTION 6.	REPRESENTATIONS OF THE PURCHASERS	12
Section 6.1	Purchase for Investment	12
Section 6.2	Accredited Investor	~~13~~12
Section 6.3	Source of Funds	13

(continued)

(continued)

(continued)

SECTION 11.	EVENTS OF DEFAULT	~~33~~36
SECTION 12.	REMEDIES ON DEFAULT, ETC	~~36~~39
Section 12.1	Acceleration	~~36~~39
Section 12.2	Other Remedies	~~36~~40
Section 12.3	Rescission	~~37~~40
Section 12.4	No Waivers or Election of Remedies, Expenses, Etc	~~37~~40
SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES	~~37~~41
Section 13.1	Registration of Notes	~~37~~41
Section 13.2	Transfer and Exchange of Notes	~~38~~41
Section 13.3	Replacement of Notes	~~38~~41
Section 13.4	Company’s Obligation to Collateral Agent to Provide the Register.	42
SECTION 14.	PAYMENTS ON NOTES	~~39~~42
Section 14.1	Place of Payment	~~39~~42
Section 14.2	Payment by Wire Transfer	~~39~~42
Section 14.3	FATCA Information	~~39~~43
SECTION 15.	EXPENSES, ETC	~~40~~43
Section 15.1	Transaction Expenses	~~40~~43
Section 15.2	Certain Taxes	~~40~~44
Section 15.3	Survival	~~40~~44
SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT	~~41~~44
SECTION 17.	AMENDMENT AND WAIVER	~~41~~44
Section 17.1	Requirements	~~41~~44
Section 17.2	Solicitation of Holders of Notes	~~41~~45

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(continued)

Section 17.3	Binding Effect, Etc	~~42~~46
Section 17.4	Notes Held by Company, Etc	~~42~~46
SECTION 18.	NOTICES	~~43~~46
SECTION 19.	REPRODUCTION OF DOCUMENTS	~~43~~47
SECTION 20.	CONFIDENTIAL INFORMATION	~~43~~47
SECTION 21.	SUBSTITUTION OF PURCHASER	~~44~~48
SECTION 22.	MISCELLANEOUS	~~45~~49
Section 22.1	Successors and Assigns	~~45~~49
Section 22.2	Accounting Terms	~~45~~49
Section 22.3	Severability	~~46~~50
Section 22.4	Construction, Etc	~~46~~50
Section 22.5	Counterparts	~~46~~50
Section 22.6	Governing Law	~~47~~50
Section 22.7	Jurisdiction and Process; Waiver of Jury Trial	~~47~~51
SECTION 23.	THE COLLATERAL AGENT	51
Section 23.1	Appointment and Authorization.	51
Section 23.2	Delegation of Duties	52
Section 23.3	Default; Collateral.	52
Section 23.4	Liability of Collateral Agent.	55
Section 23.5	Reliance by Collateral Agent.	57
Section 23.6	Notice of Default	59
Section 23.7	Successor Agent	59
Section 23.8	Expenses; Indemnity.	60

SCHEDULE A	—	Defined Terms
SCHEDULE 1(a)	—	Form of ~~3.99~~8.0% Series A Senior Note due ~~December 20, 2024~~April 1, 2026
SCHEDULE 1(b)	—	Form of ~~4.26~~8.0% Series B Senior Note due ~~December 20, 2027~~ April 1, 2026
SCHEDULE 4.4(a)	—	Form of Opinion of Special Counsel for the Company
SCHEDULE 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers
SCHEDULE 5.3	—	Disclosure Materials
SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock; Directors and Senior Officers
SCHEDULE 5.5	—	Financial Statements
SCHEDULE 5.10		Properties Disposed of After Financial Statement Date
SCHEDULE 5.15	—	Existing Indebtedness
SCHEDULE 5.20	—	Eligible Unencumbered Property Pool Properties
SCHEDULE EUPP	—	Additional Eligible Unencumbered Property Pool Requirements
SCHEDULE 9.7		Subsidiary Guarantors
SCHEDULE 10.1	—	Transactions with Affiliates
PURCHASER SCHEDULE	—	Information Relating to Purchasers

EXHIBIT A	—	Form of Pledge Agreement
EXHIBIT B	—	Form of Subsidiary Guaranty

FRANKLIN STREET PROPERTIES CORP.

401 Edgewater Place, Suite 200

Wakefield, MA 01880-6210

~~3.99~~8.00% Series A Senior Notes due ~~December 20~~April 1, ~~2024~~2026

~~4.26~~8.00% Series B Senior Notes due ~~December 20~~April 1, ~~2027~~2026

Dated as of October 24, 2017,
as amended as of February 21, 2024

TO EACH OF THE PURCHASERS LISTED IN
THE PURCHASER SCHEDULE HERETO:

Ladies and Gentlemen:

FRANKLIN STREET PROPERTIES CORP., a Maryland corporation (the “Company”), agrees with each of the Purchasers as follows:

Section 1.AUTHORIZATION OF NOTES; INTEREST RATE.

Section 1.1Authorization of Notes; Notes after First Amendment Effectiveness.

(a)~~.  The~~On the Execution Date, the Company ~~will~~agreed to authorize the issue and sale of, and on the date of Closing, the Company issued and sold, $200,000,000 aggregate principal amount of its senior notes consisting of (a) $116,000,000 aggregate principal amount of its 3.99% Series A Senior Notes due December 20, 2024 (the “Original Series A Notes”) and (b) $84,000,000 aggregate principal amount of its 4.26% Series B Senior Notes due December 20, 2027 (the “Original Series B Notes”)~~.  The Series A Notes and the Series B Notes are hereinafter referred to collectively as the “Notes.”  The Series A Notes and the Series B Notes shall be substantially in the forms set out in Schedules 1(a) and 1(b), respectively~~.  Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.

(b)On the First Amendment Effective Date, (i) each of the Purchasers shall surrender such Purchaser’s Original Series A Notes and Original Series B Notes to the Company for cancellation, and (ii) the  Company shall execute and deliver new Series A Notes in the aggregate principal amount of $86,785,185 (the “Series A Notes”) and new Series B Note in the aggregate principal amount of $62,844,445 (the “Series B Notes”), substantially in the forms set out in Schedules 1(a) and 1(b), respectively.  The Series A Notes and the Series B Notes are hereinafter referred to collectively as the “Notes.”

Section 1.2Interest Rate.  The interest rate on the Notes is set forth in the Notes; provided that from (and including) December 20, 2023 until (but excluding) the First Amendment Effective Date, interest on the Series A Notes shall accrue interest at a rate of 4.49% per annum, and interest on the Series B Notes shall accrue interest at a rate of 4.76% per annum. To the extent the aggregate principal amount of the Term Loans and the Notes (and any refinancing debt in respect thereof), collectively, exceeds $200,000,000 as of March 31, 2025 (the “Increase Date”),

interest on the Series A Notes and the Series B Notes shall accrue at a rate that is 1.00% per annum higher than the rate set forth in the Series A Notes and the Series B Notes, effective from the Increase Date.

~~.  If at any time a Below Investment Grade Event occurs, then:~~

~~(a) from the date of the occurrence of such Below Investment Grade Event to the date on which such Below Investment Grade Event is no longer continuing (as evidenced by the receipt and delivery to the holders of the Notes of written evidence of any rating of the Notes necessary to cure such Below Investment Grade Event), each Note shall bear interest at the Adjusted Interest Rate; and~~

~~(b) the Company shall promptly, and in any event within five Business Days after it has knowledge of the occurrence of such Below Investment Grade Event, notify the holders of the Notes, in writing, that such Below Investment Grade Event has occurred, which notice shall be sent in the manner provided in Section 18 and be accompanied by evidence to such effect and certifying the interest rates to be payable in respect of the Series A Notes and the Series B Notes in consequence thereof.~~

~~As used herein:  (1) “Adjusted Interest Rate” means, on any day with respect to any Note, 0.50% above the rate of interest applicable to such Note on such day pursuant to clause (a) or (b)(i), as applicable, of the first paragraph of such Note; (2) a “Below Investment Grade Event” shall occur if the then most recent rating of the Notes from any Rating Agency that is in full force and effect (not having been withdrawn) is not equal to or better than Investment Grade, provided that the failure of the Company to comply with Section 9.10 (without giving effect to any grace period) shall be deemed to constitute a Below Investment Grade Event; provided further that (i) in the event that the Notes are rated by two Rating Agencies, and there is a difference in rating between such Rating Agencies, the Below Investment Grade Event shall be determined based on the lower rating, and a Below Investment Grade Event shall be deemed to no longer exist when the lower rating is equal to or better than Investment Grade, and (ii) in the event that the Notes are rated by more than two Rating Agencies, and there is a difference in rating among such Rating Agencies, the Below Investment Grade Event shall be determined based on the second lowest rating (or, if the two lowest ratings are the same, the lowest rating), and a Below Investment Grade Event shall be deemed to no longer exist when the second lowest rating (or, if the two lowest ratings are the same, the lowest rating) is equal to or better than Investment Grade; (3) “Investment Grade” means, in respect of the Notes, a rating of (a) “BBB-” or better by S&P, (b) “Baa3” or better by Moody’s, or (c) “BBB-” or better by Fitch; and (4) “Rating Agency” means any of S&P, Moody’s or Fitch.~~

Section 2.SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 3.EXECUTION; CLOSING.

The execution and delivery of this Agreement shall occur on October 24, 2017 (the “Execution Date”).  The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 666 Fifth Avenue, 17th Floor, New York, New York 10103, at 11:00 a.m., New York, New York time, at a closing (the “Closing”) on December 20, 2017.  At the Closing, the Company will deliver to each Purchaser the Notes of each series to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes of such series in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer to the account of the Company set forth in the funding instructions delivered by the Company pursuant to Section 4.10.  If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations (other than those set forth in Section 20) under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

Section 4.CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1Representations and Warranties.  The representations and warranties of the Company in this Agreement shall be correct on the Execution Date and on the date of the Closing (except to the extent that such representations and warranties are expressly stated to be made as of a specific prior date in which case such representations and warranties shall be correct as of such specific prior date).

Section 4.2Performance; No Default.  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.  Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3Compliance Certificates.

(a)Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (2) the Company’s organizational documents as then in effect.

Section 4.4Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Wilmer Cutler Pickering Hale and Dorr LLP, special counsel for the Company, in the form set forth in Schedule 4.4(a) (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5Purchase Permitted By Applicable Law, Etc.  On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the Execution Date.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6Sale of Other Notes.  Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.

Section 4.7Payment of Special Counsel Fees.  Without limiting Section 15.1, the Company shall have paid on or before the Execution Date and the date of the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such date.

Section 4.8Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

Section 4.9Changes in Corporate Structure; Change of Control.  The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5, except after the Execution Date, as permitted by Section 10.2.  Since September 21, 2017, no Change of Control shall have occurred.

Section 4.10Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company directing the manner of the payment of the purchase price of the Notes and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11Rating.  Such Purchaser shall have received evidence that the Notes have received a rating from at least one Rating Agency.

Section 4.12Material Credit Facilities.  Such Purchaser shall have received a copy of each Material Credit Facility as in effect on the date of the Closing, which copy shall be certified as true, correct and complete and which certificate shall identify each Additional Covenant then in effect therein.

Section 4.13Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that on the Execution Date and the date of the Closing:

Section 5.1Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2Authorization, Etc.  This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3Disclosure.  The Company, through its agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P.  Morgan Securities, Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated September 2017 (the “Memorandum”), relating to the transactions contemplated hereby.  The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries.  This Agreement, the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to September 21, 2017 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since December 31, 2016, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)Schedule 5.4 contains (except as noted therein), as of the ~~Execution~~First Amendment Effective Date, complete and correct lists of (1) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and, if such Subsidiary is not a Wholly-Owned Subsidiary of the Company, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (2) the Sponsored REITs, (3) the Company’s other Affiliates (specifying which such Affiliates are Joint Ventures and Unconsolidated Affiliates)~~,~~. other than Subsidiaries, and (4) the Company’s directors and senior officers.

(b)All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than agreements documenting the Pari Passu Obligations, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5~~.~~ as of the First Amendment Effective Date  All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  ~~The~~As of the First Amendment Effective Date, the Company and its Subsidiaries do not have any Material liabilities that are not disclosed in ~~the Disclosure Documents~~such financial statements.

Section 5.6Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, except in connection with perfecting security interests and the Company’s SEC filings.

Section 5.8Litigation; Observance of Agreements, Statutes and Orders.

(a)There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)Neither the Company nor any Subsidiary is (1) in default under any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA

PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9Taxes; REIT Status.

(a)The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (1) the amount of which, individually or in the aggregate, is not Material or (2) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.  The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2013.  Neither the Company nor any Subsidiary is party to any agreement the principal purpose of which is to share tax liabilities.

(b)The Company has elected status as a real estate investment trust under section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of the Company as a real estate investment trust.  Each Subsidiary is either (1) a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, (2) a REIT, (3) a “taxable REIT subsidiary” within the meaning of Section 856(1) of the Code, (4) a partnership under Treasury Regulation Section 301.7701-3 or (5) an entity disregarded as a separate entity from its owner under Treasury Regulation Section 301.7701-3.

Section 5.10Title to Property; Leases.  The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent ~~audited~~unaudited balance sheet referred to in Section 5.5 ~~or purported to have been acquired by the Company or any Subsidiary after such date~~ (except as disclosed on Schedule 5.10 or as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11Licenses, Permits, Etc.

(a)The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks,

trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)To the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12Compliance with Employee Benefit Plans~~.~~

(a)The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans and Plans not subject to Title IV of ERISA), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with FASB ASC 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.3 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)The Company and its Subsidiaries have not previously maintained and do not have any Non-U.S. Plans.

Section 5.13Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 60 other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Notes hereunder as set forth in the Memorandum.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute any of the value of the consolidated assets of the Consolidated Parties and the Company does not have any present intention that margin stock will constitute any of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15Existing Indebtedness; Future Liens.

(a)Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of September 30, 2017 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guarantees thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to any Lien other than Liens permitted by this Agreement.

(c)Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.

Section 5.16Foreign Assets Control Regulations, Etc.

(a)Neither the Company nor any Controlled Entity (1) is a Blocked Person, (2) has been notified that its name appears or may in the future appear on a State Sanctions List or (3) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)Neither the Company nor any Controlled Entity (1) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (2) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)No part of the proceeds from the sale of the Notes hereunder:

(1)constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(2)will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(3)will be used, directly or indirectly, for the purpose of making any payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti Corruption Laws.

Section 5.17Status under Certain Statutes.  Neither the Company nor any Subsidiary is an “investment company” as defined under the Investment Company Act of 1940, or subject to regulation under the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

Section 5.18Environmental Matters.

(a)Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19Solvency.  The Company, on a consolidated basis, (a) is not insolvent nor will be rendered insolvent by the issuance of the Notes, (b) does not have unreasonably small capital with which to engage in its business, and (c) has not incurred indebtedness beyond its ability to pay such indebtedness as it matures.  The Company, on a consolidated basis, has assets having a value in excess of amounts required to pay any indebtedness.

Section 5.20Eligible Unencumbered Pool Properties.  Schedule 5.20 contains a complete and accurate list of all Properties comprising the Eligible Unencumbered Property Pool as of the ~~Execution~~First Amendment Effective Date and a description of each such Property as a CBD or Urban Infill Property or a Suburban Property.

Section 5.21Collateral Documents.When executed and delivered in accordance with the terms hereof, the Pledge Agreement will create, as security for the Notes, valid and enforceable security interests in and Liens (subject only to Permitted Liens) on all of the Collateral described therein which can be created under Article 9 of the UCC in which any Loan Party has any right, title or interest, in favor of the Collateral Agent on behalf of the secured parties defined therein, subject to no other Liens except for Permitted Liens, and except as enforceability may be limited by Debtor Relief Laws and equitable principles. When financing statements in appropriate form are filed in each applicable Loan Party’s jurisdiction of organization and in each case, all applicable filing fees have been paid, the Liens created under the Pledge Agreement will constitute perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Collateral to the extent such security interests may be perfected by the filing of a UCC financing statement in such office.

Section 6.REPRESENTATIONS OF THE PURCHASERS.

Section 6.1Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2Accredited Investor.  Each Purchaser severally represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”).  Each Purchaser further severally represents that such Purchaser has had the opportunity to ask questions of, and request information from, the Company and receive answers concerning the Company and the terms and conditions of the offering and sale of the Notes.

Section 6.3Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)the Source is a governmental plan; or

(g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.INFORMATION AS TO COMPANY.

Section 7.1Financial and Business Information.  The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:

(a)Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of

(1)a consolidated balance sheet of the Consolidated Parties as at the end of such quarter, and

(2)consolidated statements of income or operations, changes in shareholders’ equity (if then being prepared) and cash flows of the Consolidated Parties, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the

Consolidated Parties and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)Annual Statements — within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, copies of

(1)a consolidated balance sheet of the Consolidated Parties as at the end of such year, and

(2)consolidated statements of income or operations, changes in shareholders’ equity and cash flows of the Consolidated Parties for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice, proxy statement or similar document sent by the Company or any Subsidiary (i) to the administrative agent or creditors under any Material Credit Facility (excluding (A) information sent to such agent or creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability, schedule updates and compliance certificates, and (B) information provided in response to specific inquiries from such agent or any creditor under any Material Credit Facility), in each case, only if such information is not otherwise required to be provided hereunder to each Purchaser or holder of a Note that is an Institutional Investor (it being understood that the compliance certificate required pursuant to Section 7.2(a) shall be in lieu of any compliance certificate required under any Material Credit Facility)) or (ii) to its public Securities holders generally, including proxy statements, and (2) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC;

(d)Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)Employee Benefits Matters — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(1)with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the Execution Date;

(2)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(3)any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(4)receipt of notice of the imposition of any tax, penalty or other liability (whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans if such liability, when taken together with all other such liabilities then existing, could reasonably be expected to have a Material Adverse Effect;

(f)Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may reasonably request;

(h)Sponsored REIT Information — upon completion thereof, a copy of each confidential offering memorandum with respect to the offering of equity interests of a Sponsored REIT; and

(i)Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Form 10-Q or Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Purchaser or holder of a Note.

(j)Monthly Reporting Package — as soon as available, but in any event within twenty (20) days after the end of each calendar month (commencing with the calendar month ending February 29, 2024), the Monthly Reporting Package certified by a Responsible Officer as fairly presenting, in all material respects, the information contained therein, provided that, with respect to projected information, the Responsible Officer shall certify only that such information was prepared in good faith based upon assumptions that the Company believed to be reasonable at the time; and provided further that no Default or Event of Default shall arise if the Company does not deliver such Monthly Reporting Package and Responsible Officer’s certificate on or before the required delivery date if (i) the  Company receives a “failed delivery” (or similar) message from a Purchaser’s or holder’s, as applicable, primary e-mail address set forth in the applicable Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company and (ii) the Company dispatches such Monthly Reporting Package and Responsible Officer’s certificate to such Purchaser or holder pursuant to another permitted notice method hereunder within five (5) days following receipt of such message of failed delivery.

Section 7.2Officer’s Certificate.  Each set of financial statements delivered to a Purchaser or holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a)Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10.6 and each Additional Covenant that is a Financial Covenant during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations), and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence.  In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b)Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto;

(c)Eligible Unencumbered Property Pool Properties — setting forth a complete and accurate list of all Properties comprising the Eligible Unencumbered Property Pool as of the last day of the relevant quarterly or annual period, including (1) a description of each Property as a CBD or Urban Infill Property or a Suburban Property, (2) a summary of total Unencumbered NOI and occupancy rates for such Properties as of the last day of such period, and (3) a listing of all Projects under Development as of the last day of such period; and

(d)Subsidiaries, Joint Ventures, Unconsolidated Affiliates and Sponsored REITs — setting forth a list of all Subsidiaries, Joint Ventures, Unconsolidated Affiliates and Sponsored REITs as of the date of such certificate of a Senior Financial Officer, including their respective business forms and jurisdictions of organization, identifying each Subsidiary, if any, that is then a Subsidiary Guarantor and certifying that each Subsidiary, if any, that is then required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor.

Section 7.3Visitation.  The Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a)No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4Electronic Delivery.  Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b), (c), (g) ~~or~~, (h) or (j) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a)such financial statements satisfying the requirements of Section 7.1(a) or (b), the related Officer’s Certificate satisfying the requirements of Section 7.2, or any other information required under Section 7.1(c) or 7.1(j), as applicable, are delivered to each Purchaser and each holder of a Note by e-mail at the e-mail address set forth in such Purchaser’s or holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;

(b)the Company shall have timely filed such Form 10-Q or Form 10-K or a Current Report on Form 8-K, satisfying the requirements of Section 7.1(a), Section 7.1(b) or Section 7.1(g), as the case may be, with the SEC on EDGAR, as applicable, and shall have made such form and the related Officer’s Certificate (except in the case of a Form 8-K) satisfying the requirements of Section 7.2 available on its website on the internet, which is located at http://fspreit.com as of the ~~Execution~~First Amendment Effective Date;

(c)such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c), Section 7.1(g) ~~or~~, Section 7.1(h) or Section 7.1(j) are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each Purchaser and holder of Notes has free access; or

(d)the Company shall have timely filed any of the items referred to in Section 7.1(a), (b), (c), (g) ~~or~~, (h) or (j) or 7.2 with the SEC on EDGAR and shall have made such items available on its website on the internet or on IntraLinks or on any other similar website to which each Purchaser and holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality and similar provisions consistent with Section 20 of this Agreement); provided further, that in the case of clause (c) or, other than with respect to deliveries of information pursuant to Section 7.1(c)(1) (ii) and Section 7.1(c)(2) to the extent such information has been filed with the SEC on EDGAR, clause (d), the Company shall give each Purchaser and holder of a Note substantially concurrent written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery; provided further, that upon request of any Purchaser or holder of a Note to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.

Section 8.PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1Maturity.  As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2Prepayments.

(a)~~Section 8.2~~ Optional Prepayments with Make-Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, ~~in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment,~~ at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  ~~Two~~No later than two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

(b)Mandatory Prepayments.

(1)If any Consolidated Party Disposes of any Property or other assets (other than any Disposition permitted by Section 10.2(b) or (c) and Section 10.16(a) or (c))) which results in the receipt by such Person of Net Cash Proceeds, the Company shall, subject to the terms of the Intercreditor Agreement, prepay the outstanding amounts under the  Notes in the aggregate principal amount equal to the Applicable Sharing Percentage of such Net Cash Proceeds within two (2) Business Days following receipt thereof by such Consolidated Party, to be allocated among the Notes pursuant to Section 8.3.

(2)Upon the sale or issuance by any Consolidated Party of any of its Equity Interests (other than issuances of Equity Interests, or contributions, to another Consolidated Party), the Company shall, subject to the terms of the Intercreditor Agreement, prepay the outstanding amounts under the Notes in the aggregate principal amount equal to the Applicable Sharing Percentage of such Net Cash Proceeds  within two (2) Business Days following receipt thereof by such Consolidated Party, to be allocated pursuant to Section 8.3.

Section 8.3Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.  In the case of each partial prepayment of the Notes pursuant to Section 8.7, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes being prepaid at the such time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4Maturity; Surrender, Etc.  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5Purchase of Notes.  The Company will not, and will not permit any Controlled Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or a Controlled Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days.  If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer.  A failure by a holder of Notes to respond prior to the last day on which such holder may respond (including any extension of such period pursuant to the terms of the preceding sentence) to an offer to purchase made pursuant to this Section 8.5 shall be deemed to constitute a rejection of such offer by such holder.  The Company will promptly cancel all Notes acquired by it or any Controlled Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may not in any event be less than zero.  For the purposes of determining the Make-Whole Amount~~,~~ (i) such amount shall be calculated based on the economic terms of the Notes in effect immediately prior to the First Amendment Effective Date, (ii) such amount will not apply to the mandatory repayments pursuant to Section 8.2(b) and (iii) the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (1) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (i) closest to and greater than such Remaining Average Life and (ii) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (A) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (B) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7Offer to Prepay Notes in the Event of a Change of Control.

(a)Notice of Change of Control.  The Company will, within 10 Business Days after any Responsible Officer has knowledge of the ~~occurrence~~consummation of any Change of Control, give written notice of such Change of Control to each holder of Notes which notice shall contain and constitute an offer by the Company to prepay Notes as described in Section 8.7(b) and shall be accompanied by the certificate described in Section 8.7(e).

(b)Offer to Prepay Notes.  The offer to prepay Notes contemplated by Section 8.7(a) shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, Notes held by each holder on the date specified in such offer (the “Change of Control Proposed Prepayment Date”), which shall be a Business Day not less than 30 days and not more than 60 days after the date of such offer (or if the Change of Control Proposed Prepayment Date shall not be specified in such offer, the Change of Control Proposed Prepayment Date shall be the Business Day nearest to the 30th day after the date of such offer).

(c)Acceptance; Rejection.  A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least five Business Days prior to the Change of Control Proposed Prepayment Date.  A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(d)Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, but without any Make-Whole Amount.  The prepayment shall be made on the Change of Control Proposed Prepayment Date.

(e)Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying (1) the Change of Control Proposed Prepayment Date, (2) that such offer is made pursuant to this Section 8.7 and that failure by a holder to respond to such offer by the deadline established in Section 8.7(c) shall result in such offer to such holder being deemed rejected, (3) the principal amount of each Note offered to be prepaid, (4) the interest that would be due on each Note offered to be prepaid, accrued to the Change of Control Proposed Prepayment Date, (5) that the conditions of this Section 8.7 required to be fulfilled prior to the giving of notice have been fulfilled and (6) in reasonable detail, the nature and date of the Change of Control.

(f)Change of Control Defined.  “Change of Control” means:

(1)an event or series of related events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(2)an event or series of events by which during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (in each case, such approval either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).

Section 8.8Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, (a) except as set forth in clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 9.AFFIRMATIVE COVENANTS.

From the Execution Date until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1Compliance with Laws.  Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16), and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2Insurance.  The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3Maintenance of Properties.  The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if ~~such discontinuance is desirable in the conduct of its business and~~ the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4Payment of Taxes and Claims.  The Company will, and will cause each of its Subsidiaries to, file all income and other material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5Corporate Existence, Etc.  ~~Subject to~~Except as permitted in Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect.  ~~Subject to~~Except as permitted in Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6Books and Records.  The Company will, and will cause each of its Subsidiaries to, maintain, in all material respects, proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.  The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets.  The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.7Subsidiary Guarantors~~.~~

~~(a) The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to substantially concurrently therewith:~~

~~(1) enter into an agreement in form and substance substantially similar to the guaranty agreement provided under the applicable Material Credit Facility or otherwise satisfactory to the Required Holders so long as such agreement provides for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (x) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required~~

~~pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and~~

~~(2) deliver the following to each holder of a Note:~~

~~(i) an executed counterpart of such Subsidiary Guaranty;~~

; Collateral . Each of the undersigned agrees that:

(a)At all times on and after May 21, 2024 (or such later date agreed by the Required Holders), the Company will (x) cause each Subsidiary (other than, unless designated by the Company, Excluded Subsidiaries and Subsidiaries that are not “United States Persons” within the meaning of Section 7701(a)(30) of the Code) to become a Subsidiary Guarantor by executing and delivering to each holder of a Note, a Subsidiary Guaranty in the form of Exhibit B attached hereto and (y) deliver to each holder of a Note, documents with respect to such Subsidiary Guarantor of the types referred to in clause (b) of Section 4.3, and Section 4.4 (in customary form and similar in scope to opinions 1 through 6 delivered with respect to the Company as of the First Amendment Effective Date.  Notwithstanding the foregoing, on the date that any Subsidiary Guarantees any Indebtedness under the BAML Loan Documents or the BMO Loan Documents, such Subsidiary shall immediately become a Subsidiary Guarantor and follow the procedures set forth in the preceding sentence.

(b)Concurrently with the delivery of the Subsidiary Guarantees required by Section 9.7(a), the Company shall  (x) cause all of the issued and outstanding Equity Interests of each Subsidiary Guarantor (collectively, the “Collateral”) to be, subject to the terms of the Intercreditor Agreement, subject to a perfected Lien in favor of the Collateral Agent, on behalf of each holder of a Note, to secure the Obligations in accordance with the terms and conditions of the Collateral Documents, (y) execute and deliver, or cause to be executed and delivered, to the Collateral Agent such documents, agreements and instruments (including (A) a Pledge Agreement, (B) UCC searches, (C) duly authorized UCC financing statements in form appropriate for filing in its jurisdiction of organization to perfect the Collateral Agent’s security interest in the Collateral, and (D) documents with respect to each applicable Loan Party of the types referred to in clause  (b) of Section 4.3, and Section 4.4 (in customary form and similar in scope to opinions 1 through 6 delivered with respect to the Company as of the First Amendment Effective Date), and will take or cause to be taken such further actions that may be required by applicable laws and which the Collateral Agent or the Required Holders may, from time to time, reasonably request in writing to carry out the terms and conditions of this Agreement and the other Note Documents and to ensure perfection of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Company and (z) cause each Consolidated Party that owns any Collateral to execute and deliver to the Collateral Agent a Grantor Joinder Agreement (as defined in the Intercreditor Agreement).

(c)The Company will furnish to the Collateral Agent at least ten (10) days’ prior written notice of any change in (i) the legal name or jurisdiction of incorporation or formation of any Consolidated Party, (ii) the location of the chief executive office of the

Company or any Pledgor (as defined in the Pledge Agreement) or its principal place of business, (iii) the organizational type of any Consolidated Party such that a filed financing statement becomes misleading or (iv) the Federal Taxpayer Identification Number or company organizational number of any Consolidated Party. The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC that are required in order for the Collateral Agent, on behalf of the holders of Notes, to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(d)If (I) the Equity Interests in a Subsidiary Guarantor are disposed of in a transaction permitted under this Agreement, or (II) a Subsidiary Guarantor disposes of substantially all of its assets such that such Subsidiary qualifies as an Immaterial Subsidiary, then upon request of the Company, (x) such Subsidiary shall be released as a Subsidiary Guarantor hereunder and under the applicable Subsidiary Guaranty, (y) the Liens on the Equity Interests in such Subsidiary Guarantor (and related Collateral) shall be released and the related UCC financing statement shall be terminated, and (z) any Collateral pledged by such Subsidiary Guarantor shall be released and the related UCC financing statement shall be terminated) in accordance with the following, unless otherwise agreed by the Company and the Required Holders:

(i)The Company shall deliver to the Collateral Agent and the holders of Notes (which may be by email), not less than five days prior to the requested release of such Subsidiary Guarantor hereunder, (A) evidence (which may consist of an officer’s certificate of the Company certifying as to compliance with this Agreement)  that (I) the Equity Interests in such Subsidiary Guarantor are disposed of in a transaction permitted under this Agreement, or (II) such Subsidiary has disposed of (or will substantially contemporaneously with delivery of such evidence dispose of) substantially all of its assets and qualifies as an Immaterial Subsidiary, (B) a certificate of a Responsible Officer of the Company certifying that, to such Responsible Officer’s knowledge, immediately prior to such release and immediately following such release, no Default or Event of Default exists or will exist under the Agreement or any of the other Note Documents and (C) evidence that any Liens on such Equity Interests (and related Collateral) securing the other Pari Passu Obligations have been, or will contemporaneously be, released; and upon such delivery of such certificates, each of the Collateral Agent and the Company is authorized to cause termination of applicable UCC financing statements (or deletion of the applicable Collateral being released) substantially contemporaneously with termination of the UCC financing statements securing the Pari Passu Obligations. It is understood and agreed that the notice and certificates required to be given to holders of Notes hereunder may be given by email pursuant to the applicable Purchaser notice information in the Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company, and if the Company receives a “failed delivery” (or similar) message from a Purchaser’s primary e-mail address set forth in the applicable Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company, the requirement for delivery to the holders hereunder shall be deemed satisfied if the Company dispatches such notice and certificates to the applicable

Purchaser pursuant to another permitted notice method hereunder within five (5) days following receipt of such message of failed delivery.

(ii)~~a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, 5.7 and 5.19 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company and this Agreement and the Notes);~~The Collateral Agent shall, upon written request therefor given by the Company, provide to the Company an authorization to terminate the applicable financing statements (or delete the applicable Collateral from the applicable financing statement) and written confirmation of the release of Liens in the Equity Interests in such Subsidiary Guarantor, provided that the Company has complied with Section 9.7(d)(i) above.

(iii)prior to or in connection with any such release, the Company shall make any mandatory prepayment required by Section 8.2(b).

(e)To the extent not provided in Section 9.7(b) hereof, the Company shall at all times secure, and shall cause its Subsidiaries to secure, the Obligations equally and ratably with any Liens  securing Pari Passu Obligations.

(f)The Company will provide notice to each holder of a Note of the addition or release of any Subsidiary Guarantor or any security provided by the Company pursuant to this Section 9.7.

~~(iii) all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder, provided that delivery of documents similar to those delivered by the Company to the Purchasers for such purpose on the date of the Closing (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company and this Agreement and the Notes) shall be deemed to satisfy the requirements of this clause (iii); and~~

~~(iv) an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request, provided that delivery of an opinion covering the matters covered by paragraphs 1 through 7, inclusive, of the opinion delivered by the Company to the Purchasers on the date of the Closing (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company and this Agreement and the Notes) shall be deemed to satisfy the requirements of this clause (iv).~~

~~(b) At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (1) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (2) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (3) no amount is then due and payable under such Subsidiary Guaranty, (4) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration (other than (i) commitment fees and similar fees given in consideration of an extension or replacement of the applicable Material Credit Facility, (ii) amounts paid in satisfaction of principal or interest under such Material Credit Facility and (iii) structuring, arrangement or similar fees solely for the account of the agent or arrangers under such Material Credit Facility in connection with such release of such Subsidiary Guarantor from such Material Credit Facility) is given or agreed to be given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration, determined on a pro rata basis in proportion to the relative outstanding principal amount of the Notes and the principal amount of Indebtedness outstanding under such Material Credit Facility, substantially concurrently therewith and (5) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (1) through (4).  If at any time a Subsidiary Guarantor is being released or discharged under more than one Material Credit Facility, the Company’s obligation under clause (4) shall be limited to providing the holders of Notes with equivalent consideration only in respect of the Material Credit Facility that results in the highest equivalent consideration to the holders.  After giving effect to any such release, for purposes of Section 10.6(b), all Indebtedness of such Subsidiary shall be deemed to have been incurred concurrently with such release.~~

~~In connection with such release, if requested by the Company, each holder of Notes shall execute and deliver, at the sole cost and expense of the Company, such documents as the Company may reasonably request to evidence such release.~~

Section 9.8REIT Status.  The Company will at all times comply with all applicable provisions of the Code necessary to allow the Company to qualify for status as a real estate investment trust.

Section 9.9Most Favored Lender Provision.  If at any time a MFL Facility or any guaranty in respect thereof shall include any Financial Covenant, affirmative covenant or negative covenant and such provision is not expressly contained in ~~Section 10.6~~this Agreement on the ~~Execution~~First Amendment Effective Date (any such provision, together with any related definitions (including, any term defined therein with reference to the application of GAAP, as identified in such MFL Facility), an “Additional Covenant”), then the Company shall promptly, and in any event within 10 Business Days thereof, provide a Most Favored Lender Notice with respect to each such Additional Covenant; provided that a Most Favored Lender Notice is not required to be given in the case of the Additional Covenants incorporated herein on the Execution Date.  Thereupon, unless waived in writing by the Required Holders within 10 days of the ~~Purchasers’~~Purchaser’s and holders~~’~~  receipt of such notice, such Additional Covenant shall be deemed incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, effective ~~(a)~~ in the case of any Additional Covenant effective ~~on the Execution Date, as of the Execution Date, and (b) in the case of any Additional Covenant effective~~ after the Execution Date, as of the date when such Additional Covenant became effective under such MFL Facility.  It is acknowledged and agreed that (i) immediately after giving effect to the First Amendment, there are no Additional Covenants under an MFL Facility being incorporated into this Agreement, and (ii) on or prior to the First Amendment Effective Date and after giving effect to the First Amendment and the amendments to the MFL Facilities on the First Amendment Effective Date, no fees or other forms of consideration described in the proviso below in connection with any Additional Covenant arose or became due or owing to the Purchasers.  Any Additional Covenant incorporated into this Agreement after the First Amendment Effective Date pursuant to this provision (1) shall remain unchanged herein notwithstanding any temporary waiver of such Additional Covenant under the relevant MFL Facility, (2) shall be deemed automatically amended herein to reflect any subsequent amendments agreed and implemented in relation to such Additional Covenant under the relevant MFL Facility and (3) shall be deemed deleted from this Agreement at such time as such Additional Covenant is deleted or otherwise removed from or is no longer in effect under or pursuant to the relevant MFL Facility or if the relevant MFL Facility has been terminated; provided that (i) if in connection with any such Additional Covenant ceasing to be in effect or being deleted or being so amended or modified in such MFL Facility, any fee or other form of consideration (other than (A) commitment fees and similar fees given in consideration of an extension or replacement of such MFL Facility, (B) amounts paid in satisfaction of principal or interest under the such MFL Facility and (C) structuring, arrangement or similar fees solely for the account of the agent or arrangers under such MFL Facility in connection such Additional Covenant ceasing to be in effect or being deleted or being so amended or modified) is given or agreed to be given to any holder of Indebtedness under such MFL Facility, then the Company shall pay or agree to pay to the holders of the Notes equivalent consideration, determined on a pro rata basis in proportion to the relative outstanding principal amount of the Notes and the principal amount of Indebtedness outstanding under such MFL Facility, substantially concurrently therewith; (ii) no Additional Covenant shall be so deemed automatically amended or deleted during any time that a Default or Event of Default has occurred and is continuing; and (iii) no Additional Covenant shall be so deemed automatically amended in a manner that would cause it to become less restrictive or deleted, unless the Company shall have first provided notice thereof to each Purchaser and holder of the Notes.  If at any time an Additional Covenant ceases to be in effect or is being deleted or being amended or modified under more than one MFL Facility, the Company’s obligation under the above proviso shall be limited to providing the holders of Notes with equivalent consideration only in respect of the MFL Facility that results in the highest equivalent consideration to the holders.  In determining whether a breach of any ~~Financial~~Additional Covenant incorporated by reference into this Agreement pursuant to this Section 9.9 shall constitute an Event of Default, the period of grace, if any, applicable to such Additional Covenant in the relevant MFL Facility shall apply.

Section 9.10Rating Confirmation.  The Company will, at all times, cause to be maintained, at its sole cost and expense, a rating of the Notes (which may be a private rating) from at least one Rating Agency that will monitor the rating of the Notes on an ongoing basis.  No later than October 24th of each year (beginning October 24, 2018), the Company shall provide a notice to each of the holders of the Notes sent in the manner provided in Section 18 with respect to all then current ratings of the Notes.

Section 9.11Further Assurances. At the cost and expense of the Company, the Company shall duly execute and deliver, or cause to be duly executed and delivered, to the Collateral Agent, such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary in order to perfect, maintain, protect and preserve the Liens and security interests in the Collateral.

Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 9 on or after the Execution Date and prior to the Closing, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

Section 10.NEGATIVE COVENANTS.

From the Execution Date until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1Transactions with Affiliates.  The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate ~~(other than~~ except (a) as set forth on Schedule 10.1, (b) transactions not otherwise prohibited hereunder and consistent with past practices, upon fair and reasonable terms which are no less favorable to the Company or a Subsidiary, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, and (c) transactions not otherwise prohibited under this Agreement among the Company, its Subsidiaries and Sponsored REITs~~), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.~~.

Section 10.2Merger, Consolidation, Etc.  The Company will not, and will not permit any Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a division of the assets, liabilities and/or obligations), except that, so long as no Default or Event of Default exists or would result therefrom:

(a)the Company may merge or consolidate with, or Dispose of all or substantially all of its assets to, any other Person, provided that the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes, (ii) such corporation or limited liability company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, (iii) each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders and (iv) such corporation or limited liability company shall continue to remain in compliance with Section 10.6 and each Additional Covenant that is a Financial Covenant;

(b)any Subsidiary may merge or consolidate with (~~1~~i) the Company, or (~~2~~ii) any one or more other Subsidiaries, provided that when the Company is merging or consolidating with a Subsidiary, the Company shall be the continuing or surviving Person and the Company shall continue to remain in compliance with Section 10.6 and each Additional Covenant that is a Financial Covenant, provided further, that if such Subsidiary is a Subsidiary Guarantor, the continuing or surviving Subsidiary shall be a Subsidiary Guarantor;

(c)any Subsidiary may Dispose of ~~all or substantially all of~~ its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary, provided that if such first Subsidiary is a Subsidiary Guarantor, the Person acquiring such assets shall be the Company or another Subsidiary Guarantor;

(d)any Subsidiary may liquidate or dissolve so long as the Company shall continue to remain in compliance with Section 10.6 and each Additional Covenant that is a Financial Covenant;

(e)~~(d) any Subsidiary may liquidate or dissolve, and~~ all or substantially all of the assets or all of the Equity Interests of a Subsidiary may be Disposed of, in each case so long as the Company shall continue to remain in compliance with Section 10.6 and each Additional Covenant that is a Financial Covenant, provided that if such Subsidiary is a Subsidiary Guarantor, the Person acquiring the assets or Equity Interests of such Subsidiary shall be the Company or another Subsidiary Guarantor; and

(f)~~(e)~~ the Company or a Subsidiary may acquire a Sponsored REIT by merger or consolidation, provided that ~~(1)~~ the Company is the surviving Person or ~~(2)~~ a Person wholly-owned by the Company is the surviving Person and the Company shall continue to remain in compliance with Section 10.6 and each Additional Covenant that is a Financial Covenant.

No such Disposition of substantially all of the assets of any Subsidiary Guarantor shall have the effect of releasing such Subsidiary Guarantor from its liability under its Subsidiary Guaranty unless such Subsidiary Guarantor is released from its Subsidiary Guaranty in accordance with Section 9.7(b) in connection with or immediately following such Disposition.

Section 10.3Line of Business.  The Company will not, and will not permit any Subsidiary to, engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the Execution Date as described in the Memorandum or any business substantially related or incidental thereto.

Section 10.4Economic Sanctions, Etc.  The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause any Purchaser or holder of a Note or any affiliate of such Purchaser or holder to be in violation of sanctions under any law or regulation applicable to such Purchaser or holder or (2) is prohibited by or would violate sanctions under any U.S. Economic Sanctions Laws.

Section 10.5Liens.  The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien with respect to any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens~~; provided that, that notwithstanding the foregoing, the Company will not, and will not permit any of its Subsidiaries to, secure any Indebtedness outstanding under or pursuant to any Material Credit Facility (other than Liens described in clause (f) of the definition of Permitted Liens) unless and until the Notes (and any Guarantee delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.~~.

Section 10.6Financial Covenants.

(a)Minimum Tangible Net Worth. The Company shall maintain a Tangible Net Worth equal to or in excess of $571,992,000, plus 75% of the aggregate net proceeds received by the Company in connection with any offering of stock or other equity in the Company after September 30, 2021.

(b)~~(a)~~ Maximum Leverage Ratio.  The Company will not at any time permit the ratio of Total Indebtedness to Total Asset Value to exceed 0.60 to 1.00; ~~provided that, at the written election of the Company, the ratio may be increased to 0.65 to 1.00 commencing on the date on which a Significant Acquisition occurs and continuing for the three consecutive fiscal quarters immediately following the conclusion of the fiscal quarter in which such Significant Acquisition occurs (a “Leverage Spike Period”); provided, however, that (1) the Company may not elect more than three Leverage Spike Periods during the term of this Agreement and (2) there must be at least one full fiscal quarter between the end of a Leverage Spike Period and the start of another Leverage Spike Period.~~

(c)~~(b)~~ Maximum Secured Leverage Ratio.  The Company will not at any time permit the ratio of Total Secured Indebtedness to Total Asset Value to exceed 0.30 to 1.00~~.~~;

(d)~~(c)~~ Minimum Fixed Charge Coverage Ratio.  The Company will not at any time permit the ratio of Adjusted EBITDA to Fixed Charges to be less than ~~1.50~~1.25 to 1.00~~.~~;

~~(d) Maximum Unencumbered Leverage Ratio.  The Company will not at any time permit the ratio of Unsecured Indebtedness to Unencumbered Asset Value to exceed 0.60 to 1.00; provided that, at the written election of the Company, the ratio may be increased to 0.65 to 1.00 commencing on the date on which a Significant Acquisition occurs and continuing for the three consecutive fiscal quarters immediately following the conclusion of the fiscal quarter in which such Significant Acquisition occurs (an “Unencumbered Leverage Spike Period”); provided, however, that (1) the Company may not elect more than three Unencumbered Leverage Spike Periods during the term of this Agreement and (2) there must be at least one full fiscal quarter between the end of an Unencumbered Leverage Spike Period and the start of another Unencumbered Leverage Spike Period.~~

(e)Maximum Unencumbered Leverage Ratio.  The Company will not at any time permit the ratio of Unsecured Indebtedness to Unencumbered Asset Value to exceed 0.60 to 1.00;

(f)Minimum Unsecured Interest Coverage. The Company shall not permit the ratio of Unencumbered NOI to the Interest Expense from the Eligible Unencumbered Property Pool to be less than 1.25:1.0. For the purpose of calculating NOI for this Section 10.6(f), items (a)-(d) of the definition of Net Operating Income shall be adjusted to (i) exclude the amount attributable to the Properties disposed of during such fiscal quarter and (ii) adjust the amount attributable to Properties owned less than a full fiscal quarter so that such amount is grossed up as if the Property had been owned for the entire fiscal quarter; and

(g)Maximum Secured Recourse Leverage Ratio. The Company shall not permit the ratio of Total Secured Indebtedness that is Recourse Indebtedness to Total Asset Value to exceed 0.01:1.0.

In calculating the financial covenants pursuant to this Section 10.6 any obligations that are secured by Liens described in clause (f) of the definition of Permitted Liens shall not be deemed to be secured by a mortgage, deed of trust, lien, pledge, encumbrance or other security agreement.

Each of the covenants set forth in clauses (a) through (~~d~~g) above shall be determined on a consolidated basis in accordance with GAAP and compliance therewith shall be tested on the last day of each fiscal quarter.

Section 10.7Dividends, Distributions and other Restricted Payments. The Company shall not make Restricted Payments and no Subsidiary shall make any Restricted Payments to any Person other than the Company or a Subsidiary of the Company, except:

(a)each Subsidiary may make Restricted Payments to the Company and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)each member of the Consolidated Group may declare and make dividend payments or other distributions, and may make other Restricted Payments, in each case payable solely in the common stock or other common Equity Interests of such Person or of the Company;

(c)the Company may make Restricted Payments to the holders of its common Equity Interests in an amount not to exceed the greater of (A) $0.01 per common share per fiscal quarter and (B) REIT Qualifying Distributions; provided, however, (x) to the extent an Event of Default has occurred and is continuing, such Restricted Payments shall be limited to the amounts described in clause (B) above and (y) to the extent an Event of Default specified in Section 11(g), (h) or (i) has occurred and is continuing or an Event of Default has occurred and continuing that has resulted in the Required Holders exercising their remedies under Section 12, no such Restricted Payments shall be permitted without the consent of the Required Holders; and

(d)the Company may issue rights under any shareholder rights plan that the board of directors of the Company may adopt and may redeem such rights so long as the amount paid by the Company for all such redemptions does not exceed $100,000 in the aggregate.

Section 10.8~~Section 10.7~~ Burdensome Agreements.  ~~The Company will not, and will not permit any Subsidiary to, except~~Except in connection with any transaction not prohibited hereunder, ~~enter~~the Company will not enter into or permit any Subsidiary to enter into any Contractual Obligation (other than this Agreement or any ~~Subsidiary Guaranty~~other Notes Document) that (a) limits the ability (~~1~~i) of any Subsidiary to make ~~dividends or distributions~~Restricted Payments to the Company or to otherwise transfer property to the Company, (~~2~~ii) of any Subsidiary to become a Subsidiary Guarantor hereunder or (~~3~~iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided, that this Section ~~10.7~~10.8 shall not apply to and shall not be deemed to restrict the ability of the Company or any Subsidiary from entering into Contractual Obligations of any type related to Indebtedness~~,~~  provided that such Indebtedness would not result in a breach of any of the financial covenants set forth in Section 10.6 of this Agreement or any Additional Covenant that is a Financial Covenant and provided~~,~~  further~~,~~  that the Company complies or causes compliance with the provisions of Section 9.7~~,~~  if applicable.

Section 10.9~~Section 10.8~~ Prepayments of Indebtedness.  The Company will not, and will not permit any Subsidiary to, ~~if any Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof,~~ (a) amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness of such Person if such amendment or modification would accelerate the maturity date of such Indebtedness or would require an unscheduled payment of such Indebtedness or would effect any type of transfer of property or assets in payment of Indebtedness or would otherwise have the effect of prepaying such Indebtedness or (b) prepay, any Indebtedness of such Person~~,~~; provided however, that the Company may (x) make ~~such mandatory~~the prepayments ~~or redemptions expressly~~ required by ~~any credit agreement or unsecured bond indenture or senior note agreement or indenture to which the Company is a party (so long as such mandatory prepayments or redemptions are not triggered by events of default under such credit agreement, bond or senior note Indebtedness), provided that prepayment or redemption of such bond or senior note Indebtedness would not result in a breach of Section 10.6 or any Additional Covenant.~~Section 8.2(b) (including prepayments of  the Indebtedness under the BAML Loan Documents and the BMO Loan Documents in connection therewith based on the Applicable Sharing Percentage) and (y) prepay the Indebtedness under the BAML Loan Documents and the BMO Loan Documents, including pursuant to a refinancing, and make any amendments or modifications requiring an unscheduled payment of such Indebtedness or have the effect of prepayment of such Indebtedness, so long as the Company prepays the outstanding amounts under each of the Series A Notes and the Series B Notes in an amount based upon the Initial Sharing Percentage with respect to the Obligations of the principal amount of any such prepayments.

Section 10.10Organizational Documents. The Company will not, and will not permit any Subsidiary to, amend, modify, waive or change its organizational documents in a manner materially adverse to the interests of any holder of a Note in any material respect, or in a manner that would reasonably be expected to have a Material Adverse Effect on the Company.

Section 10.11 Sale Leasebacks . Except as would not reasonably be expected to have a Material Adverse Effect, the Company will not, and will not permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a capital lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Person has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party or (b) which such Person intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Person to another Person which is not a Consolidated Party in connection with such lease.

Section 10.12 Changes in Accounting. Except as required by Laws or GAAP, the Company shall not, and shall not permit any Subsidiary to,  make any changes in accounting policies or reporting practices.

Section 10.13 Anti-Corruption Laws. The Company will not directly or indirectly use the proceeds of any Note for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other applicable jurisdictions.

Section 10.14Investments. The Company shall not, and shall not permit any Subsidiary to, make (i) any additional Investment in Projects Under Development, undeveloped land holdings, Joint Venture Projects and Joint Ventures, Securities Holdings and Mortgages, other than normal recurring maintenance capital expenditures, without the consent of each holder of Notes, (ii) any Investment to acquire new Properties not owned by a Consolidated Party as of the First Amendment Effective Date without the consent of each holder of Notes, or (iii) any additional

Investment without the consent of each holder of Notes (except with respect to the Company’s only Sponsored REIT, FSP Monument Circle Corp. and its subsidiary FSP Monument Circle LLC), (x) the Company may extend the maturity of any existing Mortgage loan, and (y) the Company may not increase the principal amount of the existing Mortgage loan or make a new Mortgage loan to such Sponsored REIT without the prior written consent of the Required Holders). Notwithstanding the foregoing, in connection with a Disposition of a Property otherwise permitted hereunder, the Company may retain an interest in such Property in the form of ownership of the Equity Interests in the owner of such Property following the consummation of such Disposition or receive a note so long as (A) at least ninety-five percent (95%) of the consideration for the purchase of such Property is paid in cash, and (B) such Disposition is to a third party that is not an Affiliate of the Company and is pursuant to an arms-length transaction.

Section 10.15Indebtedness. The Company shall not, and shall not permit any Subsidiary to, create, incur, Guarantee, assume or suffer to exist any Indebtedness, except:

(a)Indebtedness under the BAML Loan Documents and the BMO Loan Documents in an amount not to exceed the respective amounts on the First Amendment Effective Date;

(b)any renewals, extensions, refinancings or replacements, but not increases of the Indebtedness described in clause (i) preceding so long as (A) such renewal, extension, refinancing or replacement would not result in a breach of any of the Financial Covenants set forth herein and (B) the final stated maturity date of any refinancing or replacement Indebtedness shall not be earlier than the existing maturity date of the Indebtedness being refinanced or replaced; and

(c)Indebtedness of the types described in clauses (c), (d) and (e) of the definition of “Indebtedness,” in each case incurred in the ordinary course of business consistent with past practices.

Section 10.16Dispositions. The Company shall not, and shall not permit any Subsidiary to, make any Disposition, except:

(a)Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(c)Dispositions of property by any Subsidiary to the Company (provided after such Disposition, the Company remains in compliance with Section 10.6 and any Additional Covenant that is a Financial Covenant) or to any Subsidiary thereof;

(d)Dispositions permitted by Section 10.2(a)-(b); and

(e)Dispositions (including without limitation dispositions of Properties and equity interests of Subsidiaries), provided that after such Disposition the Company remains in compliance with Section 10.6 and any Additional Covenant that is a Financial Covenant.

In connection with any such Disposition, the Company shall comply with the mandatory prepayment requirements set forth in Section 8.2(b) hereof, to the extent applicable.

Section 10.17Severance and Retention Arrangements. The Company shall not, and shall not permit any Subsidiary to, enter into, or amend any existing employment, incentive compensation and severance arrangements with the Company’s chief executive officer, president, chief information officer, chief operating officer, chief financial officer and general counsel or the president of FSP Property Management LLC, without the consent of the Required Holders.  For the avoidance of doubt, this covenant will not restrict or prohibit (a) arrangements entered into with individuals in the positions listed above prior to the First Amendment Effective Date (including existing change in control retention agreements) or (b) future arrangements with employees of the Company or any of its Subsidiaries not listed in this covenant.

Section 10.18~~Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 10, before or after giving effect to the issuance of the Notes on a pro forma basis, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.~~Prohibited Transactions. The Company will not, and will not permit any Subsidiary (other than a “taxable REIT subsidiary” within the meaning of Section 856(1) of the Code) to, consummate a “prohibited transaction” within the meaning of Section 857(b) of the Code and the regulations promulgated thereunder.

Section 11.EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note or any other Loan Party defaults in the payment of any Obligation Guaranteed by such Loan Party when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)the Company defaults in the payment of any interest on any Note or any other Loan Party defaults in the payment of any Obligation Guaranteed by such Loan Party for more than five days after the same becomes due and payable; or

(c)the Company defaults in the performance of or compliance with any applicable term contained in (or fails to cause any Loan Party to perform or comply with any applicable term contained in) Section 7.1(d), 9.7 or 10 or any Additional Covenant; or

(d)~~the Company or any Subsidiary  Guarantor~~any Loan Party defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty or any other Note Document applicable to such Loan Party, and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)(1) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any other Note Document or any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made or deemed made, or (2) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or in any other Note Document or any writing furnished in connection with such Subsidiary Guaranty or such other Note Document proves to have been false or incorrect in any material respect on the date as of which made or deemed made; or

(f)(1) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness under any Swap Contract) that is outstanding in an aggregate principal amount greater than or equal to the Threshold Amount (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (2) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than Indebtedness under any Swap Contract) in an aggregate outstanding principal amount greater than or equal to the Threshold Amount (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, except for any such default or condition that also constitutes a Change of Control requiring the prepayment (or offer therefor) of the Notes pursuant to Section 8.7, provided that the Company is in compliance with the provisions of Section 8.7, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests and other than any voluntary act by the Company or its Subsidiaries which results in the requirement to prepay Pari Passu Obligations in a manner consistent with Section 10.9 hereof), except for any such event or condition that constitutes a Change of Control requiring the prepayment (or offer therefor) of the Notes pursuant to Section 8.7 and pursuant to a similar prepayment requirement in any other agreement or instrument with respect to such Indebtedness to which the Company or any Subsidiary is a party, provided that the Company is in compliance with the provisions of Section 8.7 (and any corresponding provision of such other agreement or instrument), (i) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness (other than Indebtedness under a Swap Contract) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount greater than or equal to the Threshold Amount (or its equivalent in the relevant currency of payment), or (ii) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness, or (4) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (i) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (ii) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is the sole Affected Party (as defined in such Swap Contract) and all transactions covered by such Swap Contract are Affected Transactions (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that to the extent such Swap Contract is governed by a master agreement, an Early Termination Date (as so defined) has been designated in respect of all transactions under such master agreement; or

(g)(1) ~~the Company~~any Loan Party or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate or other organizational action for the purpose of any of the foregoing events described in this clause (g)(1), or (2) one or more of the events described in clause (g)(1) occurs with respect to one or more other Subsidiaries that, individually or collectively, then account for more than 15% of Total Asset Value; or

(h)(1) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by ~~the Company or any of its~~a Loan Party or a Significant ~~Subsidiaries~~Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of ~~the Company~~a Loan Party or any ~~of its~~ Significant ~~Subsidiaries~~Subsidiary, or any such petition shall be filed against ~~the Company or any of its~~a Loan Party or a Significant ~~Subsidiaries~~Subsidiary and such petition shall not be dismissed within 60 days or (2) one or more of the events described in clause (h)(1) occurs with respect to one or more other Subsidiaries that, individually or collectively, then account for more than 15% of Total Asset Value; or

(i)any event occurs with respect to ~~the Company~~a Loan Party or any Significant Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

(j)one or more final judgments or orders for the payment of money aggregating in excess of the Judgement Threshold Amount (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage), are rendered against ~~one or more of the Company and its~~a Loan Party or a Significant ~~Subsidiaries~~Subsidiary and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged or vacated within 30 days after the expiration of such stay; or

(k)if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (4) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (5) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (6) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (7) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (8) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (9) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (1) through (9) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.  As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(l)any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty, except to the extent such Subsidiary Guaranty has been discharged in accordance with Section 9.7(b).

(m)any Collateral Document shall for any reason fail to create a valid and perfected security interest in any portion of the Collateral purported to be covered thereby, except as (i) permitted by the terms of any Note Document or (ii) as a result of the release of such security interest in accordance with the terms of any Note Document.

Section 12.REMEDIES ON DEFAULT, ETC.

Section 12.1Acceleration.

(a)If an Event of Default with respect to ~~the Company~~a Loan Party described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the applicable Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note ~~or~~, Subsidiary Guaranty or any other Note Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes and not discharged or vacated.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty ~~or~~, any Note or any other Note Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

Section 13.REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes~~.~~ (the “Register”).  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1(a) or Schedule 1(b), as applicable.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred (a) in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000 and (b) so long as no Event of Default shall have occurred and be continuing, to a Competitor.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3, and to be bound by all of the terms and provisions applicable to the holder of the Notes as if originally a party to this Agreement.

Section 13.3Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 13.4Company’s Obligation to Collateral Agent to Provide the Register. Upon the appointment of the Collateral Agent pursuant to the terms hereof, the Company shall promptly provide it with a copy of the then current Register (redacting any wire payment details). The Company hereby undertakes to provide the Collateral Agent with a copy of the Register promptly following any changes or updates thereto. The Collateral Agent shall be able to conclusively rely, without liability for such reliance, on the copy of the Register most recently provided to it without any obligation on its part to confirm with the Company its then current effectiveness.

Section 14.PAYMENTS ON NOTES.

Section 14.1Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New

York, New York at the principal office of Bank of America, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2Payment by Wire Transfer.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3FATCA Information.  By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from any such payment made to such holder.  Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

Section 15.EXPENSES, ETC.

Section 15.1Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty ~~or~~, the Notes or any other Note Document (whether or not such amendment, waiver or consent becomes effective), including:  (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty ~~or~~, the Notes or any other Note Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty ~~or~~, the Notes or any other Note Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes ~~and~~, any Subsidiary Guaranty and any other Note Document, and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $5,000.  If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (2) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (3) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

Section 15.2Certain Taxes.  The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement ~~or~~, any Subsidiary Guaranty or any other Note Document or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement ~~or~~, any Subsidiary Guaranty or of any of the Notes or any other Note Document, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty ~~or~~, the Notes or any other Note Document, and the termination of this Agreement.

Section 16.SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.AMENDMENT AND WAIVER.

Section 17.1Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a)no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; ~~and~~

(b)no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (1) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (i) interest on the Notes or (ii) the Make-Whole Amount, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, ~~or~~ (3) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20~~.~~, (4) release, or have the effect of releasing, a  Subsidiary Guarantor from its obligations under the Subsidiary Guaranty; or (5) release, or have the effect of releasing, all or substantially all of the Collateral; provided that no such consent is required in connection with approval of the specific terms of any documentation evidencing, authorizing or confirming the release of any Subsidiary Guaranty or any Collateral in accordance with Section 9.7(d); and

(c)no amendment or waiver may contractually subordinate in right of payment the Obligations hereunder to any other Indebtedness or other obligation without the written consent of the holder of each Note directly affected thereby.

Section 17.2Solicitation of Holders of Notes.

(a)Solicitation.  The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes ~~or~~, any Subsidiary Guaranty or any other Note Document.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty or any other Note Document to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b)Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty ~~or~~, any Note or any other Note Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c)Consent in Contemplation of Transfer.  Any consent given pursuant to this Section 17 ~~or~~, any Subsidiary Guaranty or any other Note Document by a holder of a Note that has transferred or has agreed to transfer its Note to (1) the Company, (2) any Subsidiary or any other Affiliate or (3) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 ~~or~~, any Subsidiary Guaranty or any other Note Document applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note ~~or~~, any Subsidiary Guaranty or any other Note Document shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 17.4Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty ~~or~~, the Notes or any other Note Document, or have directed the taking of any action provided herein or in any Subsidiary Guaranty ~~or~~, the Notes or any other Note Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by an internationally recognized overnight delivery service (charges prepaid).  Any such notice must be sent:

(1)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(2)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(3)if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

(4)if to the Collateral Agent, to the Collateral Agent at its address set forth below, or at such other address as the Collateral Agent shall have specified to the holder of each Note in writing:

Acquiom Agency Services LLC

950 17th Street, Suite 1400

Denver, CO 80202

Attention: Loan Agency Team

Telephone: (612) 509-2321

Electronic Mail: janderson@srsacquiom.com;

loanagency@srsacquiom.com

Notices under this Section 18 will be deemed given only when actually received.

Section 19.REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the

Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser or holder or the Collateral Agent, by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is confidential or proprietary in nature, provided that, in the case of information (“Information”) received from or on behalf of the Company or any Subsidiary, all such information shall be deemed to be confidential unless the Company or such Subsidiary has clearly and conspicuously marked such information as “PUBLIC”; provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (2) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (3) any other Purchaser or holder of any Note, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (5) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement ~~or~~, any Subsidiary Guaranty or any other Note Document.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  Each Purchaser and holder of a Note, by its acceptance of a Note, will be deemed to have acknowledged and agreed that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20. The Collateral Agent acknowledges and agrees that the Information may include material non-public information concerning the Company or a Subsidiary.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

Section 21.SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser.  In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.MISCELLANEOUS.

Section 22.1Successors and Assigns.

(a)~~.~~ All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2Accounting Terms.

(a)All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.

(b)If the Company notifies the holders of Notes that, in its reasonable opinion, or if the Required Holders notify the Company that, in their reasonable opinion, as a result of any change in GAAP from time to time (a “Subsequent Change”), any of the financial covenants contained in this Agreement or any of the defined terms used therein no longer apply as intended such that such covenants are materially more or less restrictive to the Company than are such covenants immediately prior to giving effect to such Subsequent Change, the Company and the holders of Notes shall negotiate in good faith to reset or amend such covenants or defined terms so as to negate such Subsequent Change, or to establish alternative covenants or defined terms.  Until the Company and the Required Holders so agree to reset, amend or establish alternative covenants or defined terms, the financial covenants contained in this Agreement, together with the relevant defined terms, shall continue to apply and compliance therewith shall be determined assuming that the Subsequent Change shall not have occurred (“Static GAAP”).  During any period that compliance with any covenants shall be determined pursuant to Static GAAP, the Company shall include relevant reconciliations in reasonable detail between GAAP and Static GAAP with respect to the applicable covenant compliance calculations contained in each certificate of a Senior Financial Officer delivered pursuant to Section 7.2(a) during such period.

(c)Except as otherwise specifically provided herein, (1) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (2) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness” and any Additional Covenant that is a Financial Covenant), any election by the Company to measure any financial liability using fair value (as permitted by FASB ASC 825-10-25 — Fair Value Option, International Accounting Standard 39 — Financial Instruments:  Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.3Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Reference to a “property” or “properties” (but not “Property” or “Properties”) means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 22.5Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Delivery of a counterpart in “pdf’ format shall be effective as delivery of an original counterpart hereof.

Section 22.6Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7Jurisdiction and Process; Waiver of Jury Trial.

(a)The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such Purchaser or holder shall then have been notified pursuant to such Section.  The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 23.The Collateral Agent

Section 23.1Appointment and Authorization. Each holder of a Note hereby irrevocably appoints, designates and authorizes the Collateral Agent, acting as Collateral Agent and Authorized Collateral Agent, as applicable, to take such action on its behalf under the provisions of this Agreement, each other Collateral Document and the Intercreditor Agreement, and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement, any other Collateral Document and the Intercreditor Agreement. Each holder of a Note hereby acknowledges and agrees that the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Collateral Documents and the Intercreditor Agreement. The Collateral Agent shall not have or be deemed to have any fiduciary relationship with any holder of a Note or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Collateral Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Collateral Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. The permissive authorizations, entitlements, powers and rights (including the right to request that the Company take an action or deliver a document and the exercise of remedies following an Event of Default) granted to the Collateral Agent herein shall not be construed as duties. The Collateral Agent shall not have any responsibility for interest or income on any funds held by it hereunder and any funds so held shall be held uninvested pending distribution thereof. Whether or not explicitly set forth therein, the rights, powers, protections, immunities and indemnities granted to the Collateral Agent herein shall apply to any document entered into by the Collateral Agent in connection with its role as Collateral Agent under the Collateral Documents and the Intercreditor Agreement. Except to the extent expressly provided otherwise herein, (including actions to be taken as contemplated by Section 17.1(b)(5), which shall require direction from all holders of Notes), the Required Holders shall have the right to direct the Collateral Agent in all matters concerning the Collateral Documents and the Intercreditor Agreement. In each instance that the Collateral Agent is required under this Agreement, any other Collateral Document or the Intercreditor Agreement to take an action or omit from taking an action pursuant to the direction of the Required Holders or all holders of Notes. as applicable, the Collateral Agent shall be fully protected in relying on such direction which shall certify by each executing holder of the Notes that collectively such executing holders of the Notes constitute the Required Holders or all holders of Notes. as applicable.

Section 23.2Delegation of Duties. The Collateral Agent may execute any and all of its duties and exercise its rights and powers under this Agreement, any other Collateral Document or the Intercreditor Agreement by or through agents, sub-agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the supervision, negligence or misconduct of any agent or attorney in fact that it selects with due care. Any such delegation made shall not preclude the subsequent exercise of those rights and powers by the Collateral Agent, any revocation of such delegation or any subsequent delegation of any such rights, powers, authorities and discretions.

Section 23.3Default; Collateral.

(a)Notwithstanding anything to the contrary in this Agreement, the other Collateral Documents or the Intercreditor Agreement, upon the occurrence and continuance of an Event of Default, each holder of a Note agrees that the Required Holders (except in the case of actions to be taken as contemplated by Section 17.1(b)(5),which shall require direction from all holders of Notes) shall have the sole right to determine a course of action for the enforcement of the rights of the holders of Notes, and the Collateral Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Collateral Agent shall have received written instructions from the Required Holders or all holders of Notes, as applicable. All rights of action under the Collateral Documents and the Intercreditor Agreement, and all right to the Collateral, if any, hereunder may be enforced by the Collateral Agent (at the written direction of the Required Holders) and any suit or proceeding instituted by the Collateral Agent (as Collateral Agent or Authorized Collateral Agent) in furtherance of such enforcement shall be brought in its name as the Collateral Agent without the necessity of joining as plaintiffs or defendants any holder of a Note, and the recovery of any judgment shall be for the benefit of the holder of a Note subject to the fees, expenses and other amounts payable to the Collateral Agent. In actions with respect to any Collateral or other property or assets of the Company or any of its Subsidiaries, the Collateral Agent is acting for the benefit of each holder of a Note. Each holder of a Note authorizes and directs the Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreement to which it is a party on the date hereof on behalf of and for the benefit of such holder of a Note.

(b)Except to the extent that the consent of such holder of a Note is expressly required under the terms of this Agreement, each holder of a Note agrees that any action taken by the Required Holders in accordance with the provisions of this Agreement the Collateral Documents and the Intercreditor Agreement, and the exercise by the Required Holders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized by and binding upon, all of holders of Notes.

(c)The Collateral Agent is hereby authorized (but not obligated) on behalf of the holders of Notes, without the necessity of any notice to or further consent from any holder of a Note, from time to time to take any action with respect to any property, Collateral or Collateral Documents and the Intercreditor Agreement which may be necessary to create, perfect and maintain perfected Liens upon the Collateral and the properties granted pursuant to the Collateral Documents.

(d)The Collateral Agent shall not have any obligation whatsoever to any holder of a Note or to any other Person to assure that the Collateral exists or is owned (whether in fee or by leasehold) by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Collateral Agent pursuant to the Collateral Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights granted or available to the Collateral Agent in any of the Collateral Documents; IT BEING UNDERSTOOD AND AGREED THAT IN RESPECT OF THIS AGREEMENT OR ANY COLLATERAL DOCUMENT, OR ANY ACT, OMISSION OR EVENT RELATED THERETO, THE COLLATERAL AGENT SHALL NOT HAVE ANY LIABILITY WHATSOEVER WITH RESPECT TO THIS AGREEMENT OR THE COLLATERAL DOCUMENTS TO ANY PERSON IN THE ABSENCE OF ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE JUDGMENT. Notwithstanding anything contained in the Collateral Documents or otherwise to the contrary, the Collateral Agent shall not have any duty to (i) file or prepare any financing or continuation statements or record any documents or instruments in any public office for purposes of creating, perfecting or maintaining any Lien or security interest created under the Collateral Documents; (ii) take any necessary steps to preserve rights against any parties with respect to any Collateral; or (iii) take any action to protect against any diminution in value of the Collateral.

(e)Each holder of a Note hereby irrevocably authorizes the Collateral Agent to release any Lien granted to or held by the Collateral Agent upon any Collateral:

(1)upon payment in full of principal, interest and all other Obligations (other than contingent indemnification obligations or obligations that are stated to survive payment in full of the Notes);

(2)upon release of a Subsidiary Guaranty (with respect to the Liens securing such Subsidiary Guaranty granted by such Subsidiary Guarantor) in accordance with the applicable provisions of this Agreement;

(3)in connection with any disposition of Collateral to any Person other than the Company or any Subsidiary thereof that is not prohibited by this Agreement (with respect to the Lien on such Collateral);

(4)with the consent of the requisite holders of the Notes in accordance with the provisions under Section 17 of this Agreement; or

(5)with any release permitted under Section 9.7(d).

Upon request by the Collateral Agent at any time, the Required Holders (or such other number or percentage of holders of the Notes as is required hereunder) will confirm in writing the Collateral Agent’s authority, and will direct the Collateral Agent, to release particular types or items of the Collateral pursuant to this Section and the Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in so relying, upon the authorization of the Required Holders (or such other number or percentage of holders of the Notes as is required hereunder). In the absence of such authorization, the Collateral Agent shall be entitled to refrain from granting any release under this Section.

(f)In furtherance of the authorizations set forth in this Section, each holder of a Note hereby irrevocably appoints the Collateral Agent as its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such holder of a Note (i) to enter into the Collateral Documents and the Intercreditor Agreement, (ii) to act in the capacities and with the powers and authorities set forth therein, (iii) to take action with respect to the Collateral, the Collateral Documents, and the Intercreditor Agreement to create, perfect, maintain and preserve the Collateral Agent’s Liens therein, and (iv) to execute instruments of release or to take other action necessary to release Liens upon any Loan or to release any Guarantor to the extent authorized herein or in the other Collateral Documents or the Intercreditor Agreement. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Collateral Agent’s power, as attorney, relative to the matters described in this Section. The powers and authorities herein conferred on the Collateral Agent may be exercised by the Collateral Agent through any Person who, at the time of the execution of a particular instrument, is an officer of the

Collateral Agent (or any Person acting on behalf of the Collateral Agent pursuant to a valid power of attorney). The power of attorney conferred by this Section to the Collateral Agent is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Note, or any part thereof, shall remain unpaid.

Section 23.4Liability of Collateral Agent.

(a)Neither the Collateral Agent nor any of its Related Parties shall:

(1)BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH ITS DUTIES EXPRESSLY SET FORTH HEREIN AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT); PROVIDED THAT NO ACTION TAKEN OR NOT TAKEN BY THE COLLATERAL AGENT AT THE DIRECTION OF THE REQUIRED HOLDERS (OR SUCH OTHER NUMBER OR PERCENTAGE OF HOLDERS OF THE NOTES AS IS REQUIRED HEREUNDER) SHALL BE CONSIDERED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE COLLATERAL AGENT, or

(2)be responsible in any manner to any holder of a Note or any other Person for any recital, statement, representation or warranty made by the Company or any officer thereof, contained herein or in any other Collateral Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Collateral Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Collateral Document, or for the creation, perfection or priority of any liens purported to be created by any of the Collateral Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral, or to make any inquiry respecting the performance by the Company of its obligations hereunder or under any other Collateral Document, or for any failure of the Company or any other party to any Collateral Document to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Collateral Document, or to inspect the properties, books or records of the Company.

(b)The Collateral Agent shall not be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. In no event shall the Collateral Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential damages, even if the Collateral Agent has been advised of the possibility of such damages and regardless of the form of action.

(c)Notwithstanding any other provision of this Agreement or the other Collateral Documents, the Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request or direction of the Required Holders (or such other number or percentage of the holders of the Notes as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, to give such request or direction hereunder). The Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing. The Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability that is contrary to any Collateral Document or applicable law.

(d)The Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(e)(reserved)

(f)The Collateral Agent shall have no obligation to file or record any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate any security interest granted to the Collateral Agent pursuant to any Collateral Document or (ii) enable the Collateral Agent to exercise and enforce its rights under any Collateral Document. In addition, the Collateral Agent shall have no responsibility or liability (i) in connection with the acts or omissions of any Person in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest.

(g)Whenever reference is made in this Agreement or any other Collateral Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other discretionary direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any discretionary election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent (except in connection with the Collateral Agent’s ability to enter into any amendment to the Agent Fee Letter or any other Collateral Document to which it is a party when such amendment affects the rights and obligations of the Collateral Agent, each of which shall be made in the Collateral Agent’s sole discretion), it is understood that in all cases that the Collateral Agent shall not have any duty to act, and shall be fully justified in failing or refusing to take any such action, if it has not received written instruction from the Required Holders (or all holders of Notes, in the case of actions to be taken as contemplated by Section 17.1(b)(5)) in respect of such action.

Section 23.5Reliance by Collateral Agent.

(a)The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, facsimile or email, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and shall be entitled to consult and seek advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Collateral Agent. Delivery of reports, documents and other information to the Collateral Agent is for informational purposes only and the Collateral Agent’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein. Information contained in notices, reports or other documents delivered to the Collateral Agent and other publicly available information shall not constitute actual or constructive knowledge. Knowledge of or notices or other documents delivered to the Collateral Agent in any capacity shall not constitute knowledge of or delivery to the Collateral Agent in any other capacity under the Collateral Documents or to any affiliate or other division of the Collateral Agent.

(b)Notwithstanding any provision of this Agreement or the other Note Documents to the contrary, before taking or omitting any action to be taken or omitted by the Collateral Agent under the terms of this Agreement and the other Collateral Documents, the Collateral Agent may seek the written direction of the Required Holders (or the written direction of all holders of Notes as is required under Section 17.1(b)(5)), and the Collateral Agent is entitled to rely (and is fully protected in so relying) upon such direction. If the Collateral Agent requests such direction with respect to any action, the Collateral Agent shall be entitled to refrain from such action unless and until the Collateral Agent has received such direction, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. In the absence of an express statement in this Agreement or the Collateral Documents regarding which holder of a Note shall direct in any circumstance, the direction of the Required Holders shall apply and be sufficient for all purposes. If the Collateral Agent so requests, it must first be indemnified to its satisfaction by the holders of the Notes against any and all fees, losses, liabilities and expenses which may be incurred by the Collateral Agent by reason of taking or continuing to take, or omitting, any action directed by any holder of a Note prior to having any obligation to take or omit to take any such action. Any provision of this Agreement or the other Collateral Documents authorizing the Collateral Agent to take any action does not obligate the Collateral Agent to take such action.

(c)The Collateral Agent shall be entitled to rely upon advice of counsel concerning legal matters and such advice shall be full protection and authorization for any action taken by the Collateral Agent in good faith thereon absent gross negligence or willful misconduct.

(d)If at any time the Collateral Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (including orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Collateral), the Collateral Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate, and if the Collateral Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Collateral Agent shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(e)If the Collateral Agent shall reasonably require any information to perform its duties under the Collateral Documents, the Company shall, to the extent it has such information, provide such information promptly upon request.

(f)Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Collateral Documents, the Collateral Agent shall have all of the rights, immunities, indemnities and other protections granted to it under this Agreement (in addition to those that may be granted to it under the terms of such other Collateral Document).

(g)The Collateral Agent shall not be liable for any loss, including any loss of principal or interest, or for any breakage fees or penalties in connection with the purchase or liquidation of any investment made in accordance with the terms of the Collateral Documents, absent gross negligence or willful misconduct.

(h)To the extent payment is made to the Collateral Agent in respect of the Obligations, the Collateral Agent shall act as a withholding agent under this Agreement with respect to U.S. withholding only (and in no event shall the Collateral Agent have any duty, obligation or liability with respect to the withholding laws or requirements of any other country). To the extent payment is made to the Collateral Agent in respect of the Obligations, the Collateral Agent shall have the right to withhold amounts from any payments under the Collateral Documents, and shall not be liable for such withholding, as required to comply with applicable law. The Company and the holders of the Notes, as applicable, shall provide to the Collateral Agent any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Collateral Agent as may be necessary to (i) determine the nature of the income and whether any tax or withholding obligations apply, (ii) reduce or eliminate the imposition of U.S. withholding taxes and (iii) permit the Collateral Agent to fulfill its tax reporting obligations under applicable law with respect to this Agreement or any amounts paid to a holder of the Notes. The Collateral Agent, both in its individual capacity and in its capacity as Collateral Agent, shall have no liability to the Company, the holders of the Notes or any other Person in connection with any tax withholding amounts paid or withheld pursuant to applicable law arising from the Company’s or a holder of a Note’s failure, as applicable, to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this Agreement. In the event any IRS form, certification or other documentation expires or becomes obsolete or inaccurate in any respect, the Company or any holder of a Note shall promptly provide to the Collateral Agent an updated version of such form, certificate or other documentation or promptly notify the Collateral Agent in writing of its legal inability to do so.

(i)Each holder of a Note and any transferees or assignees after the Closing Date will be required to provide to the Collateral Agent or its agents all information, documentation or certifications reasonably requested by the Collateral Agent to permit the Collateral Agent to comply with its tax reporting obligations under applicable laws, including any applicable cost basis reporting obligations.

Section 23.6Notice of Default. The Collateral Agent shall be deemed not to have knowledge or notice of the occurrence of any Default or Event of Default unless a responsible officer (tasked with the day-to-day administrative management under this Agreement) of the Collateral Agent shall have received written notice from a holder of a Note or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Holders.

Section 23.7Successor Agent. The Collateral Agent may resign at any time upon 30 days’ notice to the holders of the Notes with a written copy of such notice to the Company. If the Collateral Agent resigns under this Agreement, the Required Holders shall appoint a successor agent. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights (other than any rights of reimbursement for any costs, expenses, indemnities or other amounts due and owing to the Collateral Agent prior to the resignation or removal thereof), powers and duties of the retiring Collateral Agent, the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the Collateral Documents and the term “Collateral Agent” shall mean such successor agent and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation hereunder, the provisions of this Section 23 shall inure to the benefit of such retiring Collateral Agent, its sub-agents or attorneys in fact and as to any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was the Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Collateral Agent by the date which is 30 days following the retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the holders of the Notes shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Holders appoint a successor agent as provided for above; provided that in the case of any security held by the Collateral Agent on behalf of the holders of the Notes under the Collateral Documents, the retiring Collateral Agent shall continue to hold such security in a custodial capacity only until such time as a successor agent is appointed or deposit such security with a court of competent jurisdiction (at the expense of the holders of the Notes). Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding. If no such successor shall have been so appointed by the Required Holders and shall have accepted such appointment within sixty (60) days after the retiring Collateral Agent gives notice of its resignation, then the Company may on behalf of the holders of the Notes, appoint a successor agent.

Section 23.8Expenses; Indemnity.

(a)The Company agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent in connection with the preparation and administration of this Agreement and the other Collateral Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Collateral Agent in connection with the enforcement or protection of its rights in connection with this Agreement and the other Collateral Documents including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Collateral Agent. The Company further agrees to pay all amounts due and owing to the Collateral Agent pursuant to the Agent Fee Letter.

(b)The Company agrees to indemnify the Collateral Agent and its respective partners, controlling persons, legal counsel, directors, trustees, officers, employees, members, agents, administrators, managers, representatives and advisors and affiliates (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (and including but not limited to the following) (i) the execution or delivery of this Agreement or any other Collateral Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation the transactions contemplated thereby, (ii) the enforcement of this Agreement (including the indemnification set forth in this Section 23.08) and any other Collateral Document, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company or any of their respective Affiliates), or (provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.

(c)Each holder of a Note shall indemnify, reimburse and hold harmless the Indemnitees, in each case, to the extent that the Company for any reason fails to timely pay any amount required to be paid by it to any such Agent Indemnitee under clause (a) or (b) of this Section, and without limiting the obligation of the Company to do so, based on and to the extent of such holder of a Note’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against (i) all unreimbursed expenses of such Indemnitee under clause (a) of this Section and (ii) any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against such Indemnitee arising out of, in any way connected with, or as a result of (A) the execution or delivery of this Agreement or any other Collateral Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (B) the enforcement of this Agreement (including the indemnification set forth in this Section 23.8) and any other Collateral Document, or (C) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company) (provided that, in each case, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee), in each case, so long as the unreimbursed expense, indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Indemnitee in its capacity as Collateral Agent. For purposes hereof, a holder of a Note’s “pro rata share” shall be determined based upon each holder’s respective unpaid principal amount of the outstanding Notes.

(d)To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, incidental, consequential (including lost profits) or punitive damages arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Collateral Documents, regardless of the form of action and whether or not any such damages were foreseeable or contemplated.

(e)The provisions of this Section shall survive, remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Notes, the invalidity or unenforceability of any term or provision of this Agreement or any other Collateral Document, any investigation made by or on behalf of the Collateral Agent or any Holder of a Note, or the resignation or replacement of the Collateral Agent. All amounts due under this Section shall be payable on written demand therefor.

* * * * *

SCHEDULE A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

~~“1031 Intermediary” means a Person in such person’s capacity as an intermediary or accommodation holder for the benefit of the Company or a Wholly-Owned Subsidiary in connection with an exchange of property by the Company or such Wholly-Owned Subsidiary intended to qualify under section 1031 of the Code.~~

~~“1031 Property” means a property whose legal title or other indicia of ownership is held by a 1031 Intermediary as part of exchange of property intended to qualify under section 1031 of the Code.~~

“Additional Covenant” is defined in Section 9.9.

“Additional Note Purchase Agreement” means any note purchase agreement or similar document, instrument or agreement executed by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support, in connection with a private placement debt financing of indebtedness for borrowed money (other than Nonrecourse Indebtedness) (or any two or more of any of the foregoing forming part of a common interrelated financing), in each case, as such document, instrument or agreement may be amended, restated, supplemented or otherwise modified from time to time and together with any increase, refinancing, refunding or replacement thereof, in whole or in part.

“Adjusted EBITDA” means, for the most recently ended fiscal quarter of the Company, EBITDA of the Consolidated Parties for such period less Capital Reserves for all Properties for such period.

“Adjusted Interest Rate” is defined in Section 1.2.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company, and Sponsored REITs shall not be considered Affiliates of the Company.

“Agent Fee Letter” means the fee letter dated as of February 21, 2024 between the Company and the Collateral Agent.

“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

SCHEDULE A
(to Note Purchase Agreement)

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Applicable Sharing Percentage” means (a) in connection with any prepayment (other than a mandatory prepayment arising from a Disposition or Equity Issuance), the Initial Sharing Percentage, and (b) in connection with any prepayment arising from a Disposition or Equity Issuance, (i) with respect to the Indebtedness under the BAML Loan Documents, 20.00000%, (ii) with respect to the Indebtedness under the BMO Loan Documents, 25.55556% and (iii) with respect to the Indebtedness under the Notes, 44.444444%.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Authorized Collateral Agent” has the meaning ascribed to such term in the Intercreditor Agreement.

“~~Below Investment Grade Event~~BAML Credit Agreement” is defined in ~~Section 1.2~~clause (a) of the definition of “Material Credit Facility”.

“BAML Loan Documents” means the BAML Credit Agreement, and the documents, instruments and agreements executed in connection therewith, and all renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof (in each case to the extent permitted under Section 10.15).

“BAML Term Loans” means any loans made pursuant to the BAML Credit Agreement.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“BMO Credit Agreement” is defined in clause (b) of the definition of “Material Credit Facility”.

“BMO Loan Documents” means the BMO Credit Agreement, and the documents, instruments and agreements executed in connection therewith, and all renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof (in each case to the extent permitted under Section 10.15).

“BMO Term Loans” means any loans made pursuant to the BMO Credit Agreement.

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, or Boston, Massachusetts are required or authorized to be closed.

“Capital Reserve” means for any period and with respect to a Property (other than any Projects Under Development), an amount equal to the product of (a) the gross leaseable area contained in such Property (in square feet), multiplied by (b) $0.30 per annum.

“Capitalization Rate” means (a) for each CBD or Urban Infill Property, 6.75%; provided that, if any MFL Facility provides for a “capitalization rate” for CBD or Urban Infill Properties that is higher or lower than 6.75%, then the capitalization rate herein for CBD or Urban Infill Properties shall be the highest capitalization rate for CBD or Urban Infill Properties then applicable under any MFL Facility; provided, however, that in no event may the capitalization rate herein for each CBD or Urban Infill Property be less than 6.00%, and (b) for each Suburban Property, 7.50%; provided that, if any MFL Facility provides for a “capitalization rate” for Suburban Properties that is higher or lower than 7.50%, then the capitalization rate herein for Suburban Properties shall be the highest capitalization rate for Suburban Properties then applicable under any MFL Facility; provided, however, that in no event may the capitalization rate herein for each Suburban Property be less than 6.75%.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 12 months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (1) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (2) any bank whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than two years from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate commercial paper or notes issued by, or guaranteed by, any domestic corporation rated “A-2” (or the equivalent thereof) or better by S&P or “P-2” (or the equivalent thereof) or better by Moody’s and maturing within one year of the date of acquisition, (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which any Consolidated Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $50,000,000 and the portfolios of which invest principally in Investments of the character described in the foregoing clauses (a) through (d).

“CBD or Urban Infill Property” means (a) any Property listed on Schedule 5.20 or in the most recent certificate of a Senior Financial Officer delivered pursuant to Section 7.2 and in each case identified as a CBD or Urban Infill Property, and (b) any other improved Property which is located in markets with characteristics similar to those identified in clause (a) and is designated by the Company with the consent of the Required Holders as a CBD or Urban Infill Property from time to time.

“Change of Control” is defined in Section 8.7(f).

“Change of Control Proposed Prepayment Date” is defined in Section 8.7(b).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Collateral” has the meaning set forth in Section 9.7(b).

“Collateral Agent” shall mean Acquiom Agency Services LLC, in its capacity as collateral agent under the Collateral Documents, together with its successors and permitted assigns under this Agreement and the Collateral Documents exercising substantially the same rights and powers.

“Collateral Documents” means, collectively, the Pledge Agreement and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Obligations and any joinders, amendments and supplements to the foregoing.

“Company” is defined in the first paragraph of this Agreement.

“Competitor” means any Person (other than any initial Purchaser or any Person described in clause (c) of the definition of Institutional Investor) primarily engaged in the business is owning, occupying, or investing in real estate; provided, however, that the term “Competitor” shall exclude any Person that is an Institutional Investor described in clause (a), (b) or (d) of the definition thereof and that, but for this proviso, would fall within the definition of “Competitor” solely through the holding of passive investments in a Competitor.

“Confidential Information” is defined in Section 20.

“Consolidated Parties” means a collective reference to the Company and its consolidated Subsidiaries, as determined in accordance with GAAP; and “Consolidated Party” means any one of them.  Sponsored REITs shall be deemed not included as Consolidated Parties under this Agreement.

“Contractual Obligation” means, as to any Person, any material provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Note, that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of such Note or (b) 2.00% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Disposition” or “Dispose” means the sale, transfer, license, lease (including any ground lease) or other disposition (including any sale and leaseback transaction but excluding any real estate space lease made in a property by a Person in the normal course of such Person’s business operations) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.  For the avoidance of doubt, any assignment or other disposition for collateral or security purposes shall not constitute a Disposition under this Agreement.

“EBITDA” means for the Consolidated Parties, for the most recently ended fiscal quarter of the Company, without duplication, the sum of (a) net income of the Consolidated Parties, in each case, excluding any non-recurring or extraordinary gains and losses and Hedge Ineffectiveness for such period (but including syndication fees), plus (b) an amount which, in the determination of net income for such period pursuant to clause (a) above, has been deducted for or in connection with (1) Interest Expense (plus, amortization of deferred financing costs, to the extent included in the determination of Interest Expense per GAAP), (2) income taxes, and (3) depreciation and amortization, all determined in accordance with GAAP, plus (c) the Consolidated Parties’ Equity Percentages of the above attributable to Unconsolidated Affiliates.

“Eligible Unencumbered Property Pool” means, collectively, Properties ~~(other than unimproved land)~~ of the Company and its Wholly-Owned Subsidiaries ~~and any 1031 Intermediary~~ each of which Properties meets the following criteria:

(a)such Property is 100% fee owned (or ground leased) by the Company or any Wholly-Owned Subsidiary ~~or any 1031 Intermediary (with such~~ (ground leases to be Financeable Ground Leases);

(b)such Property is primarily an industrial, office, flex, or apartment property;

(c)such Property is located in the continental United States;

(d)such Property or ownership thereof ~~(including the Equity Interests in the Wholly-Owned Subsidiary or 1031 Intermediary which, directly or indirectly, owns (or ground leases) such Property)~~ is not subject to any Liens ~~or Negative Pledges~~, except for liens (and under documents related thereto) specified in clauses (a) through (~~d~~f), inclusive, of the definition of Permitted Liens, and the Property and the owner of the Property is not subject to any Negative Pledges and does not have any Recourse Indebtedness (~~unless such~~other than pursuant to the BMO Loan Documents and the BAML Loan Documents so long as the owner of such Property is the Company or a Subsidiary Guarantor);

(e)the owner of such Property has the right to sell, transfer or dispose of such Property, provided that if any such Property is subject to a Financeable Ground the owner shall be deemed to have the right to sell, transfer or dispose of such Property if the lessor is required to approve of or consent to any sale, transfer or disposition based on reasonable objective criteria as to the creditworthiness or line of business of the transferee or delivery of customary assignment and assumption agreements from the transferor and transferee;

(f)such Property is free of all structural defects or major architectural deficiencies, title defects, Environmental Liabilities or other adverse matters that would materially impair the value of the Property;

(g)such Property, if subject to a Financeable Ground Lease, is included in the “eligible unencumbered property pool” under each applicable MFL Facility; and

(h)such Property satisfies the requirements set forth on Schedule EUPP.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Consolidated Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials on or from the Property of a Consolidated Party, or (c) the release or threatened release of any Hazardous Materials into the environment from a Property of a Consolidated Party.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means the issuance or sale by any Person of any of its Equity Interests or any capital contribution to such Person by any holder of its Equity Interests.

“Equity Percentage” means, with respect to any Person, the aggregate ownership percentage of such Person in an Unconsolidated Affiliate, which shall be calculated as follows:  (a) for calculation of Indebtedness or liabilities, such Person’s nominal capital ownership interest in such Unconsolidated Affiliate as set forth in such Unconsolidated Affiliate’s organizational documents, or, if greater, the amount or percentage of such items allocated to such Person, or for which such Person is directly or indirectly responsible, pursuant to the terms of the applicable joint venture agreement (or similar governing agreement) or applicable law and (b) for all other purposes, the greater of (1) such Person’s nominal capital ownership interest in such Unconsolidated Affiliate as set forth in such Unconsolidated Affiliate’s organizational documents, and (2) such Person’s economic ownership interest in such Unconsolidated Affiliate, reflecting such Person’s share of income and expenses of such Unconsolidated Affiliate.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” is defined in Section 8.7(~~h~~f).

“Excluded Subsidiary” means, as of any date of determination, (a) any Subsidiary that is not a Wholly-Owned Subsidiary of the Company, (b) any Subsidiary that is an Immaterial Subsidiary~~,~~  and (c) ~~any Subsidiary (1) that holds title to assets which are collateral for any Secured Indebtedness of such Subsidiary or which is a Subsidiary that is a single asset entity and has incurred or assumed Nonrecourse Indebtedness; and (2) which is prohibited from guarantying or otherwise being liable for the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness or Nonrecourse Indebtedness or (ii) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness or Nonrecourse Indebtedness.~~each of FSP Investments LLC, FSP Protective TRS Corp., and FSP REIT Protective Trust.

“Execution Date” is defined in Section 3.

“FASB ASC” means an Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the Execution Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Fee Letter” means that certain Fee Letter, dated as of February 2, 2024, by and between the Company and the holders of Notes.

“Financeable Ground Lease” means a ground lease that provides protections for a potential leasehold mortgagee (“Mortgagee”) which include, among other things (a) a remaining term, including any optional extension terms exercisable unilaterally by the tenant thereunder, of no less than 25 years from the Execution Date, (b) that such ground lease will not be terminated until the Mortgagee has received notice of a default, has had a reasonable opportunity to cure or complete foreclosure, and has failed to do so, (c) provision for a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason or other protective provisions, (d) non-merger of the fee and leasehold estates, (e) transferability of the tenant’s interest under the ground lease without any requirement for consent of the ground lessor unless based on reasonable objective criteria as to the creditworthiness or line of business of the transferee or delivery of customary assignment and assumption agreements from the transferor and transferee, and (f) that insurance proceeds and condemnation awards from the leasehold interest will be applied pursuant to the terms of the applicable leasehold mortgage.

“Financial Covenant” means any covenant (whether set forth as a covenant, undertaking, event of default, restriction, prepayment event or other such provision) that requires the Company and/or any Subsidiary to:

(a)maintain a specified level of net worth, shareholders’ equity, total assets, unencumbered assets, unencumbered properties, cash flow, net income, occupancy rate or lease term;

(b)maintain any relationship of any component of its capital structure to any other component thereof (including the relationship of indebtedness, subsidiary indebtedness, senior indebtedness, secured indebtedness, unsecured indebtedness, subordinated indebtedness or recourse indebtedness to total capitalization, total assets, unencumbered assets or to net worth);

(c)maintain any measure of its ability to service its indebtedness (including exceeding any specified ratio of revenues, cash flow, operating income or net income to indebtedness, interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness);

(d)restrict the amount of distributions; or

(e)restrict the amount or type of its investments.

“~~Fitch~~First Amendment Effective Date” means ~~Fitch Ratings Service~~February 21, 2024.

“Fixed Charges” means, for the Consolidated Parties, for the most recently ended fiscal quarter of the Company, without duplication, the sum of (a) Interest Expense, plus (b) scheduled principal payments on Indebtedness, exclusive of (1) any voluntary or mandatory prepayments made by a Consolidated Party and (2) balloon, bullet or similar principal payments which repay Indebtedness in full, plus (c) Preferred Dividends paid during such period, if any, plus the Consolidated Parties’ Equity Percentages of the above clauses (a), (b) and (c) for Unconsolidated Affiliates.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means

(a)the government of

(1)the United States or any state or other political subdivision thereof, or

(2)any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (2) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or the payment or performance of such Indebtedness, (3) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (4) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedge Ineffectiveness” means any amount recorded as hedge ineffectiveness in accordance with FASB ASC 815 under GAAP and related to any loans and any Swap Contract.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Increase Date” is defined in Section 1.2.

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary holding assets (excluding earnest money deposits for the purchase of real estate) which contribute less than $100,000 to Total Asset Value.  Any Subsidiary formed for the purpose of purchasing real estate shall be deemed to be an Immaterial Subsidiary prior to purchase of such real estate and regardless of the amount of any earnest money deposit funded in connection therewith.

~~“INHAM Exemption” is defined in Section 6.3(e).~~

“Indebtedness” means, without duplication, all obligations of the following types:

(a)all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)all direct or contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;

(c)any net obligation under any Swap Contract, the amount of which on any date shall be deemed to be the Swap Termination Value thereof as of such date;

(d)all obligations to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)any capital lease or Synthetic Lease Obligation, the amount of which as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date;

(f)all obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, provided that the foregoing shall be excluded from Indebtedness if the obligation is neither scheduled nor permitted to become due and payable on or prior to the latest Maturity Date for any Note; and

(g)all Guarantees in respect of any of the foregoing.

For all purposes hereof, Indebtedness shall include the Indebtedness of any partnership or Joint Venture (other than a Joint Venture that is itself a corporation, limited partnership or limited liability company) in which a Person is a general partner or a joint venturer, unless such Indebtedness is Nonrecourse Indebtedness.  Indebtedness shall not include the Indebtedness of Sponsored REITs or the value of Hedge Ineffectiveness.

“INHAM Exemption” is defined in Section 6.3(e).

“Institutional Investor” means (a) any Purchaser, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Expense” means for the Consolidated Parties, without duplication, total interest expense incurred (in accordance with GAAP), including capitalized interest, plus the Consolidated Parties’ Equity Percentages of the same for Unconsolidated Affiliates.

“Initial Sharing Percentage” means (a) with respect to the Indebtedness under the BAML Loan Documents, 22.22222%, (b) with respect to the Indebtedness under the BMO Loan Documents, 28.39506% and (c) with respect to the Indebtedness under the Notes, 49.38272%.

“Intangible Assets” means goodwill, the purchase price of acquired assets in excess of fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the First Amendment Effective Date, by and among the Company, certain grantors and guarantors party thereto, Bank of America, N.A., as administrative agent for the BAML Loan Documents, Bank of Montreal, as collateral agent for the BMO Loan Documents, and Collateral Agent.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which such Person Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

~~“Investment Grade Rating” is defined in Section 1.2.~~

“Joint Venture” means any Person in which a Consolidated Party owns an Equity Interest, but that is not a Wholly-Owned Subsidiary of such Consolidated Party.  Sponsored REITs shall not be Joint Ventures.

“Joint Venture Projects” means all Projects with respect to which a Consolidated Party holds, directly or indirectly, an interest that is less than 100%.  Projects owned by Sponsored REITs shall not be Joint Venture Projects.

“Judgement Threshold Amount” means the lesser of (a) $50,000,000 and (b) the lowest threshold amount then applicable for judgment or similar defaults in any MFL Facility.

“Lien” means any mortgage, pledge, hypothecation, assignment for security, encumbrance, lien (statutory or other excepting for any liens not yet due and payable), charge, or other security interest or preferential arrangement in the nature of a security interest or any kind or nature whatsoever (including any conditional sale or other title retention agreement, any other encumbrance on title to or ownership of real property securing the payment of money, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan Party” means, collectively, the Company and each Subsidiary Guarantor.

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Consolidated Parties taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Consolidated Parties taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement ~~and~~, the Notes or any other Note Document to which it is a party, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty or any other Note Document to which it is a party, or (d) the validity or enforceability against a Loan Party of this Agreement, the Notes ~~or~~, any Subsidiary Guaranty or any other Note Document to which it is a party.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a)the ~~Second Amended and Restated~~ Credit Agreement dated as of ~~October 29~~January 10, ~~2014~~2022, as amended as of ~~July 21, 2016~~February 10, 2023 and as of ~~October 18, 2017~~February 21, 2024, by and among the Company, the lenders from time to time parties thereto and Bank of America, N.A., as administrative agent~~,~~ (as further amended, restated or otherwise modified from time to time, and including any renewals, extensions, ~~amendments, supplements, restatements,~~ replacements or refinancing thereof, the “BAML Credit Agreement”); and

(b)the Second Amended and Restated Credit Agreement ~~dated as of October 29, 2014~~September 27, 2018, as amended as of ~~July 21, 2016~~February 10, 2023 and as of ~~October 18, 2017~~February 21, 2024, by and among the Company, the lenders from time to time parties thereto and Bank of Montreal, as administrative agent~~,~~ (as further amended, restated or otherwise modified from time to time, and including any renewals, extensions, ~~amendments, supplements, restatements,~~ replacements or refinancing thereof, the “BMO Credit Agreement”);

~~(c)the Credit Agreement dated as of November 30, 2016, as amended as of October 18, 2017, by and among the Company, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and~~

~~(d)any other agreement(s) creating or evidencing indebtedness for borrowed money (other than Nonrecourse Indebtedness) entered into on or after the date of Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $150,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.~~

“Maturity Date” with respect to any Note is defined in the first paragraph of such Note.

“Memorandum” is defined in Section 5.3.

“MFL Facilities” means each of the agreements described in clauses (a) ~~through (c) of the definition of Material Credit Facility and each Additional Note Purchase Agreement; provided that, if none of the agreements described in clauses (a) through (c) of the definition of Material Credit Facility shall then be in existence, MFL Facilities means each of agreements satisfying the requirements of clause (d~~and (b) of the definition of Material Credit Facility and each Additional Note Purchase Agreement.

“Monthly Reporting Package” means the financial reporting package in the form substantially similar to the form delivered to the Purchasers on the First Amendment Effective Date, or such other form reasonably acceptable to the Required Holders, that includes a cash balance for the Consolidated Parties for the period then ended and the following information with respect to Properties in the Eligible Unencumbered Property Pool:

(a) a list of each Property’s current and projected 12-month occupancy with notes and/or a commentary section that includes updates on leasing information particularly covering major tenants (leases with over $500,000 in annualized rent) with leases expiring in next 24 months, any material new leases or amounts in arrears;

(b) commentary noting any material deviations to original budgeted costs including tenant improvements, leasing commissions and building costs; and

(c) updated sales progress for each Property that is listed for sale in the market using broker and internal information including the broker, number of interested parties, number of viewings, price ranges, address, estimated sale price, probable timeline, comments regarding status of the sale, and contract details for those under contract (including the sale price, anticipated closing date, and hard money deposit amount).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means (a) any mortgage, deed of trust, deed to secure debt or similar security instrument (regardless of priority) made or to be made by any Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness and (b) any mezzanine indebtedness relating to such real estate interest and secured by the Equity Interests of the direct or indirect owner of such real estate interest.

“Most Favored Lender Notice” means, in respect of any Additional Covenant, a written notice from the Company giving notice of such Additional Covenant, including therein a verbatim statement of such Additional Covenant, together with any definitions incorporated therein.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement which prohibits the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided that the following shall not constitute a Negative Pledge:  (a) an agreement that prohibits, restricts or conditions a Person’s ability to create or assume a Lien on its or its Subsidiary’s assets, provided that such agreement permits the creation or assumption of Liens upon the satisfaction or maintenance of one or more specified ratios; (b) an agreement that uses such asset as a borrowing base measurement; (c) any such prohibition required by law; (d) customary provisions in leases, licenses and other contracts restricting the pledge or assignment thereof; (e) any such prohibition contained in any agreement relating to the sale of any Subsidiary or any assets pending such sale; provided that in any such case, such prohibition applies only to the Subsidiary or the assets that are the subject of such sale; and (f) Negative Pledges contained in any Financeable Ground Leases.

“Net Cash Proceeds” means: (a) with respect to any Equity Issuance by any Consolidated Party (other than to another Consolidated Party), the sum of cash and cash equivalents received by a Consolidated Party in connection with any such transaction after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction: (i) brokerage commissions; (ii) attorneys’ fees; (iii) finder’s fees; (iv) financial advisory fees; (v) accounting fees; (vi) underwriting fees; (vii) investment banking fees; and (viii) other commissions, costs, fees, expenses and disbursements related to such Equity Issuance, in each case to the extent paid or payable by a Consolidated Party; and (b) with respect to any Disposition of any property or other asset by any Consolidated Party, an amount equal to (i) (A) the net amount due to seller on the closing date of such Disposition as set forth on the closing settlement statement (a copy of which shall be provided to the holders of Notes within two (2) Business Days of such closing), and (B) after the date of the closing of such Disposition, any deferred payment pursuant to, or by monetization of, a note receivable or otherwise, in each case of (A) and (B), only as and when so received minus (ii) without duplication, the sum of (A) the reasonable and customary out-of-pocket expenses incurred by a Consolidated Party in connection with such transaction, and (B) income taxes reasonably estimated to be actually payable within two (2) years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that (x) if the amount of any estimated taxes pursuant to subclause (b)(ii)(B) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds and shall be promptly remitted as provided herein, and (y) in no event shall Net Cash Proceeds be less than zero. It is understood and agreed that the settlement statement  required to be given to holders of Notes hereunder may be given by email pursuant to the applicable Purchaser notice information in the Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company, and if the Company receives a “failed delivery” (or similar) message from a Purchaser’s primary e-mail address set forth in the applicable Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company, the requirement for delivery to the holders hereunder shall be deemed satisfied if the Company dispatches such statement to the applicable Purchaser pursuant to another permitted notice method hereunder within five (5) days following receipt of such message of failed delivery.

“Net Operating Income” or “NOI” means, for any Property owned by any Consolidated Party and for the most recently ended fiscal quarter of the Company for which financial information has been, or simultaneously with such determination will be, delivered to the Purchasers or holders of the Notes pursuant to Section 7.1(a) or (b), the sum of the following (without duplication and determined on a consistent basis with prior periods):  (a) rents and other revenues received or earned in the ordinary course from such Property (including (1) revenues from the straight-lining of rents; and (2) proceeds of rent loss or business interruption insurance, but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid, excluding interest and Hedge Ineffectiveness, and inclusive of an appropriate accrual for expenses related to the ownership, operation or maintenance of such Property during the respective period, including property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, as applicable, but specifically excluding general overhead expenses of the Company or any Subsidiary and any property management fees) minus (c) the Capital

Reserves for such Property for such period minus (d) without duplication an imputed management fee in the amount of 3% of the gross revenues for such Property for such period.

“Nonrecourse Indebtedness” means Secured Indebtedness that is only recourse to all assets of a Person as a result of customary exceptions to non-recourse liability such as fraud, misapplication of funds, environmental indemnities, and other similar exceptions, and is otherwise contractually limited to specific assets of a Person encumbered by a lien securing such Indebtedness.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note Documents” means this Agreement, the Notes, each Collateral Document, the Fee Letter, the Intercreditor Agreement and all other documents, instruments and agreements delivered in connection with the foregoing, all as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time.

“Notes” is defined in Section 1.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company arising under the Notes, this Agreement, the Agent Fee Letter and any other Note Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees under the Agent Fee Letter and the Note Documents that accrue after the commencement by or against the Company of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.goviresource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Pari Passu Obligations” has the meaning specified in the Intercreditor Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Liens” means (a) liens securing the Pari Passu Obligations on an equal and ratable basis pursuant to the Intercreditor Agreement, (b) liens for taxes, assessments or governmental charges unpaid and diligently contested in good faith by the Company or a Subsidiary unless payment is required prior to the contesting of any such taxes and provided no enforcement proceedings have been commenced with respect to any lien filed in connection with such dispute and adequate reserves have been established (or are adequately bonded) for such taxes, assessments or governmental charges; (~~b~~c) liens for taxes, assessments or governmental charges not yet due and payable; (~~c~~d) (1) liens for labor, materials or supplies and any other liens (exclusive of those securing Indebtedness) which do not materially interfere with the use of the Properties comprising the Eligible Unencumbered Property Pool or the operation of the business of the Company or a Subsidiary and are either bonded or do not exceed in the aggregate at any one time $5,000,000; and (2) zoning restrictions, easements, rights of way, covenants, reservations and other rights, restrictions or encumbrances on use, which do not materially interfere with the use of the Properties comprising the Eligible Unencumbered Property Pool or the operation of the business of the Company or any Subsidiary; (~~d) liens in favor of the Company or a Wholly-Owned Subsidiary in connection with a 1031 Property; (~~e) liens deemed to occur by virtue of investments described in clause (d) of the definition of Cash Equivalents; (f) liens on cash and Cash Equivalents pledged to or for the benefit of any agent, letter of credit issuer, swingline lender or lender under any Material Credit Facility) to secure any exposure resulting from one or more lenders becoming a defaulting lender; (g) liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen’s compensation, unemployment insurance or similar applicable laws; (h) liens and rights of pledge and setoff of banks, financial institutions and securities intermediaries in respect of deposits and accounts maintained in the ordinary course of business and not securing Indebtedness; (i) liens solely on any cash earnest money deposits made by the Company or a Subsidiary in connection with any letter of intent or purchase agreement; (j) liens securing the obligations of the Company and the Subsidiary Guarantors hereunder, under the Notes and under the Subsidiary Guaranties; and (k) liens on property existing at the time of acquisition thereof and refinancing of such liens, ~~liens securing Secured Indebtedness, liens on the Equity Interests of Excluded Subsidiaries,~~ and liens securing judgments not constituting an Event of Default under Section 11(j), all in amounts complying with the applicable financial covenants set forth in Section 10.6 and each Additional Covenant that is a Financial Covenant.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Pledge Agreement” means a Pledge Agreement, substantially in the form of Exhibit A, executed by a Loan Party, to or for the benefit of the secured parties defined therein, covering the Collateral.

“Preferred Dividends” means, with respect to any Person, dividends or other distributions which are payable to holders of any Equity Interests in such Person which entitle the holders of such Equity Interests to be paid on a preferred basis prior to dividends or other distributions to the holders of other types of Equity Interests in such Person.

“Projects” means any and all parcels of real property owned by any Consolidated Party or with respect to which the Consolidated Party owns an interest (whether directly or indirectly) on which are located improvements with a gross leasable area in excess of 50,000 square feet or with respect to which construction and development of such improvements are in progress.

“~~Project~~Projects Under Development” means any Project under development or redevelopment by any Consolidated Party (a) classified as construction in progress on the Company’s quarterly financial statements; or (b) as to which a certificate of occupancy has not been issued.

“Properties” means, as of any date of determination, interests in real property, together with all improvements thereon, owned by the Company or any Consolidated Party, as applicable; and “Property” means any one of them.

“PTE” is defined in Section 6.3(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.3(d).

~~“Rating Agency” is defined in Section 1.2.~~

“Rating Agency” means any credit rating agency that is recognized as a “nationally recognized statistical rating organization” by the SEC, so long as any such credit rating agency continues to be a “nationally recognized statistical rating organization” recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.

“REIT Qualifying Distributions” means Restricted Payments by the Company based on the Company’s good faith estimate of its projected or estimated taxable income or otherwise as necessary to retain the Company’s status as a REIT, to meet the distribution requirements of Section 857 of the Internal Revenue Code or to eliminate any income or excise Taxes to which the Company would otherwise be subject.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of the Equity Interests of any Consolidated Party, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of the Equity Interests of any Consolidated Party, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Equity Interests of any Consolidated Party, now or hereafter outstanding.

“Recourse Indebtedness” means any Indebtedness other than Nonrecourse Indebtedness.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Code.

“Register” is defined in Section 13.1.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (a) prior to the Closing, the Purchasers, and (b) on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission of the United States.

“Secured Indebtedness” means all Indebtedness of a Person that is secured by a mortgage, deed of trust, lien, pledge, encumbrance or other security interest; provided that Secured Indebtedness shall exclude any Indebtedness in respect of the Pari Passu Obligations.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Securities Holdings” means common stock, preferred stock, other capital stock, beneficial interests in trusts, membership interests in limited liability companies and other Equity Interests in entities (other than consolidated Subsidiaries, unconsolidated Subsidiaries and Sponsored REITs, and other than property that is included as “Cash Equivalents,” “Cash” or “Marketable Securities” on the Company’s balance sheet).  The value of Securities Holdings shall be calculated on the basis of the lower of cost or market value as shown on the Company’s balance sheet.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, assistant treasurer, treasurer or comptroller of the Company.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

~~“Significant Acquisition” means an acquisition (in one transaction or a series of related transactions) of (a) one or more entities (excluding Sponsored REITs) for a purchase price in excess of 10% of Total Asset Value as of the last day for which financial statements were delivered pursuant to Section 7.1(a) or (13), or (b) one or more properties for an amount in excess of 10% of Total Asset Value as of the last day for which financial statements were delivered pursuant to Section 7.1(a) or (b).~~

“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the SEC as in effect on the Execution Date) of the Company.

“Source” is defined in Section 6.3.

“Sponsored REIT” shall have the same meaning as such term is used in the Company’s filings with the SEC.  For the avoidance of doubt, a “Sponsored REIT” shall include a Wholly-Owned Subsidiary of the Company during the period prior to its syndication.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.  Sponsored REITs shall not be considered Subsidiaries.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty.

“Subsidiary Guaranty” is defined in Section 9.7(a).

“Substitute Purchaser” is defined in Section 21.

“Suburban Property” means (a) any Property listed on Schedule 5.20 or in the most recent certificate of a Senior Financial Officer delivered pursuant to Section 7.2 and in each case identified as a Suburban Property, or (b) any other improved Property that does not constitute a CBD or Urban Infill Property.

“SVO” means the Securities Valuation Office of the NAIC.

“Swap Contracts” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement used to document transactions of the type set forth in clause (a) hereof (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more readily available quotations provided by any recognized dealer in such Swap Contracts or any independent valuation source reasonably acceptable to the administrative agents under the MFL Facilities and not objected to by the Required Holders (and the Required Holders agree that Chatham Financial is a reasonably acceptable independent valuation source).

~~“SVO” means the Securities Valuation Office of the NAIC.~~

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tangible Net Worth” means, for the Consolidated Parties, as of the most recently ended fiscal quarter of the Company, the excess of Total Assets over Total Liabilities, and less the sum of:

(a)the total book value of all assets of the Consolidated Parties properly classified as Intangible Assets; plus

(b)all amounts representing any write-up in the book value of any assets of the Consolidated Parties resulting from a revaluation thereof subsequent to the balance sheet date; plus

(c)to the extent otherwise includable in the computation of Tangible Net Worth, any subscriptions receivable.

Total Assets and Total Liabilities shall also exclude an asset or liability created by the Swap Termination Value and Hedge Ineffectiveness.

“Term Loans” means the loans outstanding from time to time under the BAML Credit Agreement and the BMO Credit Agreement.

“Threshold Amount” means without duplication (a) with respect to Nonrecourse Indebtedness, such Indebtedness having an aggregate outstanding principal amount of at least the lesser of (1) $100,000,000 individually or when aggregated with all such Indebtedness and (2) the lowest threshold amount then applicable for such Indebtedness in any MFL Facility and (b) with respect to any other Indebtedness of such Person, such Indebtedness having an aggregate outstanding principal amount of at least the lesser of (1) $50,000,000 individually or when aggregated with all such Indebtedness and (2) the lowest threshold amount then applicable for such Indebtedness in any MFL Facility.  For clarification purposes, no Indebtedness and no Guarantee shall be attributed to any Person hereunder (for purposes of a determination of the Threshold Amount of Indebtedness of a Person, including whether or not such Indebtedness is Nonrecourse Indebtedness) unless such Person is the borrower, guarantor or primary obligor thereof and, if a guarantor, such Indebtedness or Guarantee, as applicable, shall be deemed to be in the amount of such guaranty (and shall exclude any and all guaranties that are not in liquidated amounts).

“Total Assets” means all assets of the Consolidated Parties determined in accordance with GAAP.

“Total Asset Value” means, without duplication, for the most recently ended fiscal quarter of the Company, with respect to the Consolidated Parties on a consolidated basis, the sum of (a) the quotient of annualized NOI for such fiscal quarter minus the aggregate amount of NOI attributable to each Property sold or otherwise disposed of during such fiscal quarter minus the aggregate amount of NOI attributable to each Property acquired during the last four fiscal quarters, divided by the Capitalization Rate plus (b) the acquisition cost of each Property acquired during such prior four fiscal quarters, plus (c) unrestricted cash and Cash Equivalents as of the last day of such fiscal quarter, plus (d) the book value of unimproved land holdings as of the last day of such fiscal quarter, plus (e) the book value of construction in progress as of the last day of such fiscal quarter, plus (f) the carrying value of performing mortgage loans to Sponsored REITs as of the last day of such fiscal quarter, plus (g) the carrying value of preferred stock investments in Sponsored REITs as of the last day of such fiscal quarter as shown on the Company’s financial statements for such fiscal quarter.

Notwithstanding the foregoing, for purposes of determining Total Asset Value, to the extent the aggregate amount of Investments in Projects under Development, undeveloped land holdings, Joint Venture Projects and Joint Ventures, Securities Holdings and Mortgages to non-

Affiliates (excluding Mortgages to Sponsored REITs) exceed 10% of Total Asset Value, such excess amount shall be excluded.

“Total Indebtedness” means all Indebtedness of the Consolidated Parties determined on a consolidated basis plus the Consolidated Parties’ Equity Percentages of Indebtedness of Unconsolidated Affiliates.

“Total Liabilities” means all liabilities of the Consolidated Parties determined in accordance with GAAP.

“Total Secured Indebtedness” means, all Indebtedness of the Consolidated Parties that is secured by a mortgage, deed of trust, lien, pledge, encumbrance or other security interest, and the Consolidated Parties’ Equity Percentages of the above of Unconsolidated Affiliates ~~and, for purposes of Section 10.6(b) only, shall include all unsecured Indebtedness of Subsidiaries that are not Subsidiary Guarantors.~~; provided that Total Secured Indebtedness shall exclude any Indebtedness in respect of the Obligations and the other Pari Passu Obligations.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unconsolidated Affiliate(s)” means, with respect to any Person (the “parent”), at any date, any corporation, limited liability company, partnership, association or other entity that is an Affiliate of such Person, the accounts of which would not be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with full consolidation method GAAP as of such date.  Unless otherwise specified, all references herein to “Unconsolidated Affiliate” or to “Unconsolidated Affiliates” shall refer to an Unconsolidated Affiliate or Unconsolidated Affiliates of the Consolidated Parties.  Unconsolidated Affiliates shall not include any Sponsored REIT.

“Unencumbered Asset Value” means, without duplication, for the most recently ended fiscal quarter of the Company, with respect to the Eligible Unencumbered Property Pool, the sum of (a) the quotient of annualized Unencumbered NOI for such fiscal quarter minus the aggregate amount of NOI attributable to each Property sold or removed from the Eligible Unencumbered Property Pool during such fiscal quarter minus the aggregate amount of NOI attributable to each Property acquired or added to the Eligible Unencumbered Property Pool during the last four fiscal quarters, divided by the Capitalization Rate, plus (b) the acquisition cost of each Property acquired or added to the Eligible Unencumbered Property Pool during such prior four fiscal quarters.  For the purposes of calculating the Unencumbered Asset Value, the value of any one Property in the Eligible Unencumbered Property Pool may not exceed 20% of the aggregate value of the Eligible Unencumbered Property Pool.

“Unencumbered NOI” means the Net Operating Income from the entire Eligible Unencumbered Property Pool for the fiscal quarter most recently ending.

“United States” or “U.S.” means the United States of America.

“United States Person” has the meaning set forth in section 7701(a)(30) of the Code.

“Unsecured Indebtedness” means all Indebtedness of the Consolidated Parties which is not secured by a Lien on any property; provided that “Unsecured Indebtedness” shall include the Obligations and the other Pari Passu Obligations notwithstanding the fact that such Indebtedness is secured by the Collateral.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wholly-Owned Subsidiary” of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Except as otherwise specifically noted, each reference to “Wholly-Owned Subsidiary” contained herein shall be to Subsidiaries of the Consolidated Parties meeting the qualifications noted above.  Sponsored REITs shall not be considered Wholly-Owned Subsidiaries.

Schedule 1(a)

FORM OF SERIES A NOTE

FRANKLIN STREET PROPERTIES CORP.

~~3.99~~8.0% SERIES A SENIOR NOTE DUE ~~DECEMBER 20~~April 1, ~~2024~~2026

No. ~~RA~~II-AR-	, 20
$	PPN: 35471R A~~*7~~#3

FOR VALUE RECEIVED, the undersigned, FRANKLIN STREET PROPERTIES CORP. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to _______, or registered assigns, the principal sum of _______ DOLLARS (or so much thereof as shall not have been prepaid) on ~~December 20~~April 1, ~~2024~~2026 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months), subject to adjustment pursuant to Section 1.2 of the Note Purchase Agreement referred to below, (a) on the unpaid balance hereof at the rate of ~~3.99~~8.0% per annum from the date hereof, payable semiannually, on the 20th day of June and December in each year, commencing with the June 20th or December 20th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) ~~5.99~~10.0% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 24, 2017, as amended as of February 21, 2024 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (a) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (b) made the representation set forth in Section 6.3 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.  This Note amends and restates one or more of the Original Series A Notes originally issued on October 24, 2017, as detailed below.  In addition to the payment of interest as set forth in the initial paragraph hereof, from (and including) December 20, 2023 through (but excluding) the First Amendment Effective Date (as defined in the Note Purchase Agreement), interest on the Original Series A Notes amended and restated by this Note accrued interest at a rate of 4.49% per

1(a)-3

annum. The Company agrees to pay such accrued interest, which remains unpaid as of the First Amendment Effective Date, on June 20, 2024.

Number(s) of Original Series A Notes that are amended and restated by this Note: ____________.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

1(a)-2

[Different first page link-to-previous setting changed from off in original to on in modified.].

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

FRANKLIN STREET PROPERTIES CORP.

By:
Name:
Its:

[Different first page link-to-previous setting changed from off in original to on in modified.].
~~SCHEDULE~~ 1(a)-3
~~(to Note Purchase Agreement)~~

Schedule 1(b)

FORM OF SERIES B NOTE

FRANKLIN STREET PROPERTIES CORP.

~~4.26~~8.0% SERIES B SENIOR NOTE ~~DECEMBER 20, 2027~~DUE APRIL 1, 2026

No. ~~RB~~II-BR-	, 20
$	PPN: 35471R ~~A@5~~B*6

FOR VALUE RECEIVED, the undersigned, FRANKLIN STREET PROPERTIES CORP. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to _______, or registered assigns, the principal sum of _______ DOLLARS (or so much thereof as shall not have been prepaid) on ~~December 20~~April 1, ~~2027~~2026 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months), subject to adjustment pursuant to Section 1.2 of the Note Purchase Agreement referred to below, (a) on the unpaid balance hereof at the rate of ~~4.26~~8.0% per annum from the date hereof, payable semiannually, on the 20th day of June and December in each year, commencing with the June 20th or December 20th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) ~~6.26~~10.0% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 24, 2017, as amended as of February 21, 2024 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (a) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (b) made the representation set forth in Section 6.3 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. This Note amends and restates one or more of the Original Series B Notes originally issued on October 24, 2017, as detailed below.  In addition to the payment of interest as set forth in the initial paragraph hereof, from (and including) December 20, 2023 through (but excluding) the First Amendment Effective Date (as defined in the Note Purchase Agreement), interest on the

1(b)-3

Original Series B Notes amended and restated by this Note accrued interest at a rate of 4.76% per annum.  The Company agrees to pay such accrued interest, which remains unpaid as of the First Amendment Effective Date, on June 20, 2024.

Number(s) of Original Series B Notes that are amended and restated by this Note:

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

1(b)-2

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

FRANKLIN STREET PROPERTIES CORP.

By:
Name:
Its:

1(b)-3

Schedule 5.4(a)(1)

SUBSIDIARIES(1)

Subsidiaries

	Name	Form of Entity	Jurisdiction of Organization

1	FSP 1001 17th Street LLC	Limited Liability Company	Delaware
2	FSP 121 South Eighth Street LLC	Limited Liability Company	Delaware
3	FSP 1999 Broadway LLC	Limited Liability Company	Delaware
4	FSP 303 EWD LLC	Limited Liability Company	Delaware
5	FSP 600 17th Street LLC	Limited Liability Company	Delaware
6	FSP 801 Marquette Avenue LLC	Limited Liability Company	Delaware
7	FSP Addison Circle Corp.	Corporation	Delaware
8	FSP Addison Circle Limited Partnership	Limited Partnership	Texas
9	FSP Addison Circle LLC	Limited Liability Company	Delaware
10	FSP Blue Lagoon Drive Corp.	Corporation	Delaware
11	FSP Blue Lagoon Drive LLC	Limited Liability Company	Delaware
12	FSP Collins Crossing Corp.	Corporation	Delaware
13	FSP Collins Crossing Limited Partnership	Limited Partnership	Texas
14	FSP Collins Crossing LLC	Limited Liability Company	Delaware
15	FSP Eldridge Green Corp.	Corporation	Delaware
16	FSP Eldridge Green Limited Partnership	Limited Partnership	Texas
17	FSP Eldridge Green LLC	Limited Liability Company	Delaware
18	FSP Forest Park IV LLC	Limited Liability Company	Delaware
19	FSP Forest Park IV NC Limited Partnership	Limited Partnership	North Carolina
20	FSP GB LLC	Limited Liability Company	Delaware
21	FSP Greenwood Plaza Corp.	Corporation	Delaware
22	FSP Holdings LLC	Limited Liability Company	Delaware
23	FSP Innsbrook Corp.	Corporation	Delaware
24	FSP Investments LLC	Limited Liability Company	Massachusetts
25	FSP Legacy Tennyson Center LLC	Limited Liability Company	Delaware
26	FSP Liberty Plaza Limited Partnership	Limited Partnership	Texas
27	FSP One Legacy Circle LLC	Limited Liability Company	Delaware
28	FSP Park Ten Development Corp.	Corporation	Delaware
29	FSP Park Ten Development LLC	Limited Liability Company	Delaware
30	FSP Park Ten Limited Partnership	Limited Partnership	Texas
31	FSP Park Ten LLC	Limited Liability Company	Delaware
32	FSP Park Ten Phase II Limited Partnership	Limited Partnership	Texas
33	FSP Pershing Park Plaza LLC	Limited Liability Company	Delaware

34	FSP Plaza Seven LLC	Limited Liability Company	Delaware
35	FSP Property Management LLC	Limited Liability Company	Massachusetts
36	FSP Protective TRS Corp.	Corporation	Massachusetts
37	FSP REIT Protective Trust	Trust	Massachusetts
38	FSP Westchase LLC	Limited Liability Company	Delaware

As of February 21, 2024

(1) All Subsidiaries are Wholly-Owned Subsidiaries of the Company.

Schedule 5.4(a)(2)

SPONSORED REITS

Sponsored REITS

	Sponsored REIT Name	Form of Entity	Jurisdiction of Organization

1	FSP Monument Circle Corp	Corporation	Delaware
2	FSP Monument Circle LLC	Limited Liability Company	Delaware

As of February 21, 2024

Schedule 5.4(a)(3)

AFFILIATES

None.

Schedule 5.4(a)(4)

DIRECTORS AND SENIOR OFFICERS

Directors	Title
George J. Carter	Chairman of the Board
Georgia Murray	Lead Independent Director
John N. Burke	Chair of the Audit Committee
Brian N. Hansen	Chair of the Compensation Committee
Kathryn P. O’Neil
Kenneth A. Hoxsie	Chair of the Nominating and Corporate Governance Committee
Dennis J. McGillicuddy
Milton P. Wilkins, Jr.

Senior Officers	Title
George J. Carter	Chief Executive Officer
Jeffrey B. Carter	President and Chief Investment Officer
John G. Demeritt	Executive Vice President, Chief Financial Officer and Treasurer
Scott H. Carter	Executive Vice President, General Counsel and Secretary
Eriel Anchondo	Executive Vice President and Chief Operating Officer
John Donahue	Executive Vice President and President of FSP Property Management LLC
Andrew J. Klouse	Senior Vice President - Finance and Assistant Treasurer
Toby Daley	Senior Vice President
William Friend	Senior Vice President

Schedule 5.4(d)

Restriction on Ability of Subsidiaries to pay dividends

None.

Schedule 5.5

FINANCIAL STATEMENTS

Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2022

Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2023

Supplemental Operating and Financial Data - Third Quarter 2023

Schedule 5.10

PROPERTIES DISPOSED OF AFTER FINANCIAL STATEMENT DATE

Name	Date of Property Sale

FSP Blue Lagoon Drive LLC	December 6, 2023
FSP Collins Crossing Limited Partnership	January 26, 2024
FSP One Legacy Circle LLC	October 26, 2023

SCHEDULE 5.20

ELIGIBLE UNENCUMBERED PROPERTY POOL PROPERTIES

	Property Name	Fee Owner	City	State	Type	S.F.	CBD & Urban Infill	Suburban

1	FSP Park Ten	FSP Park Ten Limited Partnership	Houston	TX	Office	157,609		X
2	FSP Addison Circle	FSP Addison Circle Limited Partnership	Addison	TX	Office	289,333	X
3	FSP Innsbrook	FSP Innsbrook Corp.	Glen Allen	VA	Office	298,183		X
4	FSP Eldridge Green	FSP Eldridge Green Limited Partnership	Houston	TX	Office	248,399	X
5	FSP Greenwood Plaza	FSP Greenwood Plaza Corp.	Englewood	CO	Office	196,236	X
6	FSP Park Ten Phase II	FSP Park Ten Phase II Limited Partnership	Houston	TX	Office	156,746		X
7	FSP Liberty Plaza	FSP Liberty Plaza Limited Partnership	Addison	TX	Office	217,841	X
8	FSP 121 South 8th Street	FSP 121 South Eighth Street LLC	Minneapolis	MN	Office	298,121	X
9	FSP 801 Marquette Avenue	FSP 121 South Eighth Street LLC	Minneapolis	MN	Office	129,691	X
10	FSP Legacy Tennyson Center	FSP Legacy Tennyson Center LLC	Plano	TX	Office	209,461		X
11	FSP Westchase	FSP Westchase LLC	Houston	TX	Office	629,025	X
12	FSP 1999 Broadway	FSP 1999 Broadway LLC	Denver	CO	Office	682,639	X
13	FSP 1001 17th Street	FSP 1001 17th Street LLC	Denver	CO	Office	649,235	X
14	FSP Plaza Seven	FSP Plaza Seven LLC	Minneapolis	MN	Office	330,096	X
15	FSP Pershing Park Plaza	FSP Pershing Park Plaza LLC	Atlanta	GA	Office	160,145	X

	Property Name	Fee Owner	City	State	Type	S.F.	CBD & Urban Infill	Suburban

16	FSP 600 17th Street	FSP 600 17th Street LLC	Denver	CO	Office	612,135	X

As of February 21, 2024

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF SERIES A NOTES	PRINCIPAL AMOUNT OF SERIES B NOTES

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

[***************]	$11,142,358.57	$0

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

[***************]

Each such wire transfer shall set forth the name of the Company, a reference to [***************] and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating solely to scheduled principal and interest payments:

Prudential Retirement Insurance and Annuity Company

[***************]

(3)	E-mail address for Electronic Delivery: [***************] and [***************]
(4)	Address for all other communications:

Prudential Retirement Insurance and Annuity Company

[***************]

(5)	Address for delivery of the Notes:

(a)Send physical security by nationwide overnight delivery service to:

[***************]

(b)Send copy by email to:   [***************]

(6)	Tax Identification Number: [***************]
(7)	Nominee Name: None

PURCHASER SCHEDULE

(to Note Purchase Agreement)

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 2

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF SERIES A NOTES	PRINCIPAL AMOUNT OF SERIES B NOTES

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

[***************]	$6,164,740.74	$0

(1)	All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

[***************]

Each such wire transfer shall set forth the name of the Company, a reference to [***************] and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

[***************]

Each such wire transfer shall set forth the name of the Company, a reference to [***************] and the due date and application (e.g., type of fee) of the payment being made.

(2)	Address for all notices relating solely to scheduled principal and interest payments:

The Prudential Life Insurance Company, Ltd.

[***************]

and e-mail copy to:

[***************]

(3)	E-mail address for Electronic Delivery: [***************] and [***************]
(4)	Address for all other communications:

c/o Prudential Private Capital – Corporate and Project Workouts

[***************]

(5)	Address for delivery of the Notes:

Purchaser Schedule - 3

(a)Send physical security by nationwide overnight delivery service to:

[***************]

(b)Send copy by email to:  [***************]

(6)	Tax Identification Number: [***************]
(7)	Nominee Name: None

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 4

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

THE GIBRALTAR LIFE INSURANCE CO., LTD.

[***************]	$8,629,888.89	$0

(1)	All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

[***************]

Each such wire transfer shall set forth the name of the Company, a reference to [***************] and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

[***************]

Each such wire transfer shall set forth the name of the Company, a reference to “8.0% Series A Senior Notes due April 1, 2026, PPN 35471R A#3” and the due date and application (e.g., type of fee) of the payment being made.

(2)	Address for all notices relating solely to scheduled principal and interest payments:

The Gibraltar Life Insurance Co., Ltd.

[***************]

and e-mail copy to:

E-mail: [***************] and [***************]

(3)	E-mail address for Electronic Delivery: [***************] and [***************]
(4)	Address for all other communications:

c/o Prudential Private Capital – Corporate and Project Workouts

[***************]

(5)	Address for delivery of the Notes:

Purchaser Schedule - 5

(a)Send physical security by nationwide overnight delivery service to:

[***************]

(b)Send copy by email to: [***************]

(6)	Tax Identification Number: [***************]
(7)	Nominee Name: None

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 6

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

THE GIBRALTAR LIFE INSURANCE CO., LTD.

[***************]	$3,909,074.07	$0

(1)	All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

[***************]

Each such wire transfer shall set forth the name of the Company, a reference to [***************]  and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

[***************]

Each such wire transfer shall set forth the name of the Company, a reference to “8.0% Series A Senior Notes due April 1, 2026, PPN 35471R A#3” and the due date and application (e.g., type of fee) of the payment being made.

(2)	Address for all notices relating solely to scheduled principal and interest payments:

The Gibraltar Life Insurance Co., Ltd.

[***************]

and e-mail copy to:

E-mail: [***************]  and [***************]

(3)	E-mail address for Electronic Delivery: [***************] and [***************]
(4)	Address for all other communications:

c/o Prudential Private Capital – Corporate and Project Workouts

[***************]

(5)	Address for delivery of the Notes:

Purchaser Schedule - 7

(a)Send physical security by nationwide overnight delivery service to:

[***************]

(b)Send copy by email to:  [***************]

(6)	Tax Identification Number: [***************]
(7)	Nominee Name: None

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 8

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

[***************]	$10,586,135.23	$0

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

[***************]

Each such wire transfer shall set forth the name of the Company, a reference to “8.0% Series A Senior Notes due April 1, 2026, PPN 35471R A#3” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating solely to scheduled principal and interest payments:

The Prudential Insurance Company of America

[***************]

(3)	E-mail address for Electronic Delivery: [***************] and [***************]

(4)Address for all other communications:

The Prudential Insurance Company of America

[***************]

(5)	Address for delivery of the Notes:

(a)Send physical security by nationwide overnight delivery service to:

[***************]

(b)Send copy by email to:   [***************]

(6)	Tax Identification Number: [***************]
(7)	Nominee Name: None

Purchaser Schedule - 9

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 10

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY

[***************]	$4,376,827.43	$0

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

[***************]

Each such wire transfer shall set forth the name of the Company, a reference to [***************] and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating solely to scheduled principal and interest payments:

Prudential Legacy Insurance Company of New Jersey

[***************]

(3)	E-mail address for Electronic Delivery: [***************] and [***************]

(4)Address for all other communications:

Prudential Legacy Insurance Company of New Jersey

[***************]

(5)	Address for delivery of the Notes:

(a)Send physical security by nationwide overnight delivery service to:

[***************]

(b)Send copy by email to:   [***************]

(6)	Tax Identification Number: [***************]
(7)	Nominee Name: None

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 11

Purchaser Schedule - 12

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

[***************]	$3,820,604.70	$0

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

[***************]

Each such wire transfer shall set forth the name of the Company, a reference to [***************] and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating solely to scheduled principal and interest payments:

PGIM Private Placement Investors, L.P.

[***************]

(3)	E-mail address for Electronic Delivery: [***************] and [***************]

(4)Address for all other communications:

PGIM Private Placement Investors, L.P.

[***************]

(5)	Address for delivery of the Notes:

(a)Send physical security by nationwide overnight delivery service to:

[***************]

(b)Send copy by email to:   [***************]

(6)	Tax Identification Number: [***************]
(7)	Nominee Name: None

Purchaser Schedule - 13

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 14

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
$3,740,740.74
[***************]	$3,740,740.74	$0
$2,244,444.44

(1)	All payments by wire transfer of immediately available funds to:

[***************]

with sufficient information to identify the source and application of such funds.

(2)	Address for all notices of payments and written confirmations of such wire transfers:

Hartford Investment Management Company

[***************]

(3)

E-mail address for Electronic Delivery:  [***************] and [***************], subject to confirming copy of notice being sent same day by recognized international commercial delivery service (charges prepaid) to the address listed in section (4).

(4)	Address for all other communications:

Hartford Investment Management Company

[***************]

(5)	Address for delivery of the Notes:

(For Overnight or Standard Mail)

[***************]

Custody Account Number: [***************] must

appear on outside of envelope.

(6)	Tax Identification Number: [***************]
(7)	Nominee Name: None
(8)	Please email PDF copies of transmittal letters distributing original notes (including copies of such notes being distributed) to [***************], [***************],

Purchaser Schedule - 15

[***************] and [***************], and include the courier reference number and tracking information.

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 16

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

AMERICAN FIDELITY ASSURANCE COMPANY

[***************]	$3,740,740.74	$0
$2,244,444.44

(Securities to be registered in the name of American Fidelity Assurance Company)

(1)	All payments by wire transfer of immediately available funds to:

[***************]

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Wiring confirmation contract information:

[***************]

(2)All notices and communications:

American Fidelity Assurance Company

[***************]

With a copy OTHER than with respect to deliveries of financial statements to:

[***************]

(3)Address for delivery of the Notes:

[***************]

Purchaser Schedule - 17

With COPIES OF THE NOTES emailed to [***************] and [***************]

(4)Tax Identification Number: [***************]

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 18

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

HARTFORD FIRE INSURANCE COMPANY
$3,740,740.74
[***************]	$748,148.15	$0

(1)	All payments by wire transfer of immediately available funds to:

[***************]

with sufficient information to identify the source and application of such funds.

(2)	Address for all notices of payments and written confirmations of such wire transfers:

Hartford Investment Management Company

[***************]

(3)

E-mail address for Electronic Delivery:  [***************] and [***************], subject to confirming copy of notice being sent same day by recognized international commercial delivery service (charges prepaid) to the address listed in section (4).

(4)	Address for all other communications:

Hartford Investment Management Company

[***************]

(5)	Address for delivery of the Notes:

(For Overnight or Standard Mail)

[***************]

Custody Account Number: [***************] must

appear on outside of envelope.

(6)	Tax Identification Number: [***************]
(7)	Nominee Name: None

Purchaser Schedule - 19

(8)

Please email PDF copies of transmittal letters distributing original notes (including copies of such notes being distributed) to [***************], [***************], [***************] and [***************], and include the courier reference number and tracking information.

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 20

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

TALCOTT RESOLUTION LIFE AND ANNUITY INSURANCE COMPANY

[***************]	$3,740,740.74	$0

(1)	All payments by wire transfer of immediately available funds to:

[***************]

with sufficient information to identify the source and application of such funds.

(2)	Address for all notices of payments and written confirmations of such wire transfers:

Hartford Investment Management Company

[***************]

(3)

E-mail address for Electronic Delivery:  [***************] and [***************],  subject to confirming copy of notice being sent same day by recognized international commercial delivery service (charges prepaid) to the address listed in section (4).

(4)	Address for all other communications:

Hartford Investment Management Company

[***************]

(5)	Address for delivery of the Notes:

(For Overnight or Standard Mail)

[***************]

Custody Account Number: [***************] must

appear on outside of envelope.

(6)	Tax Identification Number: [***************]
(7)	Nominee Name: None
(8)	Please email PDF copies of transmittal letters distributing original notes (including copies of such notes being distributed) to [***************], [***************],

Purchaser Schedule - 21

[***************] and [***************], and include the courier reference number and tracking information.

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 22

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

TALCOTT RESOLUTION LIFE INSURANCE COMPANY

[***************]	$3,740,740.74	$0

(1)	All payments by wire transfer of immediately available funds to:

[***************]

with sufficient information to identify the source and application of such funds.

(1)	Address for all notices of payments and written confirmations of such wire transfers:

Hartford Investment Management Company

[***************]

(1)

E-mail address for Electronic Delivery:  [***************] and [***************],  subject to confirming copy of notice being sent same day by recognized international commercial delivery service (charges prepaid) to the address listed in section (4).

(4)	Address for all other communications:

Hartford Investment Management Company

[***************]

(5)	Address for delivery of the Notes:

(For Overnight or Standard Mail)

[***************]

Custody Account Number: [***************] must

appear on outside of envelope.

(6)	Tax Identification Number: [***************]
(7)	Nominee Name: None
(8)	Please email PDF copies of transmittal letters distributing original notes (including copies of such notes being distributed) to [***************], [***************],

Purchaser Schedule - 23

[***************] and [***************], and include the courier reference number and tracking information.

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 24

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

HARTFORD ACCIDENT AND INDEMNITY COMPANY

[***************]	$3,740,740.74	$0

(1)	All payments by wire transfer of immediately available funds to:

[***************]

with sufficient information to identify the source and application of such funds.

(2)	Address for all notices of payments and written confirmations of such wire transfers:

Hartford Investment Management Company

[***************]

(3)

E-mail address for Electronic Delivery:  [***************] and [***************],  subject to confirming copy of notice being sent same day by recognized international commercial delivery service (charges prepaid) to the address listed in section (4).

(4)	Address for all other communications:

Hartford Investment Management Company

[***************]

(5)	Address for delivery of the Notes:

(For Overnight or Standard Mail)

[***************]

Custody Account Number: [***************] must

appear on outside of envelope.

(6)	Tax Identification Number: [***************]
(7)	Nominee Name: None

Purchaser Schedule - 25

(8)

Please email PDF copies of transmittal letters distributing original notes (including copies of such notes being distributed) to [***************],  [***************], [***************] and [***************], and include the courier reference number and tracking information.

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 26

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN

[***************]	$0	$3,740,740.74

(1)	All payments by wire transfer of immediately available funds to:

[***************]

with sufficient information to identify the source and application of such funds.

Wiring confirmation contract information:

[***************]

(2)	Address for all notices of payments and written confirmations of such wire transfers:

Farm Bureau Life Insurance Company of Michigan
[***************]

With a copy to:

Hartford Investment Management Company
[***************]

(3)

E-mail address for Electronic Delivery:  [***************] and [***************],  subject to confirming copy of notice being sent same day by recognized international commercial delivery service (charges prepaid) to the address listed in section (4).

(4)	Address for all other communications:

Hartford Investment Management Company
[***************]

(5)	Address for delivery of the Notes:

Purchaser Schedule - 27

[***************]

(6)	Tax Identification Number: [***************]
(7)	Nominee Name: None
(8)

Please email PDF copies of transmittal letters distributing original notes (including copies of such notes being distributed) to [***************],  [***************], [***************] and [***************], and include the courier reference number and tracking information.

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 28

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

KNIGHTS OF COLUMBUS LIFE ACCOUNT

[***************]	$0	$14,962,962.96

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds to:

[***************]

(2)	Address for all notices and communications:

Knights of Columbus
[***************]

(3)	E-mail address for Electronic Delivery: [***************], [***************], [***************]
(4)	Address for delivery of the Notes:

The Depository Trust Company
[***************]

(5)	Tax Identification Number: [***************]
(6)	Nominee Name: None

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 29

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

KNIGHTS OF COLUMBUS FPA ACCOUNT

[***************]	$0	$14,962,962.96

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds to:

[***************]

(2)	Address for all notices and communications:

Knights of Columbus
[***************]

(3)	E-mail address for Electronic Delivery: [***************], [***************], [***************]
(4)	Address for delivery of the Notes:

The Depository Trust Company
[***************]

(5)Tax Identification Number: [***************]

(6)	Nominee Name: None

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 30

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

PRINCIPAL LIFE INSURANCE COMPANY	$0	$7,481,481.48
		$4,488,888.89
[***************]		$2,992,592.59
		$2,992,592.59
		$1,496,296.30
		$748,148.15

(1)	All payments on account of the Notes to be made by wire transfer of immediately available funds to:

[***************]

With sufficient information (including Cusip number, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

(2)	Address for all notices:

Principal Global Investors, LLC
[***************]

With a copy of any notices related to scheduled payments, prepayments, and rate reset to:

Principal Global Investors, LLC
[***************]

(3)	E-mail address for Electronic Delivery: [***************]
(4)	Address for delivery of the Notes:

Citibank NA
[***************]

*Include [***************] and [***************] on the cover package*

With a pdf copy to:

[***************]

Purchaser Schedule - 31

[***************]

(5)	Tax Identification Number: [***************]
(6)	Nominee Name: None

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 32

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

PRINCIPAL LIFE INSURANCE COMPANY

[***************]	$0	$1,496,296.30

(1)	All payments on account of the Notes to be made by wire transfer of immediately available funds to:

[***************]

With sufficient information (including Cusip number, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

(2)	Address for all notices:

Principal Global Investors, LLC
[***************]

With a copy of any notices related to scheduled payments, prepayments, and rate reset to:

Principal Global Investors, LLC
[***************]

(3)	E-mail address for Electronic Delivery: [***************]
(4)	Address for delivery of the Notes:

Citibank NA
[***************]

*Include [***************] and [***************] on the cover package*

With a pdf copy to:

[***************]

[***************]

(5)	Tax Identification Number: [***************]
(6)	Nominee Name: None

Purchaser Schedule - 33

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 34

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

PRINCIPAL REINSURANCE COMPANY OF DELAWARE II

[***************]	$0	$748,148.15

(1)	All payments on account of the Notes to be made by wire transfer of immediately available funds to:

[***************]

With sufficient information (including Cusip number, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

(2)	Address for all notices:

Principal Global Investors, LLC
[***************]

With a copy of any notices related to scheduled payments, prepayments, and rate reset to:

Principal Global Investors, LLC
[***************]

(3)	E-mail address for Electronic Delivery: [***************]
(4)	Address for delivery of the Notes:

Citibank NA
[***************]

*Include [***************] and [***************] on the cover package*

With a pdf copy to:

[***************]

[***************]

(5)	Tax Identification Number: [***************]
(6)	Nominee Name: None

Purchaser Schedule - 35

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 36

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

COUNTRY LIFE INSURANCE COMPANY

[***************]	$1,496,296.30	$2,992,592.59

(1)	All payments on account of Notes held by such purchaser shall be made by federal funds wire transfer of immediately available funds for credit to:

[***************]

Accompanying Information:

[***************]

(2)	Address for all notices of payments and written confirmations of such wire transfers:

Country Life Insurance Company
[***************]

(3)	E-mail address for Electronic Delivery: [***************]
(4)	Address for all other communications:

Country Life Insurance Company
[***************]

(5)	Address for delivery of the Notes:

[***************]

(6)	Tax Identification Number: [***************]
(7)	Nominee Name: None

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 37

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

COUNTRY MUTUAL INSURANCE COMPANY

[***************]	$1,496,296.30	$0

(1)	All payments on account of Notes held by such purchaser shall be made by federal funds wire transfer of immediately available funds for credit to:

[***************]

Accompanying Information:
[***************]

(2)	Address for all notices of payments and written confirmations of such wire transfers:

Country Mutual Insurance Company
[***************]

(3)	E-mail address for Electronic Delivery: [***************]
(4)	Address for all other communications:

Country Mutual Insurance Company
[***************]

(5)	Address for delivery of the Notes:

[***************]

(6)	Tax Identification Number: [***************]
(7)	Nominee Name: None

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 38

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

AMERICAN FAMILY LIFE INSURANCE COMPANY

[***************]	$3,740,740.74	$0
Attention: [***************]
[***************]
[***************]
[***************]

(1)	All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

[***************]

Accompanying Information:

[***************]

Wire confirmation contact information:

[***************]

(2)	Address for notices related to payments:

American Family Life Insurance Company

[***************]

All Other Notes:

American Family Life Insurance Company

[***************]

Address for notices regarding audit confirmations:

American Family Life Insurance Company

[***************]

(3)	E-mail address for Electronic Delivery: [***************], [***************], and [***************]

Purchaser Schedule - 39

(4)	Address for all other notices:

American Family Life Insurance Company
[***************]

(5)	Address for delivery of the Notes:

Physical Delivery:

[***************]

with a copy to:

American Family Life Insurance Company

[***************]

(6)	Tax Identification Number:

ELL & CO. as nominee: [***************]

American Family Life Insurance Company: [***************]

(7)	Nominee Name in which Notes are to be issued: ELL & CO. nominee for American Family Life Insurance Company

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 40

	PRINCIPAL	PRINCIPAL
	AMOUNT OF	AMOUNT OF
	SERIES A	SERIES B
NAME AND ADDRESS OF PURCHASER	NOTES	NOTES

ASSURITY LIFE INSURANCE COMPANY

[***************]	$0	$3,740,740.74

(1)	All payments on or in respect of the Notes shall be made by wire transfer of immediately available funds at the opening of business on the due date to:

[***************]

Each wire transfer shall set forth the name of the issuer, the full title of the Notes (including the rate and final redemption to maturity date) and application of such funds among principal, premium and interest, if applicable.

(2)	All notices of payment and written confirmations of such wire transfers should be sent to:

Assurity Life Insurance Company
[***************]

(3)	E-mail address for Electronic Delivery: [***************]
(4)	Address for all other communications:

Assurity Life Insurance Company
[***************]

(5)	Address for delivery of the Notes:

Assurity Life Insurance Company
[***************]

(6)	Tax Identification Number: [***************]
(7)	Nominee Name: None

Note: space limitations may prevent the Company from including all information requested in the Purchaser Schedule.

Purchaser Schedule - 41

Exhibit A

FORM OF PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of [•], 2024 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Pledge Agreement”), is entered into by and among the parties signatory hereto as a “Pledgor” (the “Initial Pledgors”), and certain other Subsidiaries of Company (as defined below) from time to time party hereto pursuant to a supplement in the form of Exhibit A (the Initial Pledgors and each such other Subsidiary are individually referred to herein as a “Pledgor” and collectively as the “Pledgors”), and Acquiom Agency Services LLC, as Collateral Agent (in such capacity, “Collateral Agent”) for the benefit of the Holders (as defined below).

RECITALS:

WHEREAS, FRANKLIN STREET PROPERTIES CORP., a Maryland corporation (“Company”), the other Persons listed on the signature pages thereto (each, a “Purchaser” and collectively, the “Purchasers”) and Collateral Agent have entered into that certain Note Purchase Agreement dated as of October 24, 2017, as amended by the First Amendment to Note Purchase Agreement dated as of February 21, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”, and the agreements, documents and instruments executed and/or delivered pursuant thereto or in connection therewith, including, without limitation, any guaranty delivered in connection therewith, the “Note Documents”);

WHEREAS, the Pledgors wish to secure the Obligations to Collateral Agent for the benefit of itself and each “holder” of Notes (collectively, the “Holders” and individually, a “Holder”) pursuant to the terms of this Pledge Agreement and as to the extent required by the Note Purchase Agreement;

WHEREAS, each of the Pledgors is willing to pledge the capital stock, membership interests or partnership interests in certain of Subsidiaries of Company to Collateral Agent, for the benefit of itself and the Holders, as security for the Obligations pursuant to the terms of this Pledge Agreement;

WHEREAS, Schedule I hereto sets forth certain of the Pledgors’ Subsidiaries (the “Initial Pledged Subsidiaries”);

WHEREAS, additional Subsidiaries of Company may become Pledgors under this Pledge Agreement by executing and delivering to Collateral Agent a supplement to this Pledge Agreement substantially in the form of Exhibit A hereto (each such supplement, a “Pledge Supplement”) setting forth certain Subsidiaries of Company (the “Supplemental Pledged Subsidiaries”); and

WHEREAS, each Pledgor may from time to time execute and deliver to Collateral Agent an amendment to this Pledge Agreement substantially in the form of Exhibit B hereto (each such amendment, a “Pledge Amendment”) setting forth additional Subsidiaries of Company (the “Additional Pledged Subsidiaries”) (the Initial Pledged Subsidiaries, the Additional Pledged Subsidiaries and the Supplemental Pledged Subsidiaries collectively referred to herein as the “Pledged Subsidiaries”);

NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations (including, without limitation, any renewal, restatement or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of any Pledgor pursuant to any Note Document, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and Collateral Agent hereby agree as follows:

SECTION 1.Definitions. Unless otherwise defined herein, terms defined in the Note Purchase Agreement are used herein as therein defined (and, with respect to such terms, the singular shall include the plural and vice versa and any gender shall include any other gender as the context may require), and the following term shall have the following meaning:

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York, as amended or supplemented from time to time; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Collateral Agent’s and the Holders’ security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions. Any and all terms used in this Pledge Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined herein.

SECTION 2.Pledge. Each Pledgor hereby pledges to Collateral Agent, for the benefit of Collateral Agent and the Holders, and grants to Collateral Agent, for the benefit of Collateral Agent and the Holders, a security interest in, the collateral described in subsections (a) through (e) below (collectively, the “Pledged Collateral”):

(a)(i)All of the capital stock, now or at any time or times hereafter, owned directly by such Pledgor, in the Pledged Subsidiaries listed on Schedule I which are corporations (such shares being identified on Schedule I attached hereto or on any Schedule I attached to any applicable Pledge Supplement or Pledge Amendment), the certificates representing the shares of such capital stock and all options and warrants or other rights for the purchase of shares of the stock of such Pledged Subsidiaries now or hereafter held in the name of such Pledgor (all of said capital stock, options and warrants or other rights and all capital stock held in the name of such Pledgor as a result of the exercise of such options or warrants or other rights being hereinafter collectively referred to as the “Pledged Stock”), herewith, or from time to time, delivered to Collateral Agent accompanied by stock powers in the form of Exhibit C attached hereto and made a part hereof (the “Powers”) duly executed in blank, and all distributions, dividends, cash, instruments, investment property, general intangibles and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

(ii)All additional shares of capital stock of the Pledged Subsidiaries described in Section 2(a)(i) above from time to time acquired by such Pledgor in any manner, and the certificates, which shall be delivered to Collateral Agent accompanied by Powers duly executed in blank, representing such additional shares (any such additional shares shall constitute part of the Pledged Stock, and Collateral Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any Schedule I to any applicable Pledge Supplement or Pledge Amendment to reflect such additional shares), and all options, warrants, distributions, dividends, cash, instruments, investment property, general intangibles and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

(b)(i)All of the membership interests, now or at any time or times hereafter, owned directly by such Pledgor, in the Pledged Subsidiaries listed on Schedule I which are limited liability companies, and any certificates representing such membership interests in the Pledged Subsidiaries (such membership interests being identified on Schedule I attached hereto or on any Schedule I attached to any applicable Pledge Supplement or Pledge Amendment), all of the right, title and interest of such Pledgor in, to and under its respective percentage interest, shares or units

2

as a member, including, without limitation, such Pledgor’s interest in (or allocation of) the profits, losses, income, gains, deductions, credits or similar items of such Pledged Subsidiaries, all of such Pledgor’s rights, if any, to participate in the management of such Pledged Subsidiaries, all rights, privileges, authority and powers of such Pledgor as owner or holder of its membership interests in such Pledged Subsidiaries, including, but not limited to, all contract rights related thereto, all rights, privileges, authority and powers relating to the economic interests of such Pledgor as owner or holder of its membership interests in such Pledged Subsidiaries, including, without limitation, all contract rights related thereto and the right to receive distributions of such Pledged Subsidiary’s cash, other property, assets, and all options and warrants or other rights for the purchase of membership interests, whether now existing or hereafter arising, whether arising under the terms of the certificates of formation, the limited liability company agreements or any of the other organizational documents (such documents hereinafter collectively referred to as the “Operating Agreements”) of such Pledged Subsidiaries, or at law or in equity, or otherwise and any and all of the proceeds thereof (all of said membership interests, certificates, and warrants being hereinafter collectively referred to as the “Pledged Membership Interests”) herewith delivered, if applicable, to Collateral Agent indorsed in blank or accompanied by appropriate instruments of transfer duly executed in blank, and all distributions, dividends, cash, instruments, investment property, general intangibles and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Membership Interests;

(ii)Any additional membership interests in the Pledged Subsidiaries described in Section 2(b)(i) above from time to time acquired by such Pledgor in any manner, and any certificates, which, if applicable, shall be delivered to Collateral Agent indorsed in blank or accompanied by appropriate instruments of transfer duly executed in blank, representing such additional membership interests or any additional percentage interests, shares, units, options or warrants of membership interests in Pledged Subsidiaries (any such additional interests shall constitute part of the Pledged Membership Interests, and Collateral Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any Schedule I to any applicable Pledge Supplement or Pledge Amendment from time to time to reflect such additional interests), and all options, warrants, distributions, dividends, cash, instruments, investment property, general intangibles and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and such Pledgor shall promptly thereafter deliver to Collateral Agent a certificate duly executed by the Pledgor describing such percentage interests, certificates, units, options or warrants and certifying that the same have been duly pledged hereunder;

(c)(i)All of the partnership interests, now or at any time or times hereafter, owned directly by such Pledgor, in and to the Pledged Subsidiaries listed on Schedule I which are partnerships (such partnership interests being identified on Schedule I attached hereto or on Schedule I to any applicable Pledge Supplement or Pledge Amendment), the property (and interests in property) that is owned by such Pledged Subsidiaries, all of such Pledgor’s rights, if any, to participate in the management of such Pledged Subsidiaries, all rights, privileges, authority and powers of such Pledgor as owner or holder of its partnership interests in such Pledged Subsidiaries, including, but not limited to, all contract rights related thereto, all rights, privileges, authority and powers relating to the economic interests of such Pledgor as owner or holder of its partnership interests in such Pledged Subsidiaries, including, without limitation, all contract rights related thereto, all options and warrants or other rights of such Pledgor for the purchase of any partnership interests in such Pledged Subsidiaries, all documents and certificates representing or evidencing such Pledgor’s partnership interests in such Pledged Subsidiaries, all of such Pledgor’s interest in and to the profits and losses of such Pledged Subsidiaries and such Pledgor’s right as a partner of such Pledged Subsidiaries to receive distributions of such Pledged Subsidiaries’ assets, upon

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complete or partial liquidation or otherwise, all of such Pledgor’s right, title and interest to receive payments of principal and interest on any loans and/or other extensions of credit made by such Pledgor or its Affiliates to such Pledged Subsidiaries, all distributions, dividends, cash, instruments, investment property, general intangibles and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, such Pledgor’s partnership interests in such Pledged Subsidiaries, and any other right, title, interest, privilege, authority and power of such Pledgor in or relating to such Pledged Subsidiaries, all whether now existing or hereafter arising, and whether arising under any partnership agreements of such Pledged Subsidiaries (as the same may be amended, modified or restated from time to time, the “Partnership Agreements”) or otherwise, or at law or in equity and all books and records of the Pledgor pertaining to any of the foregoing (all of the foregoing being referred to collectively as the “Pledged Partnership Interests”);

(ii)Any additional partnership interests in the Pledged Subsidiaries described in Section 2(c)(i) above from time to time acquired by such Pledgor in any manner (any such additional interests shall constitute part of the Pledged Partnership Interests, and Collateral Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any Schedule I to any applicable Pledge Supplement or Pledge Amendment from time to time to reflect such additional interests), and all options, warrants, distributions, dividends, cash, instruments, investment property, general intangibles and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and such Pledgor shall promptly thereafter deliver to Collateral Agent a certificate duly executed by such Pledgor describing such percentage interests, options or warrants and certifying that the same have been duly pledged hereunder;

(d)The property and interests in property described in Section 4 below; and

(e)All proceeds of the collateral described in subsections (a) through (d) above.

SECTION 3.Security for Obligations; Delivery of Pledged Collateral. The Pledged Collateral secures the prompt payment, performance and observance of the Obligations. To the extent that any Pledged Collateral is now or hereafter becomes evidenced by certificates or instruments, all such certificates and instruments shall, subject to the Intercreditor Agreement, promptly be physically delivered to and held by or on behalf of Collateral Agent, pursuant hereto and thereto, together with appropriate signed Powers and other endorsements in form and substance reasonably acceptable to Collateral Agent.

SECTION 4.Pledged Collateral Adjustments. If, during the term of this Pledge Agreement:

(a)Any stock dividend, reclassification, readjustment or other change is declared or made in the organizational type of any of the Pledged Subsidiaries, or any option included within the Pledged Collateral is exercised, or both, or

(b)Any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional membership or partnership interests, certificates, shares, warrants, rights, options, investment property or other securities, issued by reason of any of the foregoing, shall, if applicable, and subject to the terms of the Intercreditor Agreement, be immediately delivered to and held by Collateral Agent under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this Section 4 shall be deemed to permit any

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distribution or stock dividend, issuance of additional membership or partnership interests or stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of any Pledged Subsidiary which is not expressly permitted by the Note Documents.

SECTION 5.Subsequent Changes Affecting Pledged Collateral. Each Pledgor represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, cash distributions or other distributions, reorganizations or other exchanges, tender offers and voting rights), and each Pledgor agrees that neither Collateral Agent nor any of the Holders shall have any obligation to inform the Pledgors of any such changes or potential changes or to take any action or omit to take any action with respect thereto. Subject in all respects to the provisions of the Intercreditor Agreement and applicable law, Collateral Agent may, after the occurrence and during the continuance of an Event of Default, transfer or register the Pledged Collateral or any part thereof into its or its nominee’s name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, subject in all respects to the provisions of the Intercreditor Agreement and applicable law, Collateral Agent may, after the occurrence and during the continuance of an Event of Default, exchange certificates or instruments representing or evidencing Pledged Stock, Pledged Membership Interests or Pledged Partnership Interests for certificates or instruments of smaller or larger denominations.

SECTION 6.Representations and Warranties. Each Pledgor represents and warrants as follows:

(a)Each Pledgor is the sole legal and beneficial owner of the percentage of the issued and outstanding common stock, membership interests or partnership interests, as applicable, of the Pledged Subsidiaries, set forth opposite the name of such Pledged Subsidiary on Schedule I hereto;

(b)As of the date hereof, all of the Pledged Collateral is uncertificated, or, if certificated, Schedule I sets forth a complete and accurate list of all the Pledged Collateral and any certificates of which have been delivered to Collateral Agent ;

(c)Each Pledgor (i) is a corporation, limited liability company or other entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation as described on Schedule II hereto, (ii) is duly organized and validly existing solely under the laws of its jurisdiction of organization, as set forth on Schedule II hereto, (iii) has the power and authority to own, lease and operate its properties and to carry on its business and is in good standing as a domestic or foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized would reasonably be expected to have, in each instance, a Material Adverse Effect, (iv) has its place of business or chief executive office (if it has more than one place of business) at the address set forth on Schedule II hereto, (v) has the right, power and authority and has taken all necessary corporate, limited liability company or partnership action required to authorize it, to execute, deliver and perform this Pledge Agreement in accordance with its terms and to consummate the transactions contemplated hereby and (vi) has ensured that the grant of a security interest in the Pledged Collateral under this Pledge Agreement is enforceable and recognized in the jurisdiction of organization of each applicable Pledged Subsidiary. Neither any Pledgor nor any Subsidiary thereof is an Affected Financial Institution;

(d)The exact legal name of each Pledgor as it appears in the Pledgors’ organizational documents, as amended, as filed with the Pledgors’ jurisdiction of organization is set forth on

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Schedule II hereto, and none of the Pledgors has conducted business during the last five years under any name other than its exact legal name as set forth on Schedule II, except for any prior names as described on Schedule II hereto;

(e)No financing statement naming any Pledgor as debtor and describing or purporting to cover all or any portion of the Pledged Collateral, which has not lapsed or been terminated, has been filed in any jurisdiction except for financing statements naming Collateral Agent on behalf of the Holders as secured party and financing statements filed with respect to security interests that secure Pari Passu Obligations (as defined in the Intercreditor Agreement and used herein as therein defined);

(f)There are no restrictions upon (i) the pledge or transfer of any of the Pledged Collateral, or (ii) the voting rights associated with any of the Pledged Collateral, in each case except for restrictions contained herein or in any other Pari Passu Security Document (as defined in the Intercreditor Agreement and used herein as therein defined);

(g)Each Pledgor has the right to pledge and grant a security interest in such Pledged Collateral;

(h)Each Pledgor owns the Pledged Collateral free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest therein, except for Permitted Liens, statutory Liens, the pledge and security interest granted to Collateral Agent hereunder and the pledge and security interests that secure Pari Passu Obligations;

(i)The pledge of the Pledged Collateral does not violate (i) the articles or certificates of incorporation, by-laws, operating agreements, partnership agreements, declaration of trusts or other organization documents, as applicable, of the Pledged Subsidiaries, or any Contractual Obligation to which any Pledgor or any of the Pledged Subsidiaries is a party or by which any of their respective properties or assets may be bound or (ii) any restriction on such transfer or encumbrance of such Pledged Collateral;

(j)No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgors (except for the filing of financing statements contemplated pursuant to Section 7(f) hereof) or (ii) for the exercise by Collateral Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

(k)Upon delivery of each of the certificates representing the Pledged Collateral, or, as applicable, the filing of financing statements pursuant to Section 7(f) hereof, or upon execution of a control agreement, the pledge of the Pledged Collateral pursuant to this Pledge Agreement will create a valid and perfected security interest in the Pledged Collateral, in favor of Collateral Agent for the benefit of Collateral Agent and the Holders, securing the payment and performance of the Obligations;

(l)Except as otherwise required with respect to Liens granted to secure Pari Passu Obligations, no Pledgor has (i) registered the Pledged Collateral in the name of any other Person, (ii) consented to any agreement by any of the Pledged Subsidiaries in which any such Pledged Subsidiary agrees to act on the instructions of any other Person with respect to any Pledged

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Collateral, (iii) delivered the Pledged Collateral to any other Person, or (iv) otherwise granted “control” (as such term is used in Section 8-106 of the UCC and used herein as therein defined) of the Pledged Collateral to any other Person; and

(m)The Powers are duly executed and give Collateral Agent the authority they purport to confer.

SECTION 7.Covenants. Subject in all respects to the provisions of the Intercreditor Agreement:

(a)Except to the extent permitted by the terms of the Note Documents, each Pledgor agrees that it will (i) not change its legal name or its type of organization, and will not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, (ii) maintain its due organization and good standing in its jurisdiction of organization, (iii) not change its jurisdiction of organization, and (iv) not change place of business or chief executive office (if it has more than one place of business), unless such Pledgor shall have given Collateral Agent not less than ten (10) days prior written notice of such event or occurrence and the Pledgor shall have taken, for the benefit of Collateral Agent, such steps (with the cooperation of the Pledgors to the extent necessary or advisable) as are necessary to properly maintain the validity and perfection of Collateral Agent’s security interest in such Pledged Collateral;

(b)Except as otherwise required with respect to Liens granted to secure Pari Passu Obligations, no Pledgor will (i) register the Pledged Collateral in the name of any Person other than Collateral Agent, (ii) consent to any agreement between any Pledged Subsidiary and any Person other than Collateral Agent in which such Pledged Subsidiary agrees to act on the instructions of any such Person with respect to any Pledged Collateral, (iii) deliver the Pledged Collateral or any related Power or endorsement to any Person other than Collateral Agent or (iv) otherwise grant “control” (as such term is used in Section 8-106 of the UCC) of the Pledged Collateral to any Person other than Collateral Agent;

(c)Each Pledgor will, at its expense, promptly execute, authorize, acknowledge and deliver all such instruments, certificates or other documents, and take all such additional actions as reasonably necessary or advisable in order to ensure to Collateral Agent the benefits of the security interest in and to the Pledged Collateral intended to be created by this Pledge Agreement, including, without limitation, (i) the authorization and filing of any necessary UCC financing statements, (ii) the delivery to Collateral Agent of any certificates that may from time to time evidence the Pledged Collateral, (iii) the execution in blank and delivery of any necessary Powers or other endorsements, and (iv) taking such action as required in the jurisdiction of organization of the applicable Pledged Subsidiary in order to ensure the enforceability and recognition of such security interest in such jurisdiction of organization, and will cooperate with Collateral Agent, at such Pledgor’s expense, in obtaining all necessary approvals and consents, and making all necessary filings under federal, state, local or foreign law in connection with such security interests or, following the occurrence and during the continuance of any Event of Default, any sale or transfer of the Pledged Collateral;

(d)Each Pledgor has and will defend the title to the Pledged Collateral and the security interests of Collateral Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such security interests, except for Permitted Liens, statutory Liens, the pledge and security interest granted to Collateral Agent hereunder and the pledge and security interests that secure Pari Passu Obligations;

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(e)Each Pledgor will, upon obtaining ownership of any additional Subsidiaries or certificates or instruments representing Pledged Collateral promptly and in any event within ten (10) Business Days (or such longer period of time as Collateral Agent shall in its discretion agree1) deliver to Collateral Agent a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Exhibit B hereto (a “Pledge Amendment”) in respect of any such additional Pledged Collateral, pursuant to which the Pledgor shall confirm its grant of a security interest in such additional Pledged Collateral pursuant to Section 2 hereof to Collateral Agent, such grant being deemed effective as of the date hereof, regardless of whether such Pledge Amendment is ever executed pursuant to this paragraph. Each Pledgor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Pledge Agreement and to unilaterally amend Schedule I hereto pursuant to the terms of Section 2 hereof, and agrees that all Pledged Collateral listed on any Pledge Amendment delivered to the Authorized Collateral Agent (as defined in the Intercreditor Agreement and used herein as therein defined), or amended Schedule I, shall for all purposes hereunder be considered Pledged Collateral (it being understood and agreed that the failure by any Pledgor or Collateral Agent to prepare or execute any such Pledge Amendment shall not prevent the creation or attachment of Collateral Agent’s lien and security interest in any such shares which creation and attachment shall automatically, and be deemed to, occur pursuant to Section 2 hereof);

(f)Each Pledgor hereby agrees to file in any filing office in any UCC jurisdiction reasonably necessary or advisable to perfect the security interest granted hereby, any financing statements or amendments thereto that (i) describe the Pledged Collateral and (ii) contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment;

(g)Each Pledgor will (i) deliver to Collateral Agent immediately upon execution of this Pledge Agreement, the originals of all certificates or other instruments constituting Pledged Collateral and (ii) hold in trust for Collateral Agent upon receipt and immediately thereafter deliver to Collateral Agent any certificates or other instruments constituting Pledged Collateral; provided, however, that no Pledged Subsidiary shall be permitted to certificate its equity interests constituting Pledged Collateral or make an election under Article 8 of the UCC to treat its equity interests as securities governed by Article 8 of the UCC, unless such certificates are contemporaneously delivered to Collateral Agent, together with an endorsement in blank;

(h)Each Pledgor will permit Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of investment property not represented by certificates which are Pledged Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of investment property not represented by certificates and all rollovers and replacements therefor to reflect the pledge of such Pledged Collateral granted pursuant to this Pledge Agreement. Each Pledgor will take any actions necessary to cause (i) the issuers of uncertificated securities which are Pledged Collateral and (ii) any securities intermediary which is the holder of any investment property, to cause Collateral Agent to have and retain control (for purposes of the UCC) over such securities or other investment property. Without limiting the foregoing, each Pledgor will, with respect to investment property which is Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a control agreement with Collateral Agent in customary form;

(i)Except as otherwise permitted by the terms of the Note Documents, each Pledgor will not (i) permit or suffer any issuer of privately held corporate securities or other ownership

[1]	NTD: See Footnote 1.

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interests in a corporation, partnership, joint venture or limited liability company constituting Pledged Collateral over which it has voting control to dissolve, liquidate, retire any of its capital stock or other instruments or securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the instruments, securities or other investment property in favor of any of the foregoing;

(j)Each Pledgor will permit any registerable Pledged Collateral to be registered in the name of Collateral Agent or its nominee at any time after the occurrence and continuance of an Event of Default, but subject in all cases to the provisions of Section 10 below;

(k)Each Pledgor agrees that it will not (i) except as otherwise permitted by the Note Documents, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of Collateral Agent, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Permitted Liens, the security interest under this Pledge Agreement and other security interests that secure Pari Passu Obligations; and

(l)No Pledgor will permit any Pledged Subsidiary to agree that its membership interests are securities governed by Article 8 unless the Pledgor takes such actions as may be reasonably necessary or advisable to grant Collateral Agent control of such securities.

SECTION 8.Voting Rights.

(a)During the term of this Pledge Agreement, and except as provided in this Section 8 below, each Pledgor shall have (i) the right to vote the Pledged Stock, Pledged Membership Interests or Pledged Partnership Interests on all governing questions in a manner not inconsistent in any material respect with the terms of this Pledge Agreement or any Note Documents and (ii) the right to be a member or a partner of all the Pledged Subsidiaries which are limited liability companies or partnerships, respectively.

(b)Subject in all respects to the provisions of the Intercreditor Agreement:

(i) After the occurrence and during the continuance of an Event of Default, Collateral Agent or Collateral Agent’s nominee may, , (A) exercise all voting powers pertaining to the Pledged Collateral, including the right to take action by shareholder consent and (B) become a member or partner of each and all of the Pledged Subsidiaries which are limited liability companies or partnerships, respectively, and as such (x) exercise, or direct the applicable Pledgor as to the exercise of all voting, consent, managerial, election and other membership rights to the applicable Pledged Collateral and (y) exercise, or direct any Pledgor as to the exercise of any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the applicable Pledged Collateral, as if Collateral Agent were the absolute owner thereof, all without liability except to account for property actually received by it, but Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure so to do or delay in so doing. Such authorization shall constitute an irrevocable voting proxy from such Pledgor to Collateral Agent or, at Collateral Agent’s option, to Collateral Agent’s nominee; and

(ii) After an Event of Default is cured or waived, such Pledgor will have the right to exercise the voting and rights, powers, privileges and options that it would otherwise be

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entitled to exercise pursuant to the terms of this Pledge Agreement prior to the occurrence of any such Event of Default.

SECTION 9.Dividends and Other Distributions.

(a)So long as no Event of Default has occurred and is continuing:

(i)Each Pledgor shall be entitled to receive and retain any and all dividends, cash distributions and interest paid in respect of the Pledged Collateral to the extent such distributions are not prohibited by the Note Documents; and

(ii)Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

(b)After the occurrence and during the continuance of an Event of Default:

(i)Except as otherwise permitted pursuant to the terms of the Note Purchase Agreement, all rights of the Pledgors to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(i) hereof shall, cease, and all such rights shall, subject in all respects to the provisions of the Intercreditor Agreement, thereupon become vested in Collateral Agent, for the benefit of Collateral Agent and the Holders, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(ii)All dividends, distributions and interest payments which are received by any Pledgor contrary to the provisions of clause (i) of this Section 9(b), subject in all respects to the provisions of the Intercreditor Agreement, shall be received in trust for Collateral Agent, for the benefit of Collateral Agent and the Holders, shall be segregated from other funds of such Pledgor and shall be paid over immediately to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

The Pledgors will reimburse Collateral Agent and/or the Holders for all expenses incurred by Collateral Agent and/or the Holders, including, without limitation, reasonable attorneys’ fees and expenses in connection with the foregoing, all in accordance with Section 15 and Section 23.8 of the Note Purchase Agreement.

SECTION 10.Remedies. Subject in all respects to the provisions of the Intercreditor Agreement:

(a)Collateral Agent shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC. After the occurrence and during the continuance of an Event of Default and subject to any notice requirements expressly set forth herein, Collateral Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto, to collect and receive all cash dividends or distributions and other distributions made thereon, and to otherwise act with respect to the Pledged Collateral as though Collateral Agent were the outright owner thereof (in the case of a limited liability company, the

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sole member and manager thereof and, in the case of a partnership, a partner thereof), each Pledgor hereby irrevocably constituting and appointing Collateral Agent as the proxy and attorney in fact of such Pledgor, with full power of substitution to do so; provided, however, that Collateral Agent shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. In addition, after the occurrence and during the continuance of an Event of Default and subject to any notice requirements expressly set forth herein, Collateral Agent shall have such powers of sale and other powers as may be conferred by applicable law and regulatory requirements. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of Collateral Agent or which Collateral Agent shall otherwise have the ability to transfer under applicable law, Collateral Agent may, in its sole discretion, without notice except as specified below, after the occurrence and during the continuance of an Event of Default, sell or cause the same to be sold at any exchange, broker’s board or at public or private sale, in one or more sales or lots, at such price as Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. Collateral Agent and each of the Holders may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Pledgors jointly and severally agree to pay to Collateral Agent all reasonable expenses (including the fees, charges and disbursements of any counsel for Collateral Agent) of, or incidental to, the enforcement of any of the provisions hereof, all in accordance with Section 23.8 of the Note Purchase Agreement. Collateral Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with Section 10(d) and the Pledgors shall remain liable for any deficiency following the sale of the Pledged Collateral.

(b)Collateral Agent will give the applicable Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of lenders, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, each Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by such Pledgor as provided in Section 22 below at least ten (10) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law, except as expressly set forth herein.

(c)In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, each Pledgor agrees that after the occurrence and during the continuation of an Event of Default, Collateral Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by Collateral Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer thereof to register

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such securities for public sale under federal or state securities laws, even if such issuer would agree to do so.

(d)All proceeds of the sale of the Pledged Collateral received by Collateral Agent hereunder shall be applied by Collateral Agent to payment of the Obligations pursuant to the terms of the Note Purchase Agreement and the Intercreditor Agreement.

SECTION 11.Collateral Agent Appointed Attorney in Fact. Each Pledgor hereby appoints Collateral Agent its attorney in fact, coupled with an interest, with full authority, subject in all respects to the provisions of the Intercreditor Agreement and this Pledge Agreement, in the name of such Pledgor or otherwise, from time to time in Collateral Agent’s sole discretion upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, distribution, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the Pledged Subsidiaries to the name of Collateral Agent or Collateral Agent’s nominee.

SECTION 12.Waivers.

(a) Each Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations and all other notices to which such Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the applicable Note Document.

(b)Each Pledgor understands and agrees that its obligations and liabilities under this Pledge Agreement shall remain in full force and effect, notwithstanding foreclosure of any property securing all or any part of the Obligations by trustee sale or any other reason impairing the right of any Pledgor, Collateral Agent or any of the Holders to proceed against any Pledged Subsidiary, any other guarantor or any Pledged Subsidiary or such guarantor’s property. Each Pledgor agrees that all of its obligations under this Pledge Agreement shall remain in full force and effect without defense, offset or counterclaim of any kind, notwithstanding that such Pledgor’s rights against any Pledged Subsidiary may be impaired, destroyed or otherwise affected by reason of any action or inaction on the part of Collateral Agent or any Holder.

(c)Each Pledgor hereby expressly waives the benefits of any law in any jurisdiction purporting to allow a guarantor or pledgor to revoke a continuing guaranty or pledge with respect to any transactions occurring after the date of the guaranty or pledge.

SECTION 13.Term. This Pledge Agreement shall remain in full force and effect with respect to each Pledgor until the earliest of (a) the termination of the Note Purchase Agreement and the repayment in full of all Obligations arising in respect thereof (other than contingent indemnification obligations and obligations that are expressly stated to survive the payment of the Obligations), (b) solely with respect to such Pledgor (but not any other Pledgor) and the Pledged Collateral of such Pledgor, the release or termination of the obligations of such Pledgor and its Pledged Collateral hereunder in accordance with the terms of the Note Purchase Agreement, at which point this Pledge Agreement shall (solely with respect to such Pledgor, in the case of clause (b)), automatically terminate and have no further force and effect (other than any provisions of this Pledge Agreement that expressly survive the termination hereof), or (c) as otherwise specified in Section 9.11 of the Note Purchase Agreement, including if all of the Liens granted hereunder on the Pledged Collateral are released. Collateral Agent agrees to execute and deliver

12

such documents as are reasonably requested in accordance with the terms of the Note Purchase Agreement by Company or any such Pledgor to evidence such termination or release, at Company’s or such Pledgor’s sole cost and expense.

SECTION 14.Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of each Pledgor, Collateral Agent, for the benefit of itself and the Holders, and their respective successors and assigns. Each Pledgor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for such Pledgor.

SECTION 15.GOVERNING LAW. THIS PLEDGE AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY OTHER NOTE DOCUMENT (EXCEPT, AS TO ANY OTHER NOTE DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 16.WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; VENUE; SERVICE OF PROCESS.

(A)EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(B)COMPANY AND EACH OTHER PLEDGOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST COLLATERAL AGENT, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS PLEDGE AGREEMENT SHALL AFFECT ANY RIGHT THAT COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR

13

PROCEEDING RELATING TO THIS PLEDGE AGREEMENT AGAINST COMPANY OR ANY OTHER PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(C)EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 18 OF THE NOTE PURCHASE AGREEMENT. NOTHING IN THIS PLEDGE AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(D)THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH OF THE PLEDGORS AND COLLATERAL AGENT WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF ALL AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER NOTE DOCUMENTS AND THE TERMINATION OF THIS PLEDGE AGREEMENT.

SECTION 17.No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

SECTION 18.Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

SECTION 19.Further Assurances. Each Pledgor agrees that it will cooperate with Collateral Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements (and each Pledgor hereby authorizes Collateral Agent to file any such financing statements), as reasonably necessary or advisable from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

SECTION 20.Collateral Agent’s Duty of Care. Collateral Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with Collateral Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgement. Without limiting the generality of the foregoing, Collateral Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgors, and shall constitute part of the Obligations secured hereby.

SECTION 21.Notices. All notices and other communications provided for hereunder shall be delivered in the manner set forth in Section 18 of the Note Purchase Agreement.

SECTION 22.Amendments, Waivers and Consents. This Pledge Agreement may not be amended except in a writing signed by Collateral Agent and each Pledgor, subject to Sections 9.11 and 17 of the Note Purchase Agreement.

14

SECTION 23.Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

SECTION 24.Execution in Counterparts; Electronic Execution. This Pledge Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart signature page of this Pledge Agreement by telecopier or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Pledge Agreement.

SECTION 25.ENTIRE AGREEMENT. THIS PLEDGE AGREEMENT AND THE OTHER NOTE DOCUMENTS (INCLUDING, FOR THE AVOIDANCE OF DOUBT, THE INTERCREDITOR AGREEMENT) REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 26.Additional Pledgors. Pursuant to the Note Purchase Agreement, Company may be required to, and/or to cause certain Subsidiaries to, execute and deliver to Collateral Agent (a) in the case of a Subsidiary that is not a Pledgor at such time, a Pledge Supplement in the form of Exhibit A hereto and (b) in the case of Company or a Subsidiary that is a Pledgor at such time, a Pledge Amendment in the form of Exhibit B hereto, together with such supporting documentation required pursuant to the Note Purchase Agreement as Collateral Agent may reasonably request, in order to create a perfected security interest in the equity interests in certain Subsidiaries. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

SECTION 27.Irrevocable Agreements. Each Pledgor irrevocably agrees that notwithstanding anything to the contrary contained in the applicable Partnership Agreement with respect to any Pledged Partnership Interests pledged by it hereunder or in the applicable Operating Agreement with respect to any Pledged Membership Interests pledged by it hereunder, (a) such Pledgor shall be entitled to make an assignment of its interest (or any part thereof) in such partnership and/or limited liability company pursuant to any Note Document executed by such Pledgor to secure the Obligations, (b) subject in all respects to the provisions of the Intercreditor Agreement, Collateral Agent and/or the Holders shall be entitled to exercise any and all of their rights and remedies against such Pledged Partnership Interests and/or Pledged Membership Interests pursuant to such Note Documents, including, without limitation, any rights to foreclose upon or otherwise effectuate an assignment of such Pledged Partnership Interests and/or Pledged Membership Interests in accordance therewith, and (c) subject in all respects to the provisions of the Intercreditor Agreement, Collateral Agent and/or the Holders (and/or any Affiliate of Collateral Agent and/or the Holders and/or any entity formed by Collateral Agent and/or the Holders) shall be entitled to be admitted as a partner (including as the general partner) of such partnership or as a member (including as the managing member) of such limited liability company, as the case may be, and/or make an assignment of all or any portion of such interest to any Person(s) who shall have the right to be admitted as partners of such partnership or a member of such limited liability company, as the case may be (each of clauses (a), (b) and (c) collectively, a “Permitted Assignment”). For the avoidance of doubt, any assignee of Collateral Agent and/or the Holders that shall become a partner of any such Partnership or a member of any such limited liability company, as the case may be, pursuant to a Permitted Assignment (excluding any assignee that is an entity formed by Collateral Agent and/or the Holders and continues to hold an interest as a partner of such partnership or member of such limited liability company, as the case may be) shall thereafter be

15

subject to the terms of this Section 27 for any subsequent assignment to be made by such partner or member, as the case may be.

SECTION 28.Intercreditor Agreement Governs.

(a)Notwithstanding anything herein to the contrary, the liens and security interests granted pursuant to this Pledge Agreement, the rights and obligations of the Pledgors and the exercise of any right or remedy against a Pledgor or with respect to any Pledged Collateral hereunder are subject to the provisions of the Intercreditor Agreement, dated as of February 21, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., as BOA Credit Facility Collateral Agent (as defined therein), Bank of Montreal, as BMO Term Loan Collateral Agent (as defined therein), Acquiom Agency Services LLC, as Senior Notes Collateral Agent (as defined therein), and Company. In the event of any conflict between the terms of the Intercreditor Agreement and this Pledge Agreement, the terms of the Intercreditor Agreement shall govern and control.

(b)In accordance with the terms of the Intercreditor Agreement, any Pledged Collateral delivered to Collateral Agent (or if not Collateral Agent, the Authorized Collateral Agent (as defined in the Intercreditor Agreement) shall be held by such Person as gratuitous bailee for the Pari Passu Secured Parties (as defined in the Intercreditor Agreement) solely for the purpose of perfecting the security interest granted under this Pledge Agreement.

(c)Except as expressly stated herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Pledge Agreement, which, as among Company, the Pledgors and Collateral Agent shall remain in full force and effect in accordance with its terms.

SECTION 29.Delivery of Collateral. To the extent any Pledgor is required hereunder to deliver Common Collateral (as defined in the Intercreditor Agreement) to Collateral Agent for purposes of possession and control and is unable to do so as a result of having previously delivered such Common Collateral to the Authorized Collateral Agent (as defined in the Intercreditor Agreement), in the event such Person is not Collateral Agent, in accordance with the terms of the Intercreditor Agreement, such Pledgor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to such Authorized Collateral Agent, acting as a gratuitous bailee of Collateral Agent pursuant to the Intercreditor Agreement.

[The remainder of this page is intentionally blank;

Signature pages follow.]

16

IN WITNESS WHEREOF, the Pledgors and Collateral Agent have executed this Pledge Agreement as of the date set forth above.

PLEDGORS:
[INSERT NAME OF PLEDGOR]

By:
Name:
Title:

Address for Notices for all Pledgors:

Address:

Attention:
Telecopier:	(___)___-____

[Signature Page to Pledge Agreement]

AGREED AND ACKNOWLEDGED:

PLEDGED SUBSIDIARIES:
[INSERT NAME OF ISSUERS]

By:
Name:
Title:

[Signature Page to Pledge Agreement]

Acquiom Agency Services LLC,
as Collateral Agent

By:
Name:
Title:

[Signature Page to Pledge Agreement]

SCHEDULE I

to

PLEDGE AGREEMENT

PLEDGED SUBSIDIARIES

Pledged Stock

Pledgor	Record Holder	Pledged Subsidiary	Cert. No.	No. of Shares	% of Interests held by Pledgor	% of Total Outstanding Interests

Pledged Membership Interests

Pledgor	Pledged Subsidiary	Percentage of Membership Interest owned by the Pledgor

Pledged Partnership Interests

Pledgor	Pledged Subsidiary	Percentage of Partnership Interest owned by the Pledgor

SCHEDULE II

to

PLEDGE AGREEMENT

TYPES OF ENTITY, JURISDICTION OF

ORGANIZATION, CHIEF EXECUTIVE OFFICE LOCATION

Pledgor	Type of Entity	Jurisdiction of Organization	Mailing Address of Chief Executive Office

PRIOR NAMES OF PLEDGORS

DURING LAST FIVE YEARS

Pledgor	Prior Name	Date of Name Change

EXHIBIT A

to

PLEDGE AGREEMENT

FORM OF PLEDGE SUPPLEMENT

SUPPLEMENT NO. ___ dated as of ___________ ____, 20___ (this “Supplement”) to the PLEDGE AGREEMENT dated as of [•], 2024 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), among certain Subsidiaries of Company from time to time signatory thereto (each as a “Pledgor”, and collectively, as the “Pledgors”) and Acquiom Agency Services LLC, as Collateral Agent for the benefit of the Holders (in such capacity, the “Collateral Agent”).

Reference is made to that certain Note Purchase Agreement dated as of October 24, 2017, as amended by the First Amendment to Note Purchase Agreement dated as of February 21, 2024, (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), entered into among FRANKLIN STREET PROPERTIES CORP., a Maryland corporation (“Company”), the other Persons listed on the signature pages thereto (each, a “Purchaser” and collectively, the “Purchasers”) and Collateral Agent.

Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Pledge Agreement or the Note Purchase Agreement.

The undersigned Subsidiary of Company (the “New Pledgor”) is executing this Supplement in accordance with the requirements of the Note Purchase Agreement and the Pledge Agreement to become a Pledgor under the Pledge Agreement in consideration for Notes previously issued for the account of Company.

Accordingly, Collateral Agent and the New Pledgor agree as follows:

SECTION 1.In accordance with Section 26 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof except for representations and warranties which by their express terms refer to a specific date. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations, does hereby create and grant to Collateral Agent, its successors and assigns, a security interest in and Lien on all of the New Pledgor’s right, title and interest in and to the Pledged Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a “Pledgor” or the “Pledgors” in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2.The New Pledgor represents and warrants to Collateral Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting Holders’ rights generally.

SECTION 3.This Supplement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. This

Supplement shall become effective when Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and Collateral Agent. Delivery of an executed signature page of this Supplement by facsimile transmission or pdf shall be effective as delivery of a manually executed counterpart hereof.

SECTION 4.The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule with respect to all its Pledged Collateral.

SECTION 5.Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 6.If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Supplement which are valid.

SECTION 7.All communications and notices hereunder shall be in writing and given as provided in the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature below.

SECTION 8.The New Pledgor agrees to reimburse Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for Collateral Agent in accordance with Section 23.8 of the Note Purchase Agreement.

IN WITNESS WHEREOF, the New Pledgor and Collateral Agent have duly executed this Supplement as of the day and year first above written.

[NEW PLEDGOR]

By:
Name:
Title:
Address:

Attention:
	Telecopier:	(___)___-____

Acquiom Agency Services LLC,
as Collateral Agent

By:
Name:
Title:

Schedule I to

Supplement No. __

to the Pledge Agreement

Pledged Stock

Pledgor	Record Holder	Pledged Subsidiary	Certificate Number	Number of Shares	%

Pledged Membership Interests

Pledgor	Pledged Subsidiary	Percentage of Membership Interest owned by the Pledgor

Pledged Partnership Interests

Pledgor	Pledged Subsidiary	Percentage of Partnership Interest owned by the Pledgor

EXHIBIT B

to

PLEDGE AGREEMENT

FORM OF PLEDGE AMENDMENT

Reference is hereby made to the Pledge Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) dated as of [•], 2024, by and among ______________ (the “Pledgor”), certain other Subsidiaries of Company from time to time signatory thereto and Acquiom Agency Services LLC, as Collateral Agent for the benefit of the Holders (in such capacity, the “Collateral Agent”), whereby the Pledgor has pledged certain capital stock, membership interests and partnership interests, as applicable, of certain Subsidiaries of Company as collateral to Collateral Agent, for the ratable benefit of the Holders, as more fully described in the Pledge Agreement. This Amendment is a “Pledge Amendment” as defined in the Pledge Agreement and is, together with the acknowledgments, certificates, and Powers delivered herewith, subject in all respects to the terms and provisions of the Pledge Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Pledge Agreement.

By its execution below, the Pledgor hereby agrees that (i) the [capital stock of the corporation(s)] [membership interests of the limited liability company(s)] [partnership interests of the partnership(s)] listed on Schedule I hereto shall be pledged to Collateral Agent as additional collateral pursuant to Section 2[(a)(b)(c)](ii) of the Pledge Agreement, (ii) such property shall be considered [Pledged Stock] [Pledged Membership Interests] [Pledged Partnership Interests] under the Pledge Agreement and be a part of the Pledged Collateral pursuant to Section 2 of the Pledge Agreement, and (iii) each such [corporation] [limited liability company] [partnership] listed on Schedule I hereto shall be considered a Pledged Subsidiary for purposes of the Pledge Agreement.

By its execution below, the Pledgor represents and warrants that it has full power and authority to execute this Pledge Amendment and that the representations and warranties contained in Section 6 of the Pledge Agreement are true and correct in all respects as of the date hereof and after taking into account the pledge of the additional [Pledged Stock] [Pledged Membership Interests] [Pledged Partnership Interests] relating hereto. The Pledge Agreement, as amended and modified hereby, remains in full force and effect and is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Pledgor has executed and delivered this Pledge Amendment as of this ____ day of ____________, ______.

[PLEDGOR]
By:
Name:
Title:

Schedule I

to

Pledge Amendment

Pledged Stock

Pledgor	Record Holder	Pledged Subsidiary	Certificate Number	Number of Shares	%

Pledged Membership Interests

Pledgor	Pledged Subsidiary	Percentage of Membership Interest owned by the Pledgor

Pledged Partnership Interests

Pledgor	Pledged Subsidiary	Percentage of Partnership Interest owned by the Pledgor

ACKNOWLEDGMENT

TO

PLEDGE AMENDMENT

The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Amendment, agrees promptly upon the request of Collateral Agent to note on its books the security interests granted under such Pledge Agreement, agrees that after the occurrence and during the continuance of an Event of Default it will comply with instructions originated by Collateral Agent without further consent by the Pledgor and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of Collateral Agent or its nominee or the exercise of voting rights by Collateral Agent or its nominee.

[NAME[S] OF ADDITIONAL PLEDGED
SUBSIDIARY[IES]]

By:
Name:
Title:

EXHIBIT C

to

PLEDGE AGREEMENT

FORM OF STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to _____________________________ _______ Shares of Common Stock of _______________________, a _______________ corporation, represented by Certificate No. ____ (the “Stock”), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint ___________________________________ as the undersigned’s true and lawful attorney, for it and in its name and stead, to sell, assign and transfer all or any of the Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

Dated: _______________
[PLEDGOR]

By:
Name:
Title:

Exhibit B

FORM OF SUBSIDIARY GUARANTY

CONTINUING SUBSIDIARY GUARANTY

Dated as of [__], 2024

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore made or granted to FRANKLIN STREET PROPERTIES CORP., a Maryland corporation (the “Company”), under that certain Note Purchase Agreement, dated as of October 17, 2017 (as amended by that certain First Amendment to Note Purchase Agreement, dated as of February 21, 2024, and as further amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Agreement;” capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Agreement) by and among the Company and the Purchasers party thereto.  Each of the undersigned Subsidiaries of the Company (such Subsidiaries are each a “Guarantor” and collectively, “Guarantors”) hereby jointly and severally furnish their guaranty as follows:

1.Guaranty. Each Guarantor hereby unconditionally and irrevocably, and jointly and severally with the other Guarantors, guarantees to the holders of Notes, the full and prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of the Guaranteed Obligations (as hereafter defined) and the punctual performance of all of the terms contained in the documents executed by the Company in connection with the Guaranteed Obligations. This Guaranty is a guaranty of payment and performance and is not merely a guaranty of collection. As used herein, the term “Guaranteed Obligations” means any and all existing and future indebtedness, obligations, and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums (including, without limitation, Make-Whole Amount), fees, indemnities, damages, costs, expenses or otherwise, of the Company to the holders of Notes arising under the Agreement, the Notes and the other Note Documents, and any instruments, agreements or other documents of any kind or nature now or hereafter executed in connection with the Agreement, the Notes and the other Note Documents (including all renewals, extensions, amendments, restatements and other modifications thereof and all costs, reasonable attorneys’ fees and expenses incurred by the holders of Notes in connection with the collection or enforcement thereof). Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities of the Company to the holders of Notes arising under the Agreement, the Notes and the other Note Documents, and any instruments, agreements or other documents of any kind or nature now or hereafter executed in connection with the Agreement, the Notes and the other Note Documents (including all renewals, extensions, amendments, restatements and other modifications thereof) which may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Guarantor or the Company under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and shall include interest that accrues after the commencement by or against the Company of any proceeding under any Debtor Relief Laws. Anything contained herein to the contrary notwithstanding, the obligations of any Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.

2.No Setoff or Counterclaim or Deduction. Each Guarantor shall to the extent permitted by applicable laws make all payments hereunder without setoff or counterclaim and free and clear of and without deduction.

3.Rights of Holders of Notes. Each Guarantor consents and agrees that holders of Notes may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as holders of Notes in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

4.Certain Waivers. Each Guarantor waives to the fullest extent permitted by law (a) any defense arising by reason of any disability or other defense of the Company or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any holder of Notes) of the liability of the Company; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Company; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require any holder of Notes to proceed against the Company, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in any holder of Note’s power whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies; (e) any benefit of and any right to participate in any security now or hereafter held by any holder of Notes; (f) any fact or circumstance related to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of such Guarantor under this Guaranty and (g) any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, other than the defense that the Guaranteed Obligations have been fully performed and indefeasibly paid in full in cash.

Each Guarantor expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing, in each case, other than the defense that the Guaranteed Obligations have been fully performed and indefeasibly paid in full in cash.

5.Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not the Company or any other person or entity is joined as a party.

6.Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the

Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full.  If any amounts are paid to any Guarantor in violation of the foregoing limitation, then, subject to the Intercreditor Agreement, such amounts shall be held in trust for the benefit of holders and shall forthwith be paid to holders to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

7.Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall, unless earlier released in accordance with the Agreement, remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash.  Notwithstanding the foregoing, and subject to the Intercreditor Agreement, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Company or any Guarantor is made, or any holder of Notes exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by holders of Notes in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and regardless of any prior revocation, rescission, termination or reduction.  The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

8.Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Company owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Company to such Guarantor as subrogee of any holder of Notes or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. During the continuance of an Event of Default under the Agreement, and subject to the terms of the Intercreditor Agreement, any such obligation or indebtedness of the Company to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the holders of Notes and the proceeds thereof shall be paid over to the holders of Notes on account of the Guaranteed Obligations.

9.Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Company under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the holders of Notes.

10.Expenses. Each Guarantor shall pay all out-of-pocket expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred in enforcing or defending any rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred in connection with any work-out or restructuring in respect of the Guaranteed Obligations and any incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

11.Miscellaneous. Any holder of Note’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor and conclusive, absent manifest error, for the purpose of establishing the amount of the Guaranteed Obligations; provided that the Note Register shall prima facie establish the principal amount of the Guaranteed Obligations. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Required Holders and each Guarantor. Sections 1, 2, 4, 6, 7, 8 and 9 of this Guaranty may not be waived, amended, supplemented or modified, except by a written instrument executed by each holder of Notes and each Guarantor. No failure by holders of Notes to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Required Holders and Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by any Guarantor for the benefit of any holder of Notes or any term or provision thereof.

12.Condition of the Company. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Company and any other guarantor such information concerning the financial condition, business and operations of the Company and any such other guarantor as such Guarantor requires, and that holders of Notes have no duty, and such Guarantor is not relying on any holder of Notes at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Company or any other guarantor (the guarantor waiving any duty on the part of any holder of Notes to disclose such information and any defense relating to the failure to provide the same).

13.Setoff. If an Event of Default has occurred and is continuing and if and to the extent any payment is not made when due hereunder, and subject to the Intercreditor Agreement, each holder of Notes and each of their respective Affiliates may setoff and charge from time to time any amount so due against any or all of each Guarantor’s accounts or deposits with such holder of Notes or their respective Affiliates.

14.Representations and Warranties. Each Guarantor represents and warrants that (a) it is organized and resident in the United States of America; (b) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary corporate or limited liability company, as applicable, authority has been obtained; (c) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (d) the making, existence, and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; and (e) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect.

15.Severability.  Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

16.Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Delivery of a counterpart in “pdf’ format shall be effective as delivery of an original counterpart hereof.

17.GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. This Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that such Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Required Holders (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the holders of Notes and their successors and assigns under the Agreement. Each Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in the State of New York, City of New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by any holder of Notes in connection with such action or proceeding shall be binding on each Guarantor if sent to such Guarantor by registered or certified mail at its address specified below or such other address as from time to time notified by such Guarantor. Each Guarantor agrees that, subject to Section 20 of the Agreement, any holder of Notes may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations, any and all information in such holder’s possession concerning each Guarantor this Guaranty and any security for this Guaranty. All notices and other communications to each Guarantor under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to such Guarantor at its address set forth below.

18.WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, EACH GUARANTOR AND EACH HOLDER OF NOTES EACH IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow.]

EXHIBIT B

Form of Series A Note

(Attached)

FORM OF SERIES A NOTE

FRANKLIN STREET PROPERTIES CORP.

8.0% SERIES A SENIOR NOTE DUE April 1, 2026

No. II-RA-	, 20

$	PPN: 35471R A#3

FOR VALUE RECEIVED, the undersigned, FRANKLIN STREET PROPERTIES CORP. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to _______, or registered assigns, the principal sum of _______ DOLLARS (or so much thereof as shall not have been prepaid) on April 1, 2026 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months), subject to adjustment pursuant to Section 1.2 of the Note Purchase Agreement referred to below, (a) on the unpaid balance hereof at the rate of 8.0% per annum from the date hereof, payable semiannually, on the 20th day of June and December in each year, commencing with the June 20th or December 20th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 10.0% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 24, 2017, as amended as of February 21, 2024 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (a) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (b) made the representation set forth in Section 6.3 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.  This Note amends and restates one or more of the Original Series A Notes originally issued on October 24, 2017, as detailed below.  In addition to the payment of interest as set forth in the initial paragraph hereof, from (and including) December 20, 2023 through (but excluding) the First Amendment Effective Date (as defined in the Note Purchase Agreement), interest on the Original Series A Notes amended and restated by this Note accrued interest at a rate of 4.49% per annum.  The Company agrees to pay such accrued interest, which remains unpaid as of the First Amendment Effective Date, on June 20, 2024.

Number(s) of Original Series A Notes that are amended and restated by this Note: ____________.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

FRANKLIN STREET PROPERTIES CORP.

By:
Name:
Its:

EXHIBIT C

Form of Series B Note

(Attached)

FORM OF SERIES B NOTE

FRANKLIN STREET PROPERTIES CORP.

8.0% SERIES B SENIOR NOTE DUE APRIL 1, 2026

No. II-BR-	, 20

$	PPN: 35471R B*6

FOR VALUE RECEIVED, the undersigned, FRANKLIN STREET PROPERTIES CORP. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to _______, or registered assigns, the principal sum of _______ DOLLARS (or so much thereof as shall not have been prepaid) on April 1, 2026 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months), subject to adjustment pursuant to Section 1.2 of the Note Purchase Agreement referred to below, (a) on the unpaid balance hereof at the rate of 8.0% per annum from the date hereof, payable semiannually, on the 20th day of June and December in each year, commencing with the June 20th or December 20th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 10.0% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 24, 2017, as amended as of February 21, 2024 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (a) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (b) made the representation set forth in Section 6.3 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. This Note amends and restates one or more of the Original Series B Notes originally issued on October 24, 2017, as detailed below.  In addition to the payment of interest as set forth in the initial paragraph hereof, from (and including) December 20, 2023 through (but excluding) the First Amendment Effective Date (as defined in the Note Purchase Agreement), interest on the Original Series B Notes amended and restated by this Note accrued interest at a rate of 4.76% per annum.  The Company agrees to pay such accrued interest, which remains unpaid as of the First Amendment Effective Date, on June 20, 2024.

Number(s) of Original Series B Notes that are amended and restated by this Note:

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

FRANKLIN STREET PROPERTIES CORP.

By:
Name:
Its: